   As filed with the SECURITIES AND EXCHANGE COMMISSION on April 25, 2000

                               Registration No.

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                          REGISTRATION STATEMENT ON

                                   FORM SB-2

                       UNDER THE SECURITIES ACT OF 1933


                         SKYLYNX COMMUNICATIONS, INC.
                (Name of Small Business Issuer in Its Charter)

          DELAWARE                        7375                  84-1360029
(State or Other Jurisdiction        (Primary Standard         (IRS Employer
      of Incorporation          Industrial Classification  Identification No.)
      of Organization)                Code Number)

                           600 South Cherry Street,
                                   Suite 400
                               Denver, CO  80246
                                (303) 316-0400
         (Address and Telephone Number of Principal Executive Offices)

                              Jeffery A. Mathias
                     President and Chief Executive Officer
                         SkyLynx Communications, Inc.
                            600 South Cherry Street
                                   Suite 400
                               Denver, CO 80246
                                (303) 316-0400
           (Name, Address and Telephone Number of Agent for Service)

                                  COPIES TO:

                             Karen A. Dewis, Esq.
                            McDermott, Will & Emery
                            600 13th  Street, N.W.
                            Washington, D.C. 20005
                                (202) 756-8000


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
Title of each
 class of                Amount         Proposed Maximum    Proposed Maximum     Amount of
securities to be         to be          Offering Price         aggregate         registration
registered              registered       per share (1)      offering price (2)      fee
----------------------------------------------------------------------------------------------------
Common Stock,           18,455,139         $1.6875            $ 31,143,047         $ 8,222
par value $ .001
per share

(1) Calculated in accordance with Rule 457(c) under the Securites Act of 1933, as amended, on the basis of the average of the bid and asked prices of our common stock on April 19, 2000

(2)  Estimated salary for the purpose of calculating the registration fee.

       Approximate Date of Commencement of Proposed Sale to the Public:
  From time to time after the effective date of this registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                                  PROSPECTUS

                         SkyLynx Communications, Inc.

                               18,455,139 SHARES

                                 COMMON STOCK

     This prospectus relates to an offering of shares of the common stock of SkyLynx Communications, Inc. by holders of our common stock. These persons are referred to in this prospectus as "selling security holders." The selling security holders:

     * have been issued common stock in connection with our capital raising activities;

     * have been or will be issued common stock upon conversion of shares of our series F convertible preferred stock; or

     * have been or will be issued common stock upon the exercise of warrants to purchase our common stock issued in connection with sales of our series F convertible preferred stock.

See the sections entitled "Selling Security Holders" and "Description of Securities."

     Selling security holders may sell shares covered by this prospectus at prices related to prevailing market prices or at negotiated prices. Our common stock is currently traded over-the-counter and quoted on the Over-the-Counter
(OTC) Electronic Bulletin Board under the symbol "SKYK". On April 20, 2000, the last reported bid price of our common stock was $2.125 and the last reported ask price was $2.3125.

     We will not receive any proceeds from the sale of the common stock. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this prospectus, see the section entitled "Selling Security Holders."

          Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on page 3 before investing in the common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is April   , 2000

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................    1
RISK FACTORS...............................................................    3
AVAILABLE INFORMATION......................................................    7
SELLING SECURITY HOLDERS...................................................    8
USE OF PROCEEDS............................................................    9
PLAN OF DISTRIBUTION.......................................................    9
LEGAL PROCEEDINGS..........................................................   10
MANAGEMENT.................................................................   11
PRINCIPAL STOCKHOLDERS.....................................................   13
DESCRIPTION OF SECURITIES..................................................   14
INDEMNIFICATION............................................................   18
DESCRIPTION OF BUSINESS....................................................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS.......................................   26
DESCRIPTION OF PROPERTY....................................................   31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................   32
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS...................   33
EXECUTIVE COMPENSATION.....................................................   34
CHANGES IN ACCOUNTANTS.....................................................   39
FINANCIAL STATEMENTS.......................................................  F-1

                              PROSPECTUS SUMMARY

                                  Our Company

     Please note that throughout this prospectus, the words, "we", "our" or "us" refer to SkyLynx Communications, Inc. and not to any of the selling security holders.

     We provide Internet connection and other Internet-related services to small and medium-sized businesses and residential customers. Since January 1999, we have acquired ten Internet service providers serving customers in areas of Arizona, California, Oregon, Nevada and Washington. We currently have approximately 42,000 subscribers to our services.

     Our plan is to acquire, invest in or enter into strategic arrangements with additional Internet access and enhanced Internet-related product and service providers in select markets in the United States. We intend to integrate these businesses and their products and services into our existing operations to provide Internet connection and advanced Internet-related products and services to small and medium-sized businesses.

     Our executive offices are located at 600 South Cherry Street, Suite 400, Denver, Colorado 80246, and our telephone number is (303) 316-0400.

                           Recent Developments


Reincorporation

     On December 14, 1999, we changed our state of incorporation from Colorado to Delaware by completing a merger of SkyLynx Communications, Inc., a Colorado corporation, with and into SkyLynx Communications, Inc., a Delaware corporation. As a result of our redomestication, the Delaware corporation succeeded to all the properties, assets, and liabilities of the Colorado corporation and automatically assumed all of the Colorado corporation's reporting obligations under the Securities Exchange Act of 1934, as amended. On the date of the redomestication, all issued and outstanding shares of the Colorado corporation's common stock and preferred stock were converted automatically into an equal number of shares of the common stock and preferred stock of the Delaware corporation. In addition, all outstanding options, warrants and other stock purchase rights of the Colorado corporation became the obligation of the Delaware corporation without modification or interruption.

Recent Financings

     In November 1999 we issued $1,950,000 in convertible promissory notes and warrants to 18 accredited investors in a private placement transaction. In connection with our February 2000 sale of series F convertible preferred stock, all of the convertible promissory notes automatically converted into 1,950 shares of series F convertible preferred stock and warrants exercisable for three years to purchase an aggregate of 749,665 shares of our common stock at an exercise price of $3.375 per share.

     On February 2, 2000, we sold 5,500 shares of our series F convertible preferred stock to three accredited investors in a private placement transaction. We received an aggregate gross proceeds of $5,500,000 from this transaction. Effective February 11, 2000, we sold an additional 7,866 shares of our series F convertible preferred stock to 62 accredited investors for an aggregate purchase price of $7,866,000.

Recent Acquisitions

     On February 11, 2000, we completed the acquisition of Alternate Access, Inc., an Internet service provider operating in the Seattle, Washington area serving approximately 7,000 customers. The aggregate purchase price for this acquisition was approximately $4.1 million consisting of $1.95 million in cash and 684,430 shares of our common stock. In connection with our acquisition of Alternate Access, Inc., we entered into an agreement to purchase 30% of the outstanding capital stock of PDGT.COM, INC., a Seattle provider of advanced telecommunications services to Internet service providers. The owner of PDGT.COM INC. is the former owner of Alternate Access, Inc. The aggregate purchase price for this transaction will be $1,150,000 in cash. On February 11, 2000, we purchased approximately 21.8% of PDGT.COM's outstanding capital stock for $750,000.

     On February 11, 2000, we completed the acquisition of Planetlink Communications, Inc. d/b/a Inforum Communications, an Internet service provider operating in the Sacramento - Placerville, California area serving approximately 1,600 customers. The aggregate purchase price for this acquisition was approximately $474,900, consisting of $237,450 in cash and 74,494 shares of our common stock.

Series D Exchange Offer

     On March 7, 2000, we commenced an exchange offer to the holders of our series D convertible preferred stock in which we offered to exchange each outstanding share of series D convertible preferred stock for one share of our series D-1 convertible preferred stock. The series D-1 convertible preferred stock is substantially identical in all respects to the series D convertible preferred stock, except that the conversion price for series D-1 convertible preferred stock is fixed at $1.00 per share, subject to specific adjustments for events that would result in dilution to the series D-1 holders. This means that each share of series D-1 convertible preferred stock is convertible into 1,000 shares of common stock, subject to these adjustments.

     Under the exchange offer, accrued and unpaid dividends on the series D convertible preferred stock were carried over and applied to the series D-1 convertible preferred stock.

     Holders of series D-1 convertible preferred stock will be eligible to sell the common stock issued upon conversion of the series D-1 convertible preferred stock under this prospectus in the same manner as a holder of series D convertible preferred stock.

     As of the date of this prospectus, all of the holders of our series D convertible preferred stock who were participants in the exchange offer described above have elected to exchange their shares of series D convertible preferred stock for shares of series D-1 convertible preferred stock, and no shares of series D convertible preferred stock are outstanding.

                                The Offering

     This prospectus relates to an offering of shares of our common stock by holders of our common stock. We refer to these persons as "selling security holders" in this prospectus. The selling security holders:

     * have been issued common stock in connection with our capital raising activities;

     * have been or will be issued common stock upon conversion of shares of our series F convertible preferred stock; or

     * have been or will be issued common stock upon the exercise of warrants issued in connection with our sales of series F convertible preferred stock.

We are registering the common stock covered by this prospectus in order to fulfill obligations we have under agreements with the selling security holders.

              Summary Pro Forma Condensed Combined Financial Data

The following summary pro forma condensed combined financial data give effect to our acquisitions of the assets of InterAccess Corp., Simply Internet, Inc., Inficad Computing and Design, LLC, and Net Asset, LLC, and our acquisition of the capital stock of CalWeb Internet Services, Inc. The unaudited pro forma condensed combined statement of operations data give effect to the acquisitions as if they had occurred as of January 1, 1999, combining our results for the year ended December 31, 1999 with those of Simply Internet, Inc., Net Asset, LLC, InterAccess Corp., Inficad Computing and Design, LLC, and CalWeb Internet Services, Inc. for the period from January 1, 1999 through the respective acquisition dates. The unaudited pro forma financial data do not purport to represent what our financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our financial position or results of operations for any future period. You should refer to other sections of this prospectus for more information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Combined Financial Statements" and the historical financial statements of SkyLynx Communications, Inc., InterAccess Corp., Simply Internet, Inc.,
Net Asset, LLC, Inficad Computing and Design, LLC and CalWeb Internet Services, Inc.



               Pro Forma Combined Statements of Operations Data
                                  (unaudited)
                                                       Year Ended December 31,
                                                                 1999
                                                                      Pro Forma
                                                          Actual      Combined

Statement of Operations Data:
  Revenues............................................   4,726,589    7,721,148
  Operating cost and expenses......................... (31,256,220) (36,601,567)
                                                       -----------  -----------
  Loss from operations................................ (26,529,631) (28,880,419)

  Interest and other income (expenses)................    (446,013)    (511,777)
                                                       -----------  -----------
  Net loss............................................ (26,975,644) (29,392,196)

  Preferred stock dividends and
    accretion of beneficial conversion feature of
    preferred stock................................... (13,461,480) (13,576,772)
                                                       -----------  -----------
  Net loss applicable to common stockholders.......... (40,437,124) (42,968,968)

  Basic loss per share................................       (3.44)       (3.59)

  Shares used in computing basic and diluted loss
    per share.........................................  11,763,251   11,976,695

                                 RISK FACTORS

     Before you buy shares of common stock from any selling security holder, you should be aware that an investment in the common stock involves various risks, including those described below. You should consider carefully these risk factors, together with all other information in this prospectus, before you decide to purchase shares of our common stock.

     Our shares of common stock represent a highly speculative investment. We have been operating at a loss since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

     Our strategy to acquire, invest in or enter into strategic arrangements with Internet service providers may not be successful. Our success will depend upon our ability to identify and acquire, invest in or enter into strategic arrangements with local Internet service providers and integrate these acquired businesses and their products and services into a comprehensive network that is able to operate efficiently and profitably.

     We believe that competition from other companies seeking to acquire or invest in Internet service providers is significant and that acquisition prices will rise with the growth in demand for these companies in the future. We may not be able to afford these higher prices. Any increase in acquisition prices could also increase the amount of goodwill and other intangibles associated with the purchase price we may pay for these companies.

     Between January 1, 1999 and February 11, 2000, we acquired ten Internet service providers. Prior to their acquisition by us, the businesses we acquired were operated as independent entities. We cannot assure you that we will be able to integrate the operations of these businesses successfully into our operations or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined business on a profitable basis. Our management group has been assembled only recently, and it may not be able to manage successfully the combined business to implement effectively our operating strategy and acquisition program.

     Any acquisitions or investments we make or strategic arrangements we enter into may result in potentially dilutive issuances of our securities, or our incurrence of additional debt. Further, these acquisitions, investments and strategic arrangements involve a number of special risks, including failure of the acquired business or investments to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired businesses and risks associated with unanticipated events or liabilities. In addition, the businesses that we have already acquired or other businesses that we may acquire in the future may not achieve anticipated revenues and earnings.

     Our failure to successfully integrate and operate any companies we have acquired or may acquire in the future, or inability to identify Internet related investment opportunities and strategic arrangements, and/or high-costs associated with these investments or arrangements, could have a material adverse effect on our business, financial condition or results of operations.

     We cannot be sure that we will have enough capital to finance our business strategy. We have have obtained only limited funds to date from the issuance of our capital stock. We will continue to require substantial additional funds for capital expenditures and related expenses in pursuit of our business strategy, including the acquisition of additional Internet service providers and the continued buildout and deployment of our Internet network. The timing and amount of this spending is difficult to predict accurately and will depend upon many factors. There can be no assurance that we can obtain commitments for additional financing on terms acceptable to us, or at all. We may seek additional funds through public offerings or private placements of our debt or equity securities. Most of these public offerings or private placements will not require the prior approval of our shareholders. If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Additionally, we may grant registration rights to investors purchasing equity or debt securities. Debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may be unable to execute our business strategy, which would have a material adverse effect on our business, financial condition and results of operations.

     We have a lack of operating history. Our company was incorporated in 1996, and from our inception until March 1998, we conducted no operations and generated no significant revenue. Our operations are subject to all of the risks inherent in a start-up business enterprise. These risks include the absence of a substantial operating history, shortage of cash, under-capitalization and lack of experience in our chosen industry. We expect to encounter various problems, expenses, complications and delays in connection with the development of our business. The profit potential of our business model is unproven and there can be no assurance that our services will achieve commercial acceptance.

     Our success is dependent upon pricing of our services and obtaining customers. Because we provide commercial Internet subscription services, our success depends upon the willingness of subscribers to pay the installation
costs and monthly fees of our services.   We cannot predict whether demand for
our services will materialize at the prices we expect to charge or whether the market will accept prices we may set. Our failure to achieve or sustain desired pricing levels or to obtain a sufficient number of subscribers for our services could have a material adverse effect on our business, financial condition or results of operations. Our ability to attract subscribers and generate future revenues will be dependent on a number of factors, many of which are beyond our control. We can provide no assurance that we will be able to increase our subscriber base. Because of these variables, we are unable to accurately forecast our revenues.

     We have a history of operating losses, depletion of working capital and financial instability. Since our inception, we have experienced significant net losses and have acccumulated significant working capital deficits. We expect these losses and deficits to continue for an undetermined period of time. Since the commencement of our operations, we have earned only limited operating revenues. There can be no assurance that we will be able to sustain revenues or achieve profitable operations.

     We may suffer losses as a result of pending lawsuits. We are presently involved in the lawsuits described in this prospectus in the section entitled "Legal Proceedings." If any of these matters are determined adversely to our interests, we may be required to issue additional shares of our common stock and/or pay money damages. Even if we prevail in all of the matters, the cost of the litigation could be substantial. In addition, our management may have to devote a substantial amount of time to these lawsuits. Accordingly, our pending litigation could have a material adverse effect on our business, financial condition and results of operations.

     We rely on key employees whose absence could adversely affect our ability to execute our business strategy. Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. Competition for these employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our business strategy is often lengthy. Once these employees are hired, there can still be intense competition for their services from other businesses, including other start-up or Internet-related businesses. If we are successful in implementing our business strategy, additional strain will be placed on our managerial, operating, financial and other resources.

     In addition, we are highly dependent upon the experience, abilities and continued efforts of our senior management, especially Jeffery A. Mathias, our President and Chief Executive Officer. We do not presently maintain "key man" life insurance with respect to the members of our senior management. Our inability to attract key personnel or the loss of the services of one or more of the key members of our senior management, including Mr. Mathias, could have a material adverse effect on our business, financial condition or results of operations.

     Competition could adversely affect our revenues. The market for the provision of Internet services to businesses and residential customers is extremely competitive, and we expect that competition will intensify in the future. In addition to other Internet service providers, we may face competition from businesses in other industries seeking to provide Internet connection and Internet-related services. Virtually all of our competitors and potential competitors have substantially greater financial, technical and marketing resources, larger subscriber bases, longer operating histories and greater name recognition than we have. In addition, these competitors may have more established relationships with advertisers and content and application providers than we do. These competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing Internet services than we can. We can provide no assurance that we will be able to compete successfully against our current or future competitors. Further, in response to competition, we may make pricing, service or marketing decisions that could have a material adverse effect on our business, financial condition or results of operations.

     We may incur expenses or suffer a loss of business if our network fails. Our success will depend in part upon our ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, systems failures and similar events. The occurrence of a natural disaster or other unanticipated problems at our network operations center or at any of our regional operating locations could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

     We may lose customers if we are unable to respond to technological change in the industry. The market for Internet service is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our system, particularly in response to our competition. We can provide no assurance that we will be successful in responding quickly, cost effectively or sufficiently to these developments. In addition, we may be required to make substantial expenditures in order to adapt to new Internet technologies or standards. These expenditures could have a material adverse effect on our business, financial condition or results of operations.

     The adoption of the Internet for commerce and communications, particularly by those enterprises that have historically relied upon alternative means of commerce and communication, generally requires understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information, or in relationships with other Internet service providers, may be reluctant and slow to adopt a new strategy that may make their existing personnel, infrastructure or Internet service provider relationship obsolete. Failure of the Internet market to develop or unexpectedly slow development of the Internet market may have a material adverse affect on our business, financial condition or results of operations.

     We may lose customers or incur significant expenses as a result of security breaches of our network. Despite our implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees, or others. A person gaining unauthorized access to our network may be able to view and download confidential information stored on our systems or the systems of our subscribers. We could be found liable to our subscribers for unauthorized access and we may lose potential subscribers if they perceive our system to be unsafe. Although we have implemented industry standard security measures, similar measures have been circumvented in the past, and we can provide no assurance that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of our services, which could have a material adverse effect on our business, financial condition or results of operations.

     We may incur liability related to our network technology or the information or content on our network. We may face liability under federal, state or foreign laws for defamation, copyright, trademark or patent infringement, negligence, obscenity or other claims related to the information or data on our network or the technology used in our network. This potential liability may require us to expend substantial resources or discontinue some of our services. Although we carry general liability insurance, our insurance may not cover or fully indemnify us for all liability that we may incur. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

     Future sales of additional shares of our common stock into the market may depress the market price of our common stock. We have issued common stock, options and warrants to purchase our common stock, and preferred stock which is convertible into our common stock. In the future, we may issue additional common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

     Issuance of preferred stock may adversely affect holders of our common stock. Our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 50,000,000 shares of preferred stock with such rights, preferences and limitations as the Board determines in its discretion. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock, and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts and could delay or prevent a change in control of our company through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or more costly to achieve.

     The events described in forward-looking statements we make in this prospectus may not occur. This prospectus contains forward-looking statements as that term is defined in the federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions made or to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," "continue," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to the factors discussed in the risk factors described above. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.


                             AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy our filings at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form SB-2 to register the shares of our common stock to be sold by the selling security holders. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the SEC, and on the SEC's web site, as described above.

                           SELLING SECURITY HOLDERS


         The selling security holders are offering to sell 18,455,139 shares of our common stock covered by this prospectus. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         The following table lists:

         o the selling security holders eligible to sell shares of common stock under this prospectus;

         o the number of shares beneficially owned by each selling security holder prior to this offering;

         o the maximum number of shares each selling security holder may sell under this prospectus; and

         o the number of shares each selling security holder will beneficially own after the completion of the offering, assuming each selling security holder does not acquire additional shares prior to the completion of this offering.


                                                           Number of shares    Maximum number of     Number of shares
                                                             beneficially      shares to be sold    beneficially owned
                                                             owned prior        in offering (2)       after offering
                                                           to offering (1)
AAH Cashpoint Equity, L.L.C.                                         750,000              750,000                     0
Jason Adelman                                                         25,000               25,000                     0
Alda Limited Partnership                                              83,067               83,067                     0
Dean Alexander                                                        75,000               75,000                     0
Apollo Capital Fund, L.L.C.                                          200,000              200,000                     0
Julia Balk                                                            10,000               10,000                     0
Matthew Balk                                                         100,000              100,000                     0
Scott J. Barraclough                                                  25,000               25,000                     0
Spencer Beal                                                          25,000               25,000                     0
Belle Haven Investment LP                                             50,000               50,000                     0
Jeffrey Benton                                                       154,611               54,611               100,000
William Benton                                                       274,222               99,222               175,000
BE Partners                                                          100,000              100,000                     0
Gary Berardi                                                          70,767               20,767                50,000
Ivan Berkowitz                                                       250,000              250,000                     0
Bess Holdings, Ltd.                                                1,830,000            1,830,000                     0
Harvey Bibicoff                                                       75,000               75,000                     0
Marilyn A. Bradshaw                                                   10,000               10,000                     0
Robert Brooks                                                        122,689               47,689                75,000
Canpartners Investments IV, LLC                                    1,000,000            1,000,000                     0
Carlow Investments, Ltd.                                           1,830,000            1,830,000                     0
Cluck Investments, L.L.C.                                             50,000               50,000                     0
Cranshire Capital L.P.                                               500,000              500,000                     0
The Dot Com Fund LLC                                                 500,000              500,000                     0
John P. Fowler                                                        30,000               30,000                     0
Ralph Giorgio                                                        150,000              150,000                     0
Merril Lynch FBO Stephen Gladstone IRA                               150,000              150,000                     0
Christopher Healy                                                     50,000               50,000                     0
Tim Healy                                                             15,000               15,000                     0
Brian J. Henry                                                        25,000               25,000                     0
Richard Hoffman                                                       50,000               50,000                     0
Homice Investments Ltd                                               692,222              692,222                     0
Hyman Family Trust                                                    28,000               28,000                     0
Zubair Kazi                                                          500,000              500,000                     0
Brian R. Kenny                                                        26,000               26,000                     0
Bear Sterns Gerold FL Klauer IRA                                     500,000              500,000                     0
Lawrence Kupferberg, Trustee,                                         62,000               62,000                     0
     The Evan Todd Heller 1997 Trust
Lawrence Kupferberg, Trustee,                                         62,000               62,000                     0
     The Rachel Beth Heller 1997 Trust
Lampe Conway & Co.                                                    27,000               27,000                     0
Leyton Investments, Ltd.                                           1,840,000            1,840,000                     0
Les Lieberman                                                         50,000               50,000                     0
Christina Liff                                                        50,000               50,000                     0
Vincent Lijoi and Dawn Lijoi                                          15,000               15,000                     0
Peter S. MacLeod                                                      30,000               30,000                     0
Mehrnoush Mahjobi                                                     25,000               25,000                     0
Ann Mantegrano                                                        25,000               25,000                     0
Mattison Family Trust                                                415,333              415,333                     0
The Mattison Foundation, Inc.                                        207,667              207,667                     0
William C. Mattison, Jr.                                             415,333              415,333                     0
William C. Mattison, Jr. IRA Rollover                                415,333              415,333                     0
Jason M. McLoy                                                         8,000                8,000                     0
James Munro, Jr.                                                      30,000               30,000                     0
Patrick Murphy                                                       154,611               54,611               100,000
Robert M. Murphy                                                     154,611               54,611               100,000
Delaware Charter Guarantee & Trust                                   125,000              125,000                     0
     Custodian FBO David S. Nagelberg
     IRA
Robert H. Neugebauer                                                  25,000               25,000                     0
Michael Nichols                                                       45,000               20,000                25,000
Kevin O'Connell                                                       25,000               25,000                     0
James Oliphant                                                        90,767               40,767                50,000
Matt Oristano                                                         41,533               41,533                     0
The Oristano Foundation, Inc.                                         41,533               41,533                     0
Victor Oristano                                                       41,533               41,533                     0
George M. Ring                                                       250,000              250,000                     0
RPM Asset Management Corp.                                           389,989              139,989               250,000
James Rubenstein                                                      39,000               39,000                     0
Dan Shedrick                                                         250,000              250,000                     0
Kathy Simpson                                                         39,000               39,000                     0
Aet Singer IRA                                                       150,000              150,000                     0
Eric Singer                                                       740,000(3)              100,000               240,000
Eric Singer IRA                                                      250,000              250,000                     0
Timothy Sommerfield                                                   50,000               50,000                     0
Michael D. Stallings                                                  26,700                5,000                21,700
Laura Weiss Synnott                                                   20,000               20,000                     0
Vincent Tese                                                         250,000              250,000                     0
Frederick F. Tramutola, Jr.                                           43,844               13,844                30,000
Richard B. Trull                                                     195,000              195,000                     0
Norman Tulchin                                                       300,000              100,000               200,000
Eugene S. Tuma                                                  1,337,374(4)              789,474               547,900
Scott Weismann                                                        25,000               25,000                     0
David Wiener                                                          50,000               50,000                     0
Dennis Wolff                                                          25,000               25,000                     0
Zaykowski Partners, L.P.                                              40,000               40,000                     0
Bulk Trade Inc.                                                    1,000,000            1,000,000                     0
H.C. Wainwright & Co., Inc.                                          500,000              500,000                     0
Continental Capital & Equity Corporation                             100,000              100,000                     0
Total:                                                            20,819,739           18,455,139             1,964,600


(1) The shares listed have been or will be acquired by the selling security holders:

                o    through direct purchases;
                o upon conversion of shares of shares of our series D-1 or series F convertible preferred stock; or
                o upon exercise of warrants issued in connection with our capital raising activities.

(2) The shares listed have been or will be acquired by the selling security holders:

                o upon conversion of shares of our series F convertible preferred stock; or
                o upon exercise of warrants issued in connection with our capital raising activities.

(3) Includes 100,000 shares issuable upon conversion of shares of our series F convertible preferred stock held by the Eric Singer IRA and 150,000 shares issuable conversion of shares of our series F convertible preferred stock held by the Aet Singer IRA.

(4) Includes 7,500 shares issuable upon conversion of shares of our series C convertible preferred stock held by Eugene Tuma & Associates, Inc., a corporation controlled by Mr. Tuma, 67,500 shares issuable upon conversion of shares of our series C convertible preferred stock held by Mr. Tuma and 526,316 shares issuable upon exercise of a warrant we have issued to Mr. Tuma.

         Upon completion of this offering and assuming each selling security holder does not acquire additional shares of our common stock prior to the completion of this offering, no selling security holder will beneficially own more than one percent of our common stock, except:

                o RPM Asset Management Corp. will beneficially own approximately 1.2% of our common stock ;
                o Eric T. Singer will beneficially own approximately 1.2% of our common stock; and
                o Eugene S. Tuma will beneficially own approximately 2.7 % of our common stock.

The percentages listed above are based on 20,262,164 shares of our common stock outstanding as of April 20, 2000.

         We will pay all expenses to register the shares, except that the selling security holders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys fees and other expenses to the extent applicable to them.

         We have agreed to indemnify the selling security holders and their affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this offering. The selling security holders have agreed to indemnify us and our directors and officers, as well as any persons controlling our company, against liabilities, including liabilities under the Securities Act, relating to information supplied by them for use in this prospectus. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable.

                                USE OF PROCEEDS

     We will not receive any proceeds when selling security holders sell shares of common stock under this prospectus. We have received proceeds from the sale of the convertible preferred stock. We also may receive proceeds from the exericse of the warrants.



                             PLAN OF DISTRIBUTION

     Selling security holders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:

     .    transactions in the over-the-counter market,

     .    transactions on a stock exchange that lists our common stock, or

     . transactions negotiated between selling security holders and purchasers, or otherwise.

     Broker-dealers or agents may purchase shares directly from a selling security holder or sell shares to another party on behalf of a selling security holder. Broker-dealers may charge commissions to both selling security holders selling common stock and purchasers buying shares sold by a selling security holder. If a broker buys shares directly from a selling security holder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling security holder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling security holders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, selling security holders must comply with regulations relating to distributions by selling security holders, including Regulation M under the Securities Exchange Act of 1934, as amended.

     Some states may require that registration, exemption from registration or notification requirements be met before selling security holders may sell their common stock. Some states may also require selling security holders to sell their common stock only through broker-dealers.

                               LEGAL PROCEEDINGS

     We are a party to the following material legal proceedings:

1.   In re: Cable Corporation of America d/b/a Paradise Cable (United States
     --------------------------------------------------------
Bankruptcy Court, Middle District of Florida, Tampa Division).


     On May 12, 1999, the United States Bankruptcy Court for the Middle District of Florida confirmed a plan of reorganization involving Cable Corporation of America, which does business under the name Paradise Cable Corporation. The plan of reorganization provided for the transfer to us of substantially all of Cable Corporation's assets, including wireless cable licenses issued by the Federal Communications Commission (FCC) to a subsidiary of Cable Corporation. The consideration we will pay in this transaction will be 220,000 shares of our common stock and our assumption of approximately $891,000 of indebtedness, plus accrued interest, previously owed by Paradise to the FCC. On June 3, 1999, the effective date of the plan of reorganization, we delivered 120,000 shares of common stock to the disbursing agent in the bankruptcy.

     On October 8, 1999, E. Paul Hansen, the Former Chairman of the Board of Cable Corporation and a creditor in the bankruptcy proceeding, filed a complaint in the United States Bankruptcy Court, Middle District of Florida, seeking to revoke the confirmation order. The complaint alleged that we failed to disclose material facts during the bankruptcy and reorganization process and that this failure was an intentional omission that constituted fraud on the court.

     In response to Mr. Hansen's complaint, we filed a motion for summary judgment with the bankruptcy court on October 15, 1999, asserting that there were no issues of material fact in the proceeding and that we were entitled to judgment as a matter of law. On January 7, 2000, the bankruptcy court granted our motion for summary judgment on all issues, and ruled that we were entitled to recover any costs incurred in the action from Mr. Hansen. Mr. Hansen has appealed the bankruptcy court's ruling to the United States District Court for the Middle District of Florida. The appeal is still pending.

     On February 16, 2000, Morse, Berman & Gomez P.A., the disbursing agent in the bankruptcy proceeding, filed a complaint with the United States Bankruptcy Court for the Middle District of Florida seeking a declaration that we are in breach of the terms of the bankruptcy plan and confirmation order for failing to pay a portion of the consideration for the Cable Corporation assets. In the complaint, the disbursing agent seeks damages and rescission of the transactions already consummated under the bankruptcy plan. We believe this complaint is without legal merit and intend to defend it vigorously.

     2. Investment Management of America, Inc. v. SkyLynx Communications, Inc.,
        -----------------------------------------------------------------------
(Circuit Court in and for Sarasota County, Florida, Case No. 9915657 CA). On November 29, 1999 Investment Management of America Inc. filed suit against us in the Sarasota County Circuit Court, alleging that we had breached a purported agreement for services to be rendered by Investment Management. The complaint demanded that we issue 300,000 shares of our common stock to Investment Management pursuant to the purported agreement. On December 30, 1999, we filed an answer to Investment Management's complaint, denying all of Investment Management's claims and asserting affirmative defenses, including the lack of an enforceable agreement between the parties. On January 11, 2000, Investment Management filed a reply to our answer which denied our affirmative defenses. We have begun discovery in this case and intend to defend it vigorously.

                                  MANAGEMENT

     The following table sets forth the name, age and position of our directors and executive officers:

     Name                  Age  Position
     Jeffery A. Mathias     40  President, Chief Executive Officer and Director
     Francis P. Ragano      70  Chairman of the Board
     J. Samuel Ridley       50  Director, Vice Chairman of the Board
     Robert J. Smith        42  Director
     James E. Maurer        39  Chief Financial Officer and Director
     Steven R. Jesson       51  Vice President, Integration
     Ned Abell              45  Vice President, Mergers and Acquisitions
                                  and Secretary
     David H. Roberts       32  Vice President, Business Development
     Jenny J. Kim           32  Vice President, Legal Affairs/General Counsel


     JEFFERY A. MATHIAS has been a director and our Chief Executive Officer since October 1998 and has served as our President since July 1998. From June 1997 to June 1998, Mr. Mathias was the Vice President of Business Development of Network System Technologies Inc., a provider of wireless Internet service. From August 1995 to May 1997, Mr. Mathias was Chairman and Chief Executive Officer of Wireless Holdings International, a start-up venture pursuing wireless cable television projects in Europe. From December 1993 to August 1995, Mr. Mathias was the Director of International Development and a director of American Telecasting, Inc., a leading wireless cable provider in the U.S.

     FRANCIS P. RAGANO, Major General, U.S. Army (RET), has been a director since February 1998 and has been our Chairman of the Board since July 1999. From 1988 until June 1999, Mr. Ragano was President and CEO of CMS, Inc., a wholly-owned subsidiary of Daimler-Benz GmbH. He is currently a director of Irvine Sensors, a manufacturer of infra-red sensors.

     ROBERT J. SMITH has been a director since August 1999. From 1993 to 1998, Mr. Smith held various management positions at America Online, Inc., including Founder, Senior Vice President and General Manager of AOL's Digital Cities network, Vice President of Affiliate Development, General Manager of AOL's Lifestyles and Interests Channel and Manager of Business Development. Since January 2000, Mr. Smith has been the Managing Director and Chief Executive Officer of Vector Development, LLC, which develops and supports early stage Internet companies.

     J. SAMUEL RIDLEY has been a director since August 1999, and has been Vice Chairman of our Board since December 29, 1999. Since March 2000, Mr. Ridley has been the President of telX Communications Corporation, a full service provider of colocation and value-added telecommunications services to Internet service providers and telecommunications carriers. Since January 2000, Mr. Ridley has also been a member of the Advisory Board of Intralinks Inc., which provides software solutions for secure business information transfer. From 1998 to 1999, Mr. Ridley was Senior Vice President and Head of Corporate Development for US West. From 1986 to 1998, Mr. Ridley served as Senior Vice President and was a member of the management committee of Polaroid Corporation. From 1993 to 1996, Mr. Ridley was Senior Vice President, Strategic Development and Acquisitions for Lane Industries, Inc., which conducted business in the office products, hospitality, radio and protection services industries.

     JAMES E. MAURER has been our Chief Financial Officer since December 1998, and has been a director since July 1999. From August 1997 to December 1998, Mr. Maurer was the Director of Finance for Formus Communications, Inc., an Internet access and data transport business serving international markets. Mr. Maurer served as a consultant to Formus Communications from April 1997 to August 1997. From September 1995 to April 1997, Mr. Maurer was Vice President of Finance for Wireless Holdings International, a startup venture pursuing wireless cable television projects in Europe. From June 1994 to April 1995, Mr. Maurer worked for American Telecasting, Inc. as its Director of Financial Planning and Analysis.

     STEVEN R. JESSON has served as our Vice President, Integration since January 1999. Mr. Jesson worked with Wedbush Morgan Securities as Vice President/Sales Office Manager for the San Francisco Bay Area from September 1997 to September 1998. From March 1986 to July 1997, Mr. Jesson worked in various positions at Fidelity Brokerage Services, Inc., a wholly owned division of Fidelity Investments, most recently as Regional Vice President with responsibility for over 19 offices and over 300 employees.

     NED ABELL has served as our Vice President, Mergers and Acquisitions since September 1998. From August 1994 to August 1998, Mr. Abell was Director of Corporate Development of American Telecasting, Inc., with responsibility for merger and acquisition activities.

     DAVID H. ROBERTS has served as our Vice President, Business Development since January 1999. From October 1997 until January 1999, Mr. Roberts served as Managing Director of The Hunter Group, a Washington, D.C. based consulting firm advising developmental stage and medium-sized businesses. From October 1993 to September 1997, Mr. Roberts was Vice President of Adelphi Group, a consulting firm specializing in corporate development in the telecommunications and transportation industries.

     JENNY J. KIM has been our General Counsel and Vice President, Legal Affairs since July 1999. From December 1997 until July 1999, Ms. Kim was a corporate transactional attorney with the Silicon Valley office of McDermott, Will & Emery. From May 1996 to December 1997, Ms. Kim was associated with the law firm of Graham & James LLP, and from December 1994 to May 1996 Ms. Kim was associated with the law firm of King, Shapiro, Mittelman & Buchman.

                            PRINCIPAL STOCKHOLDERS

     The following table lists the number of shares of our company stock owned by:

     . each person who owned of record, or was known to beneficially own more than five percent (5%) of our outstanding shares of common own stock;

     . each of our directors, our chief executive officer and our four other most highly compensated executive officers during 1999; and

     .    all of our current directors and executive officers as a group.

                                                      Number of
                                                        Shares
                                                     Beneficially       Percent of
Name and Address of Beneficial Owner (1) (2)            Owned           Class (3)
Jeffery A. Mathias                                     995,601(4)        4.7%
James E. Maurer                                        703,948(4)        3.4%
Francis P. Ragano                                      325,128(5)        1.6%
J. Samuel Ridley                                        75,000(4)          *
Robert Smith                                            75,000(4)          *
David H. Roberts                                       480,079(4)        2.3%
Ned Abell                                              414,800(4)        2.0%
Steven R. Jesson                                       207,231(6)        1.0%
Gary L. Brown                                        1,488,439(7)        7.3%
  718 Siesta Key Circle
  Sarasota, FL 34242
Network System Technologies, Inc.                    1,495,985(8)        7.4%
  55 South Market Street
  Suite 240
  San Jose, CA 95431
Bess Holdings Ltd.                                   1,830,000(9)        8.3%
  c/o Parker Chapin Flattau & Kimpl
  1211 Avenue of the Americas
  New York, NY 10036
Carlow Investments IV LLC                            1,830,000(9)        8.3%
  c/o Parker Chapin Flattau & Kimpl
  1211 Avenue of the Americas
  New York, NY 10036
Leyton Investments, Ltd.                             1,840,000(9)        8.3%
  c/o Parker Chapin Flattau & Kimpl
  1211 Avenue of the Americas
  New York, NY 10036
Eugene S. Tuma                                       1,337,374(10)       6.4%
  15 Edgehill Drive
  Allison Park, PA 15101
All directors and executive officers as a group
(9 persons)                                          3,592,020          15.1%

-------------------

* less than one percent

(1) Unless otherwise noted, each stockholder's address is c/o SkyLynx Communications, Inc., 600 South Cherry Street, Suite 400, Denver, CO 80246.

(2) Unless otherwise noted, each stockholder exercises sole investment and voting power with respect to the share listed.

(3) The applicable percentage is based on 20,262,164 shares outstanding as of April 20, 2000.

(4) Consists entirely of shares issuable pursuant to options exercisable within 60 days.

(5) Includes 200,000 shares issuable pursuant to options exercisable within 60 days, 10,000 shares issuable upon exercise of warrants and 5,000 shares issuable upon conversion of our series A convertible preferred stock held by Mr. Ragano.

(6) Includes 182,231 shares issuable pursuant to options exercisable within 60 days.

(7) Includes 1,013,442 shares held in joint tenancy with Mr. Brown's wife, 204,000 shares held in the name of Mr. Brown's wife, 100,000 shares held by Mr. Brown's daughter, 28,000 shares held by Mr. Brown's son and 60,000 shares held by Lineshark Communications, Inc., an entity controlled by Mr. Brown.

(8) Network System Technologies, Inc., a California corporation, is the record owner of these shares. Voting and investment power with respect to these shares is exercised by Network System's Board of Directors, which is comprised solely of Eduardo J. Moura, Tony Coelho and J.R. Gallucci. Messrs. Moura, Coelho and Gallucci disclaim beneficial ownership with respect to these shares for purposes of Section 16 under the Securities and Exchange Act of 1934, as amended.



(9) Consists entirely of shares issuable upon conversion of shares of our series F convertible preferred stock.

(10) Includes 7,500 shares issuable upon conversion of shares of our series C convertible preferred stock held by Eugene Tuma & Associates, Inc., a corporation controlled by Mr. Tuma, 67,500 shares issuable upon conversion of shares of our series C convertible preferred stock held by Mr. Tuma, 526,316 shares issuable upon exercise of a warrant we have issued to Mr. Tuma.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. The following summary of provisions applicable to our common stock and preferred stock is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation and Amended Bylaws and by the provisions of applicable law.

Common Stock


     As of April 20, 2000, 20,262,164 shares of our common stock were outstanding and held by 212 holders of record.

     Each holder of shares of common stock is entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. The common stock does not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock are able to elect all of our directors and, in this event, the holders of the remaining shares would not be able to elect any directors.

     Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never declared or paid cash dividends on our common stock and it is our present intention not to pay any cash dividends to holders of common stock but to reinvest our earnings, if any. The shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and all shares of common stock offered by this prospectus will be, upon issuance and sale, duly authorized, validly issued, fully paid and nonassessable.

     Under the agreement and plan of reorganization related to our acquisition of SkyLynx Express Holdings Inc., Network System Technologies, Inc. has the right to acquire a proportional amount of any additional shares of common stock we issue in the future as long as Network System owns more than 10% of our outstanding common stock at the time we issue those shares. Network System's right to acquire additional shares does not apply to:

     . shares we issue to our directors, officers, employees or agents as compensation, including shares issued upon exercise of stock options we grant as compensation;

     . shares we issue upon the conversion of convertible securities or the exercise of options or warrants issued by authorization of our Board of Directors; or

     .    shares we issue for consideration other than cash.

     Network System is a beneficial holder of approximately 7.6% of our common stock. See "Principal Stockholders."

Preferred Stock

     Our Board of Directors may, without shareholder approval and subject to the rights of the holders of our existing preferred stock, establish and issue shares of one or more classes of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control of our company without any action by shareholders.

     As of April 20, 2000, our issued and outstanding preferred stock consisted of the following:

     .    358,566 shares of series A convertible preferred stock;

     .    696,419 shares of series C convertible preferred stock;

     .    1,440 shares of series D-1 convertible preferred stock; and

     .    16,066 shares of series F convertible preferred stock.

     Each series of preferred stock ranks prior to the common stock and equally with each other series of preferred stock with respect to the payment of dividends and the right to share in our assets upon liquidation.

     Series A Convertible Preferred Stock.

     Each share of our series A convertible preferred stock is convertible voluntarily by the holder into one share of our common stock, subject to adjustments, after the earlier of one year following the date of issue or upon the effective date of a registration statement covering the conversion shares. Unless earlier converted by their holder, all of the shares of our series A convertible preferred stock will automatically convert into shares of common stock on the third anniversary of the date of issuance of the series A convertible preferred stock, or sooner in some circumstances, including the share price of our common stock exceeding $6.00 for ten consecutive trading days.

     Holders of the series A convertible preferred stock are entitled to receive payment of dividends at the annual rate of $0.40 per share. Dividends on the series A convertible preferred stock are cumulative. Holders of the series A convertible preferred stock are also entitled to participate, pro rata, in dividends paid on the outstanding shares of common stock after payment of dividends on the preferred stock.

     The outstanding shares of series A convertible preferred stock have a liquidation preference equal to $4.00 per share. Holders of series A convertible preferred stock are not entitled to demand, and we are not required or entitled to effect, the redemption of any of the shares of series A convertible preferred stock.

     Holders of series A convertible preferred stock are entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series A convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series A convertible preferred stock may be converted.

     Series C Convertible Preferred Stock.

     Each share of our series C convertible preferred stock is convertible voluntarily by the holder into one share of our common stock, subject to adjustments. Unless sooner converted by their holders, all of the shares of our series C convertible preferred stock will automatically convert into shares of common stock on the third anniversary of the date of issuance of the series C convertible preferred stock.

     Holders of the series C convertible preferred stock are entitled to receive payment of dividends at the annual rate of $0.40 per share. Dividends on the series C convertible preferred stock are cumulative and are payable in the form of additional shares of series C convertible preferred stock. Holders of the series C convertible preferred stock are also entitled to participate, pro rata, in any dividends paid on the outstanding shares of common stock, after payment of dividends on the preferred stock.

     The outstanding shares of series C convertible preferred stock have a liquidation preference equal to $4.00 per share. Holders of series C convertible preferred stock are not entitled to demand, and we are not required to effect, the redemption of any of the shares of series C convertible preferred stock.

     Holders of series C convertible preferred stock are entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series C convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series C convertible preferred stock may be converted.

Series D-1 Convertible Preferred Stock.

        The conversion price is subject to adjustment in the event we commence an underwritten public offering of our common stock or for events such as stock splits and business combinations involving an exchange of our common stock. Unless sooner converted by their holders, all of the shares of our series D-1 convertible preferred stock will automatically convert into shares of common stock three years after the date of our original issuance of our series D convertible preferred stock, which date may be extended under some circumstances. Notwithstanding the foregoing, the shares of series D-1 convertible preferred stock will not convert into shares of common stock to the extent that the aggregate number of shares of common stock beneficially owned by a holder of series D-1 convertible preferred stock and its affiliates following conversion would exceed 4.99% of the outstanding shares of our common stock.

        Holders of the series D-1 convertible preferred stock are entitled to receive payment of dividends at the annual rate of $50 per share. Dividends on the series D-1 convertible preferred stock are cumulative and are payable in shares of common stock or cash, at the option of the holders of the shares of series D-1 convertible preferred stock, except that dividends on the series D-1 convertible preferred stock are payable only in shares of common stock upon any conversion of the series D-1 convertible preferred stock into shares of common stock or upon the redemption of the series D-1 convertible preferred stock.

        The outstanding shares of series D-1 convertible preferred stock have a liquidation preference equal to $1,000 per share plus any accrued and unpaid dividends.

        If after April 16, 2000, our common stock is trading for less than $3.00 per share, we may redeem all or a portion of the series D-1 convertible preferred stock outstanding at a price per share equal to $1,200 plus any accrued and unpaid dividends.

        Except for the class voting rights discussed below and as otherwise required by applicable law, the holders of series D-1 convertible preferred stock have no voting rights on matters submitted to our stockholders for a vote. The class voting rights of the holders of series D-1 convertible preferred stock require that we receive the affirmative vote of 75% of the then outstanding shares of series D-1 convertible preferred stock in order to make specified actions with respect to our liquidation, make specified changes to our Amended and Restated Certificate of Incorporation or Amended Bylaws or otherwise affect the rights of the series D-1 holders or take other actions as described in the certificate of designation for the series D-1 convertible preferred stock.


        We have granted registration rights to the holders of the series D-1 convertible preferred stock under a registration rights agreement requiring us to prepare and file a registration statement so as to permit the public offering and resale of the shares of common stock issuable to series D-1 convertible preferred stock holders upon conversion of their preferred stock or exercise of warrants we have issued to them in connection with our original sale of series
D convertible preferred stock. We have filed a registration statement, of which this prospectus is a part, in satisfaction of these registration rights.

     Series F Convertible Preferred Stock


     Each share of our series F convertible preferred stock is convertible voluntarily by the holder into 1,000 shares of our common stock, subject to certain adjustments. Unless sooner converted by their holders, all of the shares of our series F convertible preferred stock will automatically convert into shares of our common stock three years after the date of the first issuance of the series F convertible preferred stock, which date may be extended under some circumstances.

     Holders of the series F convertible preferred stock are not entitled to receive any dividends on the preferred stock.

     The outstanding shares of series F convertible preferred stock have a liquidation preference equal to $1,000 per share. The shares of series F convertible preferred stock are not entitled to demand, and we are not required or entitled to effect, the redemption of any shares of series F convertible preferred stock.

     Holders of series F convertible preferred stock are entitled to vote with the holders of shares of our common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series F convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series F convertible preferred stock may be converted.

     In addition, the affirmative vote of 75% of the then outstanding shares of series F convertible preferred stock is required before we may take specified actions with respect to our liquidation, make specified changes to our certificate of incorporation or bylaws which adversely affects the holders of our series F convertible preferred stock, or otherwise affect the rights of the series F holders or take other actions described in the certificate of designation for the series F convertible preferred stock.

     We have granted registration rights to the holders of the series F convertible preferred stock under a registration rights agreement with the series F holders. The registration rights agreement requires us to prepare and file, within 60 days of the first issuance of series F convertible preferred stock, a registration statement so as to permit the public offering and resale of the shares of common stock issuable upon conversion of the series F convertible preferred stock. The registration rights agreement also requires us to cause the registration statement to become effective within 120 days of the first issuance of series F convertible preferred stock, and to keep the registration statement effective until all of the common stock registered under the registration statement is sold or is able to be sold under exemptions from the registration requirements of the securities laws.


     Delaware Law


     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date such person became an interested stockholder. This restriction is subject to exceptions such as approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision could have an anti-takeover effect, possibly inhibiting takeover attempts that might result in the payment of a premium over the market price for shares of our common stock.

                                INDEMNIFICATION


     As permitted of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to us or our stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchase; or

     . for any transaction from which the director derived an improper personal benefit.

     In addition, our Amended and Restated Certificate of Incorporation and Amended Bylaws provide that:

     . we are required to indemnify our directors, officers, agents and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

     . we are required to advance expenses, as incurred, to our directors, officers agents and employees in connection with a legal proceeding.

     In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Amended Bylaws, we have entered into indemnification agreements with our senior executive officers which provide for the indemnification of those officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

     The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and our Amended Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood or derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS



Overview

     Our strategy is to become a leading provider of high-speed Internet access and advanced Internet services to small and medium-sized businesses. Subject to our ability to obtain additional capital, we plan to acquire or partner with Internet-related product and service providers that complement or augment our existing business. We currently have networks providing Internet services in Tampa, Florida; Fresno, California; Eugene, Oregon; San Diego, California; Seattle, Washington; Las Vegas, Nevada; Sacramento, California; and Phoenix, Arizona and we have recently completed the acquisition of Internet service providers located in Seattle, Washington and Placerville, California. We currently have approximately 42,000 subscribers.

     Our company was incorporated in Colorado in 1996 under the name Allied Wireless, Inc. In December 1997, we merged with SkyLynx Express Holdings, Inc., and in February 1998 we changed our name to SkyLynx Communications, Inc. In December 1999, we changed our state of incorporation to Delaware through a merger of SkyLynx Communications, Inc., a Colorado corporation, with and into SkyLynx Communications, Inc., a Delaware corporation.

Industry Background

    We believe that the provision of Internet connection and advanced Internet products and services are two of the fastest growing segments of the telecommunications services market. According to International Data Corporation, total Internet service provider revenues in the United States are projected to grow from $10.7 billion in 1998 to $37.4 billion in 2003. The availability of Internet connectivity and advancements in technologies required to navigate the Internet have fostered the growth of Internet content and application development. These factors have contributed to the exponential growth in the number of commercial and residential Internet users. Businesses are increasingly recognizing that the Internet can significantly enhance communications among geographically distributed offices and employees as well as with customers and suppliers. In addition, the Internet helps businesses reduce operating costs, access valuable information and reach new markets. As a result, we believe businesses increasingly are using the Internet to enhance certain operations such as their sales, customer service and project coordination. International Data Corporation estimates that U.S. revenues for corporate access to the Internet will grow from $2.9 billion in 1998 to $12.0 billion in 2003.

     In addition to Internet connectivity, we believe business customers increasingly are seeking a variety of advanced products and services to take full advantage of the Internet. The principal advanced services currently being offered by business-oriented Internet service providers include:

     .    hosting world wide web sites;

     .    Internet and computer network security;

     . commerce, including marketing and sales, known as "electronic commerce";

     . networks among computer users within a business, or at several different locations, sometimes known as "intranets" or "extranets";

     .    voice and facsimile transmission;

     .    data storage and retrieval; and

     .    application services.

According to International Data Corporation, the provision of advanced Internet services is the fastest growing segment of the Internet services market and is expected to grow from $3.0 billion in 1998 to over $12.9 billion in 2003.

     The rapid development and growth of the Internet has resulted in a highly fragmented industry. According to CS First Boston, there are approximately 5,000 national and local Internet service providers in the

United States, and no dominant Internet service provider serves the needs of small and medium-sized businesses. We believe that large national Internet service providers and hosting service providers have primarily focused on large businesses or consumers and lack the local presence to provide the customized services required by small and medium-sized businesses. According to CS First Boston, less than half of small and medium-sized businesses receive services from an Internet service provider, and those that do are generally served by independent regional and local Internet service providers.

Business Strategy

     The key elements of our business strategy are outlined below.

     We intend to continue to identify additional Internet access and enhanced Internet-related product and service providers for acquisition, investment and strategic opportunity. We will look to leverage our knowledge base and experience to focus on providing Internet access and enhanced services to the small and medium size business community. We also intend to broaden our product and service offerings by developing certain key technologies and by establishing strategic relationships with outside companies that offer specific, business-driven solutions to our target market. Our efforts to develop new technologies and services involve internal entrepreneurial initiatives and selected market trials of outside vendor products and services with our customer base. We believe that our experience as an Internet related service provider for clients in both the business and consumer market segments will enhance our ability to assess market demand and eventual customer acceptance of our products and services.

    All of our efforts to acquire additional properties, develop new technology solutions and establish joint ventures are subject to our existing financial resources and our ability to obtain additional financing. As we continue to identify additional Internet access and enhanced service providers for acquisition, investment and strategic partnerships, we will attempt to develop a series of narrowly focused products and services. These products and services may include wholesale and retail Internet connection services, Internet related security and security software, business-to-business electronic commerce applications and World Wide Web-based productivity applications and infrastructure.

     We plan to integrate the operations of our acquired Internet service providers in part by connecting them to a single, high-speed network and by consolidating their accounting, customer billing, purchasing and other financial operations at our headquarters. If we acquire several Internet service providers in a single market, we plan to consolidate their marketing, sales, customer service and technical operations, and intend to adopt the best ideas and practices of each Internet service provider in that market. Additionally, we plan to offer our customer base a series of new products and services that are designed to improve connectivity, security, productivity and cost-effective acquisition of key goods and services.

     Small and medium-size businesses are purchasing an increasing number of advanced Internet products and services. We believe we will be able to derive additional revenue from both new and existing customers by selling an expanding array of products and services, including:

          .    enhanced retail broadband Internet access;
          .    wholesale Internet connection services;
          .    web site hosting;
          .    Internet security and security related products and services;
          .    electronic commerce applications;
          .    business productivity applications and infrastructure;
          .    world wide web based access to third parties' business and software application services, such as email, financial
               reporting, sales and project management; and
          .    voice services over the Internet.

     We intend to encourage our regional operating locations to share their ideas and knowledge of innovative Internet services among each other and to our affiliated companies and strategic partners. We believe this practice will allow us to further understand our target market segments and continue to foster development of new technology product and service offerings designed to meet customer demand.

Current Markets and Acquisitions

     Listed below are the markets in which we currently operate, and the acquisitions we have made in these markets:

     Tampa, Florida. On February 2, 1999, we acquired substantially all of the assets of InterAccess Corp., an Internet service provider operating in the Tampa area serving approximately 250 customers, the majority of which are businesses. The aggregate purchase price for this acquisition was $390,770, consisting of $195,385 in cash and 35,164 shares of our common stock.

     Eugene, Oregon. On March 24, 1999, we completed the acquisition of ContiNet, LLC, an Internet service provider serving approximately 1,100 customers in the Eugene area. The aggregate purchase price for this acquisition was $497,541, consisting of $343,379 in cash, the assumption of $50,000 of debt and 19,160 shares of our common stock. We retained the services of seven employees of ContiNet, including the general manager and co-founder of the business.

     Fresno, California. We have acquired leases for two wireless channels in the Fresno, California market. We have completed construction of these channels and have begun operating the Fresno network. On April 29, 1999, we acquired substantially all of the assets of Net Asset, LLC, an Internet service provider operating in the Fresno area serving approximately 450 customers, the majority of which are businesses. The purchase price for this acquisition was approximately $1,175,000 in cash. We have initiated the integration of the Net Asset acquisition into the Fresno system. Prior to the acquisition, we were serving approximately 50 customers in the Fresno market.

     San Diego, California. On April 28, 1999, we acquired substantially all of the assets of Simply Internet, Inc., an Internet service provider operating in the San Diego, California area serving approximately 6,000 customers. The purchase price for this acquisition was approximately $2,123,775 in cash. We retained the services of the general manager and co-founder of Simply Internet.

     Seattle, Washington. On May 7, 1999, we completed the acquisition of substantially all of the assets of SeaTac.Net, Inc., an Internet service provider operating in the Seattle, Washington area serving approximately 900 customers. The aggregate purchase price for this acquisition was approximately $400,000, consisting of $200,000 in cash and 19,865 shares of our common stock. We retained the services of three key employees of SeaTac.Net, including the general manager and co-founder of the business. On February 11, 2000, we completed the acquisition of Alternate Access Inc., an Internet service provider operating in the Seattle, Washington area serving approximately 7,000 customers. The aggregate purchase price for this acquisition was approximately $4.1 million, consisting of $1.95 million in cash and 684,430 shares of our common stock. We entered into a consulting agreement with the founder of Alternate Access under which he will provide consulting services to us until May 11, 2000. In connection with this acquisition we entered into an agreement to purchase 30% of the outstanding capital stock of PDGT.COM, INC., a Seattle provider of wholesale Internet connectivity to Internet service provider. PDGT.COM, INC. is qualified as a competitive local exchange carrier (CLEC) in Washington, Oregon, Idaho and Montana. The aggregate purchase price for this transaction will be $1,150,000 in cash. The owner of PDGT.COM is the former owner of Alternate Access. As of February 11, 2000, we purchased approximately 21.8% of PDGT.COM's outstanding capital stock for $750,000 in cash. The closing of our purchase of the remaining 8.2% of common stock is subject to certain conditions, including PDGT.COM's attainment of prescribed revenue levels, and is expected to close by February 2001.

     Sarasota, Florida. On June 4, 1999, we obtained a 25 year lease for 12 wireless channels in the Sarasota-Bradenton area. The lease gives us coverage over six Florida counties: Sarasota, Manatee, Charlotte, DeSoto, Pasco and Pinellas. We have begun the process of applying to the Federal Communications Commission to upgrade the system to a two-way licensed frequency system.

     Las Vegas, Nevada. On July 16, 1999, we completed the acquisition of substantially all of the assets of Network Training and Consulting d/b/a
ISAT Network, an Internet service provider operating in the Las Vegas, Nevada area serving approximately 3,100 customers. The aggregate purchase price for this acquisition was approximately $900,000, consisting of $450,000 in cash and 56,250 shares of our common stock.

     Sacramento, California. On July 27, 1999 we acquired all of the capital stock of CalWeb Internet Services, Inc., an Internet service provider operating in the Sacramento, California area serving approximately 7,800 customers. The aggregate purchase price for this acquisition was approximately $4.3 million, consisting of approximately $2.6 million in cash and 255,639 shares of our common stock. We retained the services of the two former owners of CalWeb. On February 11, 2000, we acquired substantially all of the assets of Planetlink Communications, Inc. d/b/a Inforum Communications, an Internet service provider operating in the Sacramento - Placerville, California area serving approximately 1,600 customers. The aggregate purchase price for this acquisition was approximately $474,900, consisting of approximately $237,450 in cash and 74,494 shares of our common stock.

     Phoenix, Arizona. On July 29, 1999 we acquired substantially all of the assets of Inficad Computing and Design, L.L.C., an Internet service provider operating in the Phoenix, Arizona area serving approximately 9,100 customers. The aggregate purchase price for this acquisition was approximately $2.6 million, consisting of approximately $1.1 million in cash and approximately 216,620 shares of our common stock.

Products and Services

     We offer, through our regional Internet service provider operations and strategic partnerships, a comprehensive range of Internet connection and advanced Internet services. In addition to key products and services that are not limited by geographic boundaries, the specific services we offer in each market are determined based on the needs of the market and local competitive conditions.

     The following is a description of the services we currently offer, or intend to offer in the future.

     Basic Internet services. We offer customers several high-speed Internet services including local access connection, full service high-speed Internet access and a variety of intranet/extranet connection services. We provide all of our subscribers Internet access, allowing customers to access the world wide web to receive and send data, video and audio. Our subscribers can search the Internet for data, download large files and exchange Internet mail. Our Internet services also include interactive news services as well as connections to other corporate computer networks outside the customer's local area.

     Advanced Internet products and services. We believe that our small and medium-sized business customers will continue to increase their use of the Internet as a business tool and, as a result, will require an expanding range of advanced products and services. Our product development and marketing groups will focus on developing new advanced products and services through internal development, acquisitions and strategic relationships with software, hardware and Internet content businesses. Below is a description of each service we offer:

          Web hosting services. Web hosting is performed by computers known as web servers, which carry or "host" Internet web sites on their systems.
     The web server enables anyone with access to the Internet to view the web site. We offer our customers web hosting services through a combination of internal efforts and the use of third party partners. We also provide our customers web hosting services that will connect their corporate computer networks to the Internet. In the future, we plan to administer and maintain Internet web sites at our local operating centers.

          Web site management services. We offer web site management services that maintain and update our customers' web sites on an ongoing basis. Additionally, we provide our customers with statistics and analysis of the use of their web sites by others.

          Web site co-location. We also offer web site co-location, pursuant to which a customer-owned web server is located at one of our network locations for higher reliability and security. This allows the customer to own its own web server without having to maintain and manage the data center for the web site. Our network supports high performance corporate servers, and our network engineers administer and maintain our customers' hardware and software in a secure and protected environment.

          E-mail services. We provide and support Internet mail services. We support customer's e-mail service with domain names (i.e., name@abc-company.com), as well as without a domain (i.e., name@skylynx.com). Mail services may operate on customers' servers or on servers we provide at each of our local operating centers.

          Electronic commerce. Electronic commerce provides customers with the ability to market and sell products and services on the Internet. We provide e-commerce services through strategic partnerships. We also intend to provide advanced e-commerce hosting environments and to form partnerships with software developers to provide certain e-commerce services, such as online catalogs.

          Domain name services. We provide domain name service, which is a general purpose data service used on the Internet for translating web host names, like "www.yourname.com," into numeric Internet addresses. On behalf of our customers, we register and administer Internet domain names. Our customers retain ownership of each domain, although we act as the administrative contact for the domain. We provide support services for these domains including electronic mail services, file transfer programs, world wide web services and electronic commerce.

          Web site development services. An Internet homepage or a web site consists of the graphics and text viewed on the Internet which is associated with a specific world wide web address. We provide Internet homepage and web site development services to our customers both directly and through relationships with third party vendors.

          System integration services. We provide system integration services to our customers, specifically in the area of high-speed Internet and intranet/extranet connections and gateways. Our services also include the installation and configuration of routers, web servers, proxy servers and Internet firewalls.

          Security services. Security is vital to most businesses connected to the Internet. Through a combination of internal initiatives and strategic partnerships, we offer a comprehensive set of network-based security products, including firewall maintenance and management, authentication of network users and data encryption services. Moreover, we have developed a series of host-based security solutions designed to prevent, rather than simply detect, Internet-based security breaches and exploitation of our clients' systems. We intend to develop and commercialize these products in the coming months.

          Consulting services. We offer a full set of consulting services to our customers, including network and system design, security system needs analysis and implementation, and other Internet-related consulting services. We intend to invest in additional consulting service capabilities or form partnerships with technology leaders to provide customers with additional consulting services.

     In addition to the services described above, we intend to offer our customers voice over the Internet services. Voice over the Internet allows customers to make telephone calls using the Internet, potentially lowering the cost of some calls, including international calls. We are currently developing and testing this service with the assistance of some of our technology partners and non-paying customers.

Target Market

     Our plan is to focus our service offerings on the needs of small and medium-sized businesses. We believe that these businesses are becoming increasingly reliant on Internet access to significantly enhance communications with other offices, employees, customers and suppliers. We also believe that the Internet enables such businesses to reduce operating costs, access valuable information and reach new markets. As a result, we believe that small and medium-sized businesses increasingly are utilizing the Internet for crucial business needs such as sales, customer service and project coordination. According to CS First Boston, small and medium-sized businesses represent a potential market of over 7,000,000 customers in the U.S., and Internet use by this market segment is expected to grow at over 40% per year. We believe that small and medium-sized businesses generally seek an Internet service provider with locally-based personnel who are readily available to respond in person to technical issues, who can assist in developing and implementing the customer's effective use of the Internet, and with whom the customer can establish a stable and long-term relationship.

Sales and Marketing

     We offer our products and services through a direct sales force, resellers and other indirect sales channels. We also use the world wide web to market our products and services.

         Direct sales. We currently employ a direct sales force to focus on our target customers. We plan to continue to hire sales representatives who have strong Internet-related backgrounds and who understand the needs of their local businesses. These representatives are based in the local communities in which they will sell our products and services. We also plan to use direct marketing techniques including direct mail, telemarketing, seminars and trade-show participation.

          Resellers and indirect sales. We will continue to employ and further develop reseller and referral programs to market and distribute our services. Resellers are persons or entities not directly employed or affiliated with us who agree to market and sell our products. Our reseller programs offer resellers an up-front bonus for each new customer and the ability to share in revenues from customers they bring to us. We have established reseller arrangements with several Internet-related companies. Referral partners receive a fee or some other form of compensation for referring customers or customer leads to us. We expect that referral partners will include organizations such as local computer companies, information technology consultants, web page designers, advertising agencies or other entities that do not generally sell Internet services directly.

          Web based sales and marketing. We will continue to employ and further develop an Internet-based sales and marketing channel for certain of our products and services that can be sold and distributed over the world wide web. We will use our existing knowledge of web transactions and our ongoing vendor relationships to capitalize on targeted e-commerce sales and marketing opportunities.

Operations

     Network management. We currently manage our local network full-time using management, monitoring and tracking systems at each of our local operations centers. Our local operations centers monitor the local networks delivering Internet services to our customers.

     Support services. In addition to our monitoring capabilities, we plan to offer in the future the following support services to increase the quality and consistency of our services:

     . Customer technical support. We intend to establish a central customer support center to enable us to respond on a 24 hour basis to customer needs. We also plan to maintain local customer support personnel to provide installation assistance at customer sites, system maintenance and troubleshooting services.

     . Financial information management. We plan to employ a centralized financial reporting and payroll/human resources system to provide a central, standardized accounting system for all Internet service providers we have and may acquire.

     . Billing and collections. We also plan to implement a centralized billing and collections system for all Internet service providers we have and may acquire.

Competition

     The market for Internet access and related services is extremely competitive. We expect competition to increase as Internet use grows and established national Internet service providers, telecommunications and computer related vendors expand their traditional products and services and new start-up businesses emerge. Our competitors may include:

     . national and regional commercial Internet service providers such as Verio, UUNet, GTE Internetworking, PSINet, Concentric Networks and DIGEX;

     . established online commercial information providers like AOL, MSN and Prodigy;

     . local Internet service providers in our target market areas who provide services similar to ours;

     .    cable television operators like @Home and Roadrunner;

     . national long distance telecommunications carriers like AT&T, MCI Worldcom and Sprint;

     . regional telephone operating companies like US West, SBC Communications and Bell South;

     . providers of wholesale and retail advanced Internet connectivity services including competitive local exchange carriers such as ICG and TCG and data local exchange carriers such as Covad and Northpoint;

     . emerging and established enhanced Internet-related product and service providers in specific areas including application service providers such as Future Link and USInternetworking and providers of business-to-business e-commence services and products such as Purchase Pro and Vertical Net; and

     . companies providing Internet-related security applications and products like Tripwire, McAfee and Checkpoint.

     We also believe that new competitors will continue to enter the Internet access and related Internet markets. These new competitors may include large computer hardware and software companies, media and telecommunications entities and companies that provide direct service to residential customers, including cable television operators, wireless communication companies, local and long distance telephone companies and electric utility companies.

     Almost all of our competitors are larger than us and have greater financial, technical and operating resources than we do. We cannot assure you of our survival in this intensely competitive environment. We believe that we will need to distinguish ourselves by our technical knowledge, our responsiveness to our target customers, our ability to market and sell customized combinations of services within our markets and our capacity to offer diverse Internet services.

Employees

     As of March 30, 2000, we employed approximately 154 people, including 141 full-time and 13 part-time employees. We consider our employee relations to be good. None of our employees are covered by a collective bargaining agreement.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this report.

Overview

     We provide a range of Internet access and Internet-related services to small and medium-sized business and residential customers. The primary services we offer include:

     .    broadband and dial-up Internet access;

     .    registration and administration of customers' Internet domain names;

     .    web site hosting services;

     .    web site development services; and

     .    Internet security services.

     We earn revenue primarily from subscriptions from our customers for Internet access. Subscription fees among our Internet service providers vary between $15.00 and $200.00 per month, depending upon economic and competitive conditions in their individual markets, and the billing plans each Internet service provider offers. Most of our customers pay us on a monthly basis. We earn additional revenue from hosting and developing commercial and individual web sites, registration and administration of customers' Internet domain names, and various Internet - related security services, such as penetration assessments and network security consulting services. The rates we charge for these services vary depending upon local competitive conditions, and, in some cases, arrangements we have with third-party providers of these services. Customers generally pay us directly on a per-service basis for these services. Over time, the composition of our revenue may change as we develop our strategy to provide additional Internet security services and web site hosting and development services to our customers.

     Our costs and expenses primarily fall into the following categories:

     .    telecommunications;

     .    selling, general and administrative; and

     .    amortization and depreciation.

     Our telecommunications and operating expenses consist of our cost of non-capital equipment and telecommunication costs associated with providing services to subscribers, including the cost of local telephone lines and the costs of leased lines connecting the Internet and our operations centers. We expect these costs to increase over time to support our growing subscriber base. However, we expect these costs to decrease as a percentage of revenues over time as we utilize our increased size to negotiate more favorable rates with telecommunication carriers.

     Our selling, general and administrative expenses include employee salaries and benefits, non-capital equipment costs, office rent and utilities, customer service and technical support costs and the sales and marketing costs associated with acquiring new subscribers, including bonuses, sales commissions and advertising. We expect our general and administrative costs to increase accordingly with our planned growth in our customer base. We also expect our customer service, technical support and sales and marketing costs to increase over time as we grow our business and add new subscribers. New subscribers tend to be particularly heavy users of customer service and technical support.

     Our amortization expenses primarily relate to the amortization of goodwill and other intangible assets acquired in our purchases of Internet service providers, and are based upon the useful lives of these intangibles. Our amortization expenses are expected to increase as we make additional acquisitions, and will vary according to purchase prices and the proportion of intangible assets acquired.

     Our depreciation expenses primarily relate to our equipment and are based on the estimated useful lives of the assets of five years using the straight-line method. Depreciation expense is expected to increase as our Internet service providers expand their networks to support new and existing subscribers.

     Between January 1, 1999 and February 11, 2000, we acquired ten Internet service providers for aggregate consideration of approximately $10.4 million in cash, 1,361,572 shares of our common stock and the assumption of approximately $50,000 of indebtedness.

     All of the acquisitions we have completed to date have been accounted for using the purchase method of accounting. As a result, the amount by which the fair value of the consideration we paid in these acquisitions exceeds the fair value of the net assets we purchased (approximately $11.7 million), has been recorded as goodwill. This goodwill will be amortized over its estimated useful life of three years as a non-cash charge to operating income.

     We currently provide services to approximately 42,000 customers in six states. At December 31, 1998, we served less than 300 customers. Our goal is to become a leading provider of broadband Internet access and related Internet services to small and medium-sized businesses. We plan to focus our future growth on acquiring small and medium-sized business customers in the markets in which we compete and on offering enhanced Internet services, such as security services and website hosting services, to both our existing customers and to new customers.

Reverse Split

     Unless otherwise stated, all share and per share information contained in this report gives retroactive effect to a 1-for-13 reverse split of all outstanding shares of our common stock which was effected on January 23, 1998.

Results of Operations

     The discussion of our pro forma results set forth below for the year ended December 31, 1999 assumes that we acquired InterAccess Corp., Simply Internet, Inc., Net Asset LLC, CalWeb Internet Services, Inc. and Inficad Computing and Design, L.L.C. on January 1, 1999, with certain pro forma adjustments as described elsewhere in this prospectus. The pro forma results of operation are not necessarily indicative of the results we would have obtained had we actually acquired these businesses on that date, or of our future results.

Unaudited Pro Forma Results for the Year Ended December 31, 1999
Revenue.  Pro forma revenue was $7,721,148 for the year ended December 31, 1999.

Operating Costs and Expenses. Pro forma operating costs and expenses were $36,601,567 for the year ended December 31, 1999, or 474% of pro forma revenue. The most significant components of operating costs and expenses were telecommunications costs, employee salaries, non-capital equipment costs, customer service and technical support costs, sales and marketing costs and non-cash compensation charges associated with vesting of stock options granted to certain executives. Pro forma amortization of goodwill was $3,751,003 or 49% of pro forma revenue.

Loss from Operations. Pro forma loss from operations was $28,880,419 or 374% of pro forma revenue for the year ended December 31, 1999.

Interest and other expenses. Pro forma interest and other expenses were $511,777 or 7% of pro forma revenue for the year ended December 31, 1999.

Net Loss. Pro forma net loss was $29,392,196 or 381% of pro forma net revenue for the year ended December 31, 1999.


Historical Results of Operations

     The discussion of our historical results of operations set forth below addresses our historical results of operations and financial condition as shown on our consolidated financial statements for the year ended December 31, 1999 as compared to the year ended December 31, 1998. The historical results for the year ended December 31, 1999 include the results of the eight businesses we acquired prior to December 31, 1999 from their respective dates of acquisition.

Historical Results for the Year Ended December 31, 1999 as Compared to the Year Ended December 31, 1998.

Revenue. For the year ended December 31, 1999, our revenues from operations increased to $4,726,589 from $7,898 for the year ended December 31, 1998. The increase was primarily the result of our acquisition of eight Internet service providers between January 1, 1999 and July 29, 1999 and the customer and revenue growth experienced by those businesses from the dates on which they were acquired through December 31, 1999. Our revenues from operations consisted primarily of customer revenues received for Internet access services, equipment set-up and installations, web hosting services and security related services. We earn access revenues primarily from subscriptions from our customers for Internet connection and access. The subscription fees paid by our customers vary among our Internet service providers and by the billing plans offered by a particular Internet service provider.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1999 increased to $26,236,781 from $5,034,628 for the year ended December 31, 1998, an increase of 421%. The increase was due primarily to the costs associated with acquiring our Internet service providers, the ongoing operating costs associated with the existing customer bases of these Internet service providers as well as the costs associated with growth of our customer base and non-cash compensation expense relating to the vesting of options granted to certain of our directors and officers. Our primary operating costs include employee salaries and benefits, non-capital equipment costs, office rent and utilities, customer service and technical support costs and the sales and marketing costs associated with acquiring new subscribers, including bonuses, sales commissions and advertising.

Cost of Services. Our cost of services consists of our cost of non-capital equipment and telecommunications costs associated with providing services to subscribers, including the cost of local telephone lines and the costs of leased lines connecting to the Internet and our operations centers. Our cost of services for the year ended December 31, 1999 was $2,021,293. We had no telecommunications expenses for the year ended December 31, 1998.

Amortization Expenses. Our amortization expenses primarily relate to the amortization of goodwill and other intangible assets acquired in our purchases of Internet service providers, and are based upon the expected useful lives of these intangibles. Our amortization expenses for the year ended December 31, 1999 were $2,167,928, up from $6,938 for the year ended December 31, 1998.

Net Loss. Our activities for the year ended December 31, 1999 resulted in a net loss of $26,975,644, as compared to a net loss of $5,274,832 for the year ended December 31, 1998.

Assets. Our total assets at December 31, 1999 and December 31, 1998 were $16,532,181 and $2,407,603, respectively. Our assets at December 31, 1999 consisted principally of cash of $1,947,982, net accounts receivable of $710,878, prepaid expenses and other current assets of $734,569, net property and equipment of $3,566,045 and net intangible assets of $9,572,707.

Liabilities and Shareholder's Equity. Our total liabilities at December 31, 1999 and December 31, 1998 were $6,489,451 and $1,174,233 respectively. Our liabilities at December 31, 1999 consisted primarily of accounts payable and accrued liabilities of $2,359,897, short term notes payable of $1,529,529 deferred revenue of $998,230, short term capital lease obligations of $584,186, dividends payable on preferred stock of $720,082, long term capital lease obligations of $290,776 and long term notes payable of $6,751. Our shareholders' equity at December 31, 1999 and December 31, 1998 was $10,042,730 and $1,233,370, respectively.


Liquidity and Capital Resources

     Since our inception, we have relied principally upon the proceeds of private equity financings to fund our working capital requirements. While our Internet service provider operations generate operating cash flow, that cash flow is not sufficient to cover our operating expenses.

     During the year ended December 31, 1998, we completed a private offering of units, each unit consisting of one share of our series A convertible preferred stock and a warrant to purchase two shares of common stock. In this offering, we sold an aggregate of 988,750 units and received proceeds of approximately $3,740,407, net of offering costs.

     In January 1999, we issued and sold to one accredited investor 263,158 units at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of our common stock and a warrant to purchase two additional shares of our common stock.

     In January 1999, we issued and sold to one accredited investor 600 shares of our series B convertible preferred stock, 15,000 shares of common stock and warrants to purchase 120,000 shares of common stock. The aggregate purchase price for these securities was $600,000.

     In April 1999, we completed a private offering of 721,419 shares of our series C convertible preferred stock at a price of $4.00 per share. We received aggregate gross proceeds of $2,885,676 from this offering.

    In April and May 1999, we completed a private offering of 10,000 shares of our series D convertible preferred stock at a price of $1,000 per share. Series D investors also received warrants to purchase an aggregate of 405,880 shares of common stock. We received aggregate gross proceeds of $10,000,000 from this offering.

     In May 1999, we also completed a private offering of 3,000 shares of our series E convertible preferred stock at a price of $1,000 per share. Series E investors also received warrants to purchase an aggregate of 91,764 shares of common stock. We received aggregate gross proceeds of $3,000,000 from this offering.

     In November 1999 we issued $1,950,000 in convertible promissory notes to 18 accredited investors in a private placement transaction. In connection with our February 2000 sale of series F convertible preferred stock, all of the convertible promissory notes automatically converted into 1,950 shares of series F convertible preferred stock and warrants exercisable for three years to purchase an aggregate of 749,665 shares of our common stock at an exercise price of $3.375 per share.

     Effective February 2, 2000 and February 11, 2000 we issued and sold to private investors an aggregate of 13,366 shares of our series F convertible preferred stock at a price of $1,000 per share. We received aggregate gross proceeds of $13,366,000 from these sales.

     Between January 1, 1999 and February 11, 2000, we acquired ten Internet service providers for aggregate consideration of approximately $10.4 million in cash, 1,361,572 shares of our common stock and the assumption of approximately $50,000 of indebtedness. We funded the cash portion of these acquisitions through proceeds from our private placements of our convertible preferred stock.

     At December 31, 1999, we had cash of $1,987,982. Net cash used by operating activities for the year ended December 31, 1999 was $5,534,639. Net cash used for investing activities was $10,077,841, primarily as a result of our acquisition of eight Internet service providers during the year. Net cash provided by financing activities was $17,047,537, primarily as a result of the private equity financings and the promissory note financing undertaken during the year ended December 31, 1999.

     We expect our capital expenditures to increase as our operations continue to expand. We anticipate that we will use our financial resources to acquire additional communications equipment and improvements in our network technology to better support our existing and new customers and facilitate the integration of our financial reporting systems.

     At April 10, 2000, we had cash of approximately $8.2 million. We anticipate that our current cash on hand plus the cash flow from our Internet service providers will be sufficient to fund existing operations through the remainder of the fiscal year. However, we intend to continue to pursue additional acquisitions and to expand the range of Internet related services we offer, such as security services and web hosting and design services, to more comprehensively address the needs of small and medium-sized business customers. These activities will likely require the use of our cash on hand, cash from our Internet service provider operations and the issuance of additional equity and/or debt. There can be no assurance that such equity or debt financing will be available to us at all, or on terms acceptable to us. Any additional equity financing we undertake may be dilutive to our existing shareholders and any debt financing may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may not be able to fully execute our business strategy or may be required to reduce our operations, which could have a material adverse affect on our business, financial condition or results of operations.

Year 2000 Issues

     Many existing computer systems and applications currently use two-digit date fields to designate a particular year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the year 2000 issue may cause computer systems and applications to incorrectly process critical information and operational information. During 1999, we undertook an effort to identify and correct any potential year 2000 issues that may have existed with our information systems, suppliers and facilities. As of the date of this report, our business has not been materially affected by the year 2000 issue. We intend to continue to monitor the impact of the year 2000 issue on our business throughout the year ending December 31, 2000. There can be no assurance that the year 2000 issue will not adversely affect our business, financial condition or results of operations in future periods.

     The foregoing constitutes a Year 2000 statement and readiness disclosure subject to the protections afforded it by the Year 2000 Information Readiness Disclosure Act of 1998.


                            DESCRIPTION OF PROPERTY

     We lease all of our facilities and do not own any real property. Our corporate headquarters is located at 600 South Cherry Street, Suite 400,
Denver, Colorado, where we lease approximately 6,000 square feet of office space. Our lease agreement commenced February 1, 1999 and has a term of two years. We also lease the following office spaces in the following locations:
Fresno, California, 4,000 square feet; San Diego, California, 2,347 square feet; Tampa, Florida, 2,500 square feet; Eugene, Oregon, 1,800 square feet; Washington, D.C., 500 square feet; Seattle, Washington, 505 square feet and 3,650 square feet; Sacramento, California, 4,000 square feet; Placerville, California, 1,200 square feet; Las Vegas, Nevada, 1,000 square feet; Phoenix, Arizona, 7,000 square feet and 2,873 square feet; and San Francisco, California, 1,700 square feet. We believe that our existing facilities are adequately covered by insurance and are adequate for the foreseeable future.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Settlement Agreement with Network System Technologies, Inc.

     In January 1999, we entered into a settlement agreement with Network System Technologies, Inc., and Eduardo Moura, Network System's founder and chief executive officer, regarding two lawsuits: SkyLynx Communications, Inc., v.
                                           -------------------------------
Network System Technologies, Inc., and Eduardo Moura (United States District
----------------------------------------------------
Court, Middle District of Florida, Tampa Division), and Network System
                                                        --------------
Technologies Inc. v. SkyLynx Communications, Inc., et al., (Superior Court for
----------------------------------------------------------
the State of California in and for Santa Clara County). In the settlement agreement, all of the parties to the two cases agreed to dismiss all claims against each other, and to mutually release each other from any further liability in connection with the subject matter of the suits. In addition, we agreed to purchase all rights and title to two Internet domain names from Network System. Network System is a beneficial owner of more than 5% of our common stock.


Agreements with Gary L. Brown

     In July 1999, we entered into an agreement with Gary L. Brown, a beneficial holder of more than 5% of our common stock in connection with Mr. Brown's resignation from our Board of Directors. Under this agreement we are obligated to issue to Mr. Brown a non-qualified stock option under our 1998 Equity Incentive Plan to purchase 50,000 shares of our common stock at an exercise price of $2.30 per share. Mr. Brown has agreed to transfer the options to a new corporation he controls, and has also agreed that the corporation will not sell more than 10,000 shares per month of the shares issued upon the new corporation's exercise of the options. In addition, Mr. Brown agreed to be bound by any lock-up restrictions imposed on other members of our senior management in connection with any future public offering of our common stock.


     On July 29, 1999, we and Gary Brown entered into a settlement agreement with James F. Gordon with respect to Mr. Gordon's claims against us and Mr. Brown in James Gordon v. Gary Brown and SkyLynx Communications, Inc. (Circuit
         ----------------------------------------------------------
Court for the Twelfth Judiciary Circuit in and for Sarasota County, Florida, Case No. 98-6394-cc). Under this agreement, we have transferred 115,000 shares of our common stock to Mr. Gordon and Mr. Brown has transferred 20,000 shares of our common stock held by him to Mr. Gordon.

           MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

     Our common stock is traded over-the-counter and quoted on the OTC Electronic Bulletin Board on a limited and sporadic basis under the symbol "SKYK". Our common stock began trading over-the-counter on July 31, 1998. There is no assurance that our common stock will continue to be quoted or that any liquidity exists or will exist for our common stock.

     The reported high and low bid prices are shown below for the period from July 31, 1998 through April 24, 2000, as reported on the OTC Electronic Bulletin Board. The prices presented are bid and ask prices, rounded to the nearest one thousandth, which represent prices between broker-dealers and do not include retail mark-ups or mark-downs or any commission to the broker-dealer. The prices may not necessarily reflect actual transactions:

                                                   BID              ASK
                                              HIGH     LOW     HIGH     LOW
1998:
Third Quarter (from July 31, 1998)           $ 5.250  $2.500  $ 6.000  $3.000
Fourth Quarter                               $ 4.250  $2.125  $ 4.500  $2.375
1999:
First Quarter                                $ 7.340  $2.500  $ 8.000  $2.750
Second Quarter                               $11.500  $6.875  $13.250  $7.250
Third Quarter                                $ 8.938  $2.750  $ 9.125  $2.750
Fourth Quarter                               $ 5.406  $2.000  $ 5.438  $2.125
2000:
First Quarter                                $ 6.125  $2.750  $ 6.188  $2.375
Second Quarter (through April 20, 2000)      $ 2.562  $1.500  $ 3.344  $1.750

     On April 20, 2000, the last reported bid price of our common stock was $2.125 and the last reported ask price was $2.3125. As of April 20, 2000, there were approximately 212 shareholders of record of our common stock.

Dividends

     Since inception, we have not paid or declared any cash dividends on our common stock. Our Board of Directors does not currently intend to pay any cash dividends on our common stock in the future. In addition, provisions of our outstanding preferred stock restrict our ability to pay dividends on our common stock.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

     The following table presents summary information concerning compensation of our Chief Executive Officer and each of our other four most highly compensated executive officers as of December 31, 1999 for the periods indicated for services rendered to the Company and its subsidiaries. We refer to these officers as the "Named Executive Officers" in this prospectus.

                                                                                     Long Term Compensation
                                                                                     ----------------------
                                                   Annual Compensation              Restricted    Securities
                                                   -------------------                Stock       Underlying
  Name and Principal Position    Year      Salary        Bonus          Other       Awards ($)      Options
  ---------------------------    ----      ------        -----          -----       ----------      -------
Jeffery A. Mathias............   1999     $141,176     $75,000(1)     $27,000(2)     $747,500            --
  President and Chief            1998       53,877      65,000(3)         --              --       1,211,400
  Executive Officer

James E. Maurer(4)............   1999      120,599      65,000(1)       5,500(5)      172,500            --
  Chief Financial Officer        1998          --          --             --              --         847,000

David H. Roberts(6)...........   1999      107,692      55,000(1)       4,800(5)      149,100        680,000
  Vice President--Business       1998          --          --             --              --             --
  Development

Ned Abell.....................   1999      117,175      40,000(1)       4,800(5)      115,000        230,000
  Chief Operating Officer--      1998       32,000      15,000(3)         --              --         418,800
  ISP Services

Steven R. Jesson(7)...........   1999      116,692      40,000(1)         --              --         195,000
  Executive Vice President--     1998          --          --             --              --         130,434
  ISP Services

--------------------

(1) This amount was paid during 2000 based upon the Named Executive Officer's performance during 1999.

(2) Includes a housing allowance of $19,200 and an automobile allowance of $7,800.

(3) $20,000 of this amount was paid in 1998 and the remaining $45,000 of this amount was paid during 1999 based upon the Named Executive Officer's performance during 1998.

(4)  Mr. Maurer's employment with the Company began as of December 23, 1998.

(5)  Consists of an automobile allowance paid during the calendar year 1999.

(6)  Mr. Roberts' employment with the Company began as of January 7, 1999.

(7)  Mr. Jesson's employment with the Company began as of January 1, 1999.

Equity Incentive Plan


     Our Board of Directors and shareholders have adopted and approved our 1998 Equity Incentive Plan, as amended. Pursuant to the plan, stock options granted to eligible participants may take the form of incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as incentive stock options, known as non-qualified stock options. As required by Section 422 of the Internal Revenue Code, the aggregate fair market value of our common stock with respect to our incentive stock options granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. This limitation does not apply to non-qualified stock options. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the shares of common stock on the date of grant. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee who has been granted incentive stock options terminates for any reason, other than for cause, or by reason of death, disability, or retirement, the optionee may exercise his incentive stock options within a ninety day period following such termination to the extent he was entitled to exercise the options at the date of termination. Either our Board of Directors can administer the plan, provided that a majority of directors are "disinterested," or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the plan. The plan administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 8,000,000 shares of common stock is currently reserved for issuance under the plan.

     As of April 10, 2000, we had granted stock options under the plan exercisable to purchase an aggregate of 6,692,128 shares of common stock at a weighted average exercise price of $2.42 per share to our directors, officers, employees and consultants. Of these options, we granted options exercisable to purchase: 1,211,400 shares to Mr. Mathias, 644,800 shares to Mr. Abell, 325,434 shares to Mr. Jesson, 680,000 shares to Mr. Roberts, 847,000 shares to Mr. Maurer, 200,000 shares to Mr. Ragano, 75,000 shares to Mr. Ridley and 75,000 shares to Mr. Smith. Of the total number of options we had granted as of April 10, 2000, options to purchase an aggregate of 3,121,737 shares of common stock are currently vested.


                             Option Grants in 1999


     The following table sets forth information concerning the grant of stock options during 1999 to the Named Executive Officers:


                                         Percentage
                            Number of     of Total
                             Shares        Options
                           Underlying    Granted to     Exercise
                            Options     Employees in      Price       Expiration
         Name              Granted(1)    Fiscal 1999   (per share)       Date
         ----              ----------    -----------   -----------       ----
Jeffery A. Mathias.....       --             --             --            --

James E. Maurer........       --             --             --            --

Ned Abell..............   230,000(2)        6.9%          $4.99        4/28/2009

Steven R. Jesson.......   195,000(3)        5.8%           2.34       12/29/2004

David H. Roberts.......   560,000(4)       16.7%           2.13        1/07/2009
                          120,000(5)        3.6%           2.75       12/29/2004

--------------------

(1) All of such options were granted pursuant to the Company's 1998 Equity Incentive Plan, as amended and, except as otherwise indicated, terminate ten years after the grant date.

(2) The indicated option vests in accordance with a vesting schedule based on the Company's annualized gross revenues.

(3) The indicated option vests 25% on March 31, 2000, and 1/48 of the remainder per month thereafter.

(4) The indicated option vests in accordance with a vesting schedule based on the Company's achievement of certain performance-based criteria, including number of subscribers, funding commitments, number of internet service providers and annualized gross revenues.

(5) The indicated option vests 25% on March 31, 2000, and 1/48 of the remainder per month thereafter. The indicated option terminates five years after the grant date.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

     No options were exercised during 1999 by the Named Executive Officers. The following table sets forth information concerning fiscal year-end option values:

                           Number of Securities               Value of
                          Underlying Options at       In-the-Money Options at
                            December 31, 1999            December 31, 1999(1)
                            -----------------            --------------------
       Name            Exercisable   Unexercisable   Exercisable   Unexercisable
       ----            -----------   ------------   -----------   -------------
Jeffery A. Mathias      611,209        600,191       $1,212,134     $1,236,394

James E. Maurer         449,137        397,863          878,266        819,598

Ned Abell               414,800        230,000          807,532             --

Steven R. Jesson        130,434        195,000          221,738        323,700

David H. Roberts        249,068        430,932          465,757        731,443

--------------------

(1) Calculated as the difference between the aggregate fair market value of such options based on the last reported sale price of the Common Stock as of December 31, 1999 ($4.00 per share) and the aggregate exercise price.

                           Compensation of Directors

     Each of our non-employee directors is entitled to receive cash compensation of $1,000 for each meeting of our Board of Directors they attend. Our Chairman of the Board is entitled to receive an additional $5,000 annually for his services. In addition to cash compensation, each of our non-employee directors is entitled to receive an initial grant of non-qualified stock options to purchase 75,000 shares of our common stock, and additional annual grants of non-qualified stock options to purchase 25,000 shares of common stock. Each of the options granted to our non-employee directors is fully vested as of its date of grant and has an exercise price equal to the market value of our common stock on the date of grant. Our directors are also reimbursed for expenses incurred in attending meetings of our Board of Directors.

                             Employment Agreements

     We have an employment agreement with Mr. Jeffery A. Mathias effective as of December 1, 1998, amended as of April 20, 1999 and amended and restated as of August 23, 1999. Mr. Mathias' employment agreement has an initial term ending on October 1, 2000 with automatic one year extensions each year after the initial term unless either we or Mr. Mathias gives two months' notice of termination. Pursuant to his employment agreement, Mr. Mathias is entitled to receive an annual salary of not less than $144,000 and a salary increase each year of not less than 10% of his prior year's salary. Upon the completion of an initial or secondary public offering of our common stock, the agreement requires us to grant stock options to Mr. Mathias, or cancel such stock options belonging to him, as is required for Mr. Mathias to hold an equity interest equal to 7% of our issued and outstanding common stock. If the agreement is terminated by us without cause, by Mr. Mathias for adequate reason or by either party upon or after a change in control of our company, we are obligated to pay Mr. Mathias a lump sum amount equal to the aggregate of one-half of his then annual base salary plus the pro rata portion of any bonus amounts paid by us in the prior year as bonuses. In addition, in the event of a change in control of our company, all of Mr. Mathias' stock options shall immediately become fully vested. The agreement also contains covenants requiring Mr. Mathias to maintain certain confidentiality requirements during his employment period and for a period of two years thereafter, prohibiting Mr. Mathias from soliciting employees during the term of the agreement and for a period of one year thereafter, and prohibiting Mr. Mathias from competing with us during his employment period. The agreement requires us to indemnify and defend Mr. Mathias in the event that he is involved in certain litigation. The agreement also provides for customary benefits and perquisites.

     We have an employment agreement with Mr. James E. Maurer effective as of December 23, 1998 and amended and restated as of August 23, 1999. The employment agreement has an initial term of two years with automatic one year extensions each year after the initial term unless either we or Mr. Maurer gives two months' notice of termination. Pursuant to his employment agreement, Mr. Maurer is entitled to receive an annual salary of not less than $120,000 and a salary increase each year of not less than 10% of his prior year's salary. Upon the completion of an initial or secondary public offering of our common stock, the agreement requires us to grant stock options to Mr. Maurer, or cancel stock options belonging to him, as is required for Mr. Maurer to hold an equity interest equal to 4% of our issued and outstanding common stock. If the agreement is terminated by us without cause, by Mr. Maurer for adequate reason or by either party upon or after a change in control of the Company, we are obligated to pay Mr. Maurer a lump sum amount equal to the aggregate of one-half of his then annual base salary plus the pro rata portion of any bonus amounts paid by us in the prior year as bonuses. In addition, in the event of a change in control of our company or the termination of Mr. Mathias' employment agreement with us, all of Mr. Maurer's stock options shall immediately vest in full. The agreement also contains covenants requiring Mr. Maurer to maintain certain confidentiality requirements during his employment period and for a period of two years thereafter, prohibiting Mr. Maurer from soliciting employees during the term of the agreement and for a period of one year thereafter, and prohibiting Mr. Maurer from competing with us during his employment period. The agreement requires us to indemnify and defend Mr. Maurer in the event that he is involved in certain litigation. The agreement also provides for customary benefits and perquisites.

     We have an employment agreement with Mr. Ned Abell effective as of December 1, 1998. The employment agreement has an initial term of two years with automatic one year extensions each year after the initial term unless either we or Mr. Abell gives two months' notice of termination. Pursuant to his employment agreement, Mr. Abell is entitled to receive an annual salary of not less than $108,000 and a salary increase each year of not less than 10% of his prior year's salary. If the agreement is terminated without cause by us or with cause by Mr. Abell, we are obligated to pay Mr. Abell six months of his then-current base salary and any earned, prorated bonus under the agreement that is fully accrued at the time of termination. The agreement also contains covenants requiring Mr. Abell to maintain certain confidentiality requirements during the term of the agreement, prohibiting Mr. Abell from soliciting employees during the term of the agreement and for a period of one year thereafter, and prohibiting Mr. Abell from competing with us during the term of the agreement. The agreement requires us to indemnify and defend Mr. Abell in the event that he is involved in certain litigation. The agreement also provides for customary benefits and perquisites.

     We have an employment agreement with Mr. Steven R. Jesson effective as of July 9, 1998, as modified in August 1998. As amended, the employment agreement has an initial term from January 1, 1999, to August 31, 2000. Pursuant to his employment agreement, Mr. Jesson is entitled to receive an annual salary of $144,000 during 1999 and $156,000 during 2000. In the event that Mr. Jesson is terminated without cause, or upon a change in control of our company, certain of the stock options held by Mr. Jesson will immediately vest in full. The agreement contains covenants prohibiting Mr. Jesson from competing with us during the employment term or disclosing confidential information for a period of five years after any termination of his employment. The agreement also provides for customary benefits and perquisites. Mr Jesson's employment agreement was modified in August 1998 such that his base salary is commensurate with our other vice presidents. Notwithstanding his written agreement, pursuant to a verbal agreement between us and Mr. Jesson, Mr Jesson's annual salary during 1999 was $120,000.

     We have an employment agreement with Mr. David H. Roberts effective as of January 7, 1999 and amended and restated as of August 23, 1999. The employment agreement has an initial term of two years with automatic one year extensions each year after the initial term unless either we or Mr. Roberts gives two months' notice of termination. Pursuant to his employment agreement, Mr. Roberts is entitled to receive an annual salary of not less than $120,000 and a salary increase each year of not less than 10% of his prior year's salary. Upon the completion of an initial or secondary public offering of our common stock, the agreement requires us to award such stock options to Mr. Roberts, or cancel such stock options belonging to him, as is required for Mr. Roberts to hold an equity interest equal to 3% of our issued and outstanding common stock. If the agreement is terminated by us without cause, by Mr. Roberts for adequate reason or by either party upon or after a change in control of our company, we are obligated to pay Mr. Roberts a lump sum amount equal to the aggregate of one-half of his then annual base salary plus the pro rata portion of any bonus amounts paid by us in the prior year as bonuses. In addition, in the event of a change in control of our company or the termination of Mr. Mathias' employment agreement with us, all of Mr. Roberts' stock options shall immediately become fully vested. The agreement also contains covenants requiring Mr. Roberts to maintain certain confidentiality requirements during his employment period and for a period of two years thereafter, prohibiting Mr. Roberts from soliciting employees during the term of the agreement and for a period of one year thereafter, and prohibiting Mr. Roberts from competing with us during his employment period. The agreement requires us to indemnify and defend Mr. Roberts in the event that he is involved in certain litigation. The agreement also provides for customary benefits and perquisites.

                            CHANGES IN ACCOUNTANTS

        Effective December 31, 1998, our Board of Directors approved a change in our independent accountant. Cordovano and Harvey, P.C. had been engaged as our principal independent accountants to audit our financial statements up until December 31, 1997. Cordovano and Harvey, P.C.'s reports covered the year ended December 31, 1997 and the period from inception (September 23, 1996) to December 31, 1996 for SkyLynx Communications, Inc. (formerly Allied Wireless, Inc.) as well as the period from inception (July 29, 1997) to December 31, 1997 for SkyLynx Communications, Inc. (formerly SkyLynx Express Holdings, Inc.). None of the reports of Cordovano and Harvey, P.C. on our financial statements for periods reported on by Cordovano and Harvey, P.C. contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There have not been at any time any disagreements between us and Cordovano and Harvey, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        Effective December 31, 1998, we retained the accounting firm of Arthur Andersen LLP to serve as our independent accountants to audit our financial statements. Prior to its engagement as our independent accountants, Arthur Andersen LLP had not been consulted by us either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements or on any matter that was the subject of any prior disagreement between us and our previous certifying accountant.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                          Page
SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES                                              F-3
  UNAUDITED PRO FORMA CONDENSED, COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Condensed, Combined Financial Statements
  Unaudited Pro Forma Condensed, Combined Statement of Operations for the year ended
    December 31, 1999
  Notes to Unaudited Pro Forma Condensed, Combined Financial Statements

SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES                                              F-7
  Report of Independent Certified Public Accountants
  Consolidated Balance Sheet as of December 31, 1999 and 1998
  Consolidated Statements of Operations for the years ended December 31, 1999 and 1998
  Consolidated Statements of Stockholders' Equity the years ended December 31, 1999 and 1998
  Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998
  Notes to Consolidated Financial Statements years ended December 31, 1999 and 1998

INTERACCESS CORPORATION                                                                   F-32
  Independent Auditors' Report
  Balance Sheet as of December 31, 1998
  Statements of Operation and Accumulated Deficit for the Year ended
    December 31, 1998
  Statements of Cash Flows for the years ended December 31, 1998
  Notes to Financial Statements

SIMPLY INTERNET, INC.                                                                     F-40
  Report of Independent Certified Public Accountants
  Balance Sheet as of December 31, 1998
  Statements of Operations for the years ended December 31, 1998 and  1997
  Statements of Stockholders' Deficit for years ended December 31, 1998 and 1997
  Statements of Cash Flows for the years ended December 31, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of March 31, 1999
  Unaudited Statements of Operations for the three-month periods ended March 31, 1999 and 1998
  Unaudited Statements of Cash Flows for the three-month periods ended March 31, 1999 and 1998
  Notes to Unaudited Financial Statements

NET ASSET, LLC                                                                            F-54
  Report of Independent Certified Public Accountants
  Balance Sheet as of December 31, 1998

  Statements of Operations for the years ended December 31, 1998 and  1997
  Statements of Members' Deficit for years ended December 31, 1998 and 1997
  Statements of Cash Flows for the years ended December 31, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of March 31, 1999
  Unaudited Statements of Operations for the three-month periods ended March 31, 1999 and 1998
  Unaudited Statements of Cash Flows for the three-month periods ended March 31, 1999 and 1998
  Notes to Unaudited Financial Statements

CALWEB INTERNET SERVICES, INC.                                                            F-68
  Report of Independent Certified Public Accountants
  Balance Sheet as of June 30, 1998
  Statements of Operations for the years ended June 30, 1998 and  1997
  Statements of Stockholders' Equity for years ended June 30, 1998 and 1997
  Statements of Cash Flows for the years ended June 30, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of March 31, 1999
  Unaudited Statements of Operations for the nine-month periods ended March 31, 1999 and 1998
  Unaudited Statements of Cash Flows for the nine-month periods ended March 31, 1999 and 1998
 Notes to Unaudited Financial Statements

INFICAD COMPUTING AND DESIGN, LLC                                                         F-83
  Report of Independent Certfied  Public Accountants
  Balance sheet as of December 31, 1998
  Statement of Operations for the Years ended December 31, 1998 and 1997
  Statement of Members' Deficit for the Years ended December 31, 1998 and 1997
  Statements of Cash Flows for the Years ended December 31, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of June 30, 1999
  Unaudited Statements of Operations for the six-month period ended June 30,
    1999
  Unaudited Statements of Cash Flows for the six-month period ended June 30,
    1999
  Notes to Unaudited Financial Statements

> SKYLYNX COMMUNICATIONS
> UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
> BASIS OF PRESENTATION
>
The following unaudited pro forma combined condensed financial statements give effect to our acquisitions of the assets of InterAccess Corp., Simply Internet, Inc., InfiCad Computing and Design, LLC, and Net Asset, LLC, and our acquisition of the capital stock of CalWeb Internet Services, Inc.

The unaudited pro forma combined condensed statement of operations give effect to the acquisitions as if they had occurred as of January 1, 1999, combining our results for the year ended December 31, 1999 with those of Simply Internet, Inc. Net Asset, LLC, Interaccess Corp., InfiCad Computing and Design, LLC, and CalWeb Internet Services, Inc., for the period from January 1, 1999 through the respective acquisition dates. The unaudited pro forma financial statements do not purport to represent what our financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our financial position or results of operations for any future period. You should refer to other sections of this prospectus for more information, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of SkyLynx Communications, Inc., Simply Internet, Inc., Net Asset, LLC, InfiCad Computing and Design, LLC and CalWeb Internet Services, Inc.

PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999



                                                        SkyLynx                Acquired        Proforma          Proforma
                                                        Communications,        Companies       Adjustments       Combined
                                                        Inc.
Revenues                                                 4,726,589              2,994,559               -         7,721,148
Operating costs and expenses                           (31,256,220)            (3,755,334)      (1,590,013)(a)  (36,601,567)
                                                        ------------            -----------     ------------    -------------
Loss from operations                                   (26,529,631)              (760,775)      (1,590,013)     (28,880,419)
Interest and other income (expenses)                      (446,013)               (65,764)              -          (511,777)
                                                        ------------            -----------     ------------    -------------
Net loss                                               (26,975,644)              (826,539)      (1,590,013)     (29,392,196)

Dividends and Accretion of Beneficial Conversion
 Feature of Preferred Stock                            (13,461,480)                    -          (115,292)(b)  (13,576,772)
                                                        ------------            -----------     ------------    -------------
Net Loss Applicable to Common Shareholders             (40,437,124)              (826,539)      (1,705,305)     (42,968,968)
Net Loss per share - basic and diluted                       (3.44)                                                   (3.59)
Weighted average common shares
 outstanding - basic and diluted                        11,763,251                                 213,444 (c)   11,976,695

(a) Adjustments to reflect amortization of intangibles and goodwill related to the acquisitions.
(b) Adjustment to reflect additional preferred stock dividends for the preferred stock sales needed to raise the cash paid for the acquisitions.
(c) Adjustment for the common shares issued for the acquisitions.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of
SkyLynx Communications, Inc.:

We have audited the accompanying consolidated balance sheets of SkyLynx Communications, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SkyLynx Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred significant losses since inception. The factors discussed in Note 2 to the consolidated financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
  April 11, 2000

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

           CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1999 and 1998
           ---------------------------------------------------------

                         ASSETS                                                        1999           1998
                         ------                                                        ----           ----
CURRENT ASSETS:
   Cash                                                                        $  1,947,982    $   512,925
   Accounts receivable, net                                                         710,878             --
   Prepaid expenses and other current assets                                        734,569         20,135
                                                                               ------------    -----------
          Total current assets                                                    3,393,429        533,060

PROPERTY AND EQUIPMENT, net                                                       3,566,045      1,632,370

GOODWILL AND INTANGIBLE ASSETS, net of accumulated amortization for
  1999 and 1998 respectively of $2,167,928 and $6,938                             9,572,707         89,195

OTHER ASSETS                                                                             --        152,978
                                                                               ------------    -----------
          Total assets                                                         $ 16,532,181    $ 2,407,603
                                                                               ============    ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                                    $  2,359,897    $   360,176
   Notes payable and convertible debt, current                                    1,529,529        363,138
   Deferred revenue                                                                 998,230             --
   Obligations under capital leases, current                                        584,186             --
   Dividends payable on preferred stock                                             720,082         39,759
   Deposits on unissued shares of common stock and preferred stock                       --        411,160
                                                                               ------------    -----------
          Total current liabilities                                               6,191,924      1,174,233
                                                                               ------------    -----------
OBLIGATIONS UNDER CAPITAL LEASES                                                    290,776             --
Notes Payable                                                                         6,751             --
                                                                               ------------    -----------
               Total liabilities                                                  6,489,451      1,174,233

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
   Common stock, $.001 par value; 150,000,000 shares authorized,
     15,194,255 shares issued and outstanding at 1999 and 9,531,186
     issued and outstanding at 1998                                                  15,194          9,531
   Additional paid-in capital                                                    48,725,112      4,171,356
   Preferred stock, Series A, $.01 par value; 5,000,000 shares authorized,
     379,941 shares issued and outstanding at 1999 and 988,750 shares
     issued and outstanding at 1998                                               1,058,378      2,606,069
   Preferred stock, Series C, $.01 par value; 2,000,000 shares authorized,
     696,419 shares issued and outstanding at 1999 and no shares issued
     and outstanding at 1998                                                      1,814,019           -
   Preferred stock, Series D, $.01 par value; 12,000 shares authorized,
     5,590 shares issued and outstanding at 1999 and no shares issued
     and outstanding at 1998                                                      4,420,737           -
   Retained Deficit                                                             (45,990,710)   (5,553,586)
                                                                               ------------    -----------

          Total stockholders' equity                                             10,042,730      1,233,370
                                                                               ------------    -----------
          Total liabilities and stockholders' equity                            $16,532,181    $ 2,407,603
                                                                               ============    ===========


  The accompanying notes are an integral part of these consolidated balance sheets.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1999 and 1998
                ----------------------------------------------

                                                                  1999             1998
                                                                  ----             ----
REVENUES                                                  $  4,726,589      $     7,898
COST OF SERVICES                                             2,021,293                0
DEPRECIATION & AMORTIZATION                                  2,998,146          266,206
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                26,236,781        5,034,628
                                                            ----------      -----------

OPERATING LOSS                                             (26,529,631)      (5,292,936)

NET INTEREST (EXPENSE) INCOME                                 (446,013)          18,104
                                                            ----------      -----------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                 (26,975,644)     (5,274,832)

PROVISION FOR INCOME TAXES                                        -                -
                                                            ----------      -----------

NET LOSS                                                   (26,975,644)     (5,274,832)

PREFERRED STOCK DIVIDENDS                                   (1,297,203)         (39,759)

ACCRETION OF BENEFICIAL CONVERSION FEATURE
     OF PREFERRED STOCK                                    (12,164,277)         (73,029)
                                                            ----------      -----------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                 $(40,437,124)     $(5,387,620)
                                                            ==========      ===========

NET LOSS PER SHARE-BASIC                                  $      (3.44)     $     (0.60)

NET LOSS PER SHARE-DILUTED                                $      (3.44)     $     (0.60)

SHARES USED IN COMPUTING NET LOSS PER SHARE-BASIC           11,763,251        8,946,874

SHARES USED IN COMPUTING NET LOSS PER SHARE-DILUTED         11,763,251        8,946,874


 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                ----------------------------------------------

                                                    Preferred  Stock, Series A  Preferred Stock, Series B  Preferred Stock, Series C
                                                    --------------------------  -------------------------  -------------------------
                                                       Shares        Amount        Shares        Amount       Shares        Amount
                                                    ------------  ------------  ------------  -----------  ------------  -----------
BALANCE, December 31, 1997                                 -       $     -             --       $  --           --        $   --

  Net loss

  Proceeds from issuance of preferred stock,
   Series A with 1,977,500 warrants on various
   dates, net of offering costs of $214,593             988,750     2,533,040          --          --           --            --

  Common stock issued for acquired assets on
   August 20, 1998                                         -             -             --          --           --            --

  Common stock issued for services on June 12,
   1998, at fair value                                     -             -             --          --           --            --

  Common stock issued for services on
   September 23, 1998, at fair value                       -             -             --          --           --            --

  Preferred stock dividend                                 -                           --          --           --            --

  Accretion of beneficial conversion feature
   of preferred stock                                      -           73,029          --          --           --            --
                                                    ------------  ------------  ------------  -----------  ------------  -----------

BALANCE, December 31, 1998                              988,750     2,606,069          --          --           --            --
                                                    ------------  ------------  ------------  -----------  ------------  -----------

  Net loss                                                 -             -             --          --           --            --

  Proceeds from issuance of preferred stock,
   Series A with 141,682 warrants,
   net of offering costs of $185,365                     70,841        82,787          --          --           --            --


                                                    Preferred Stock, Series D  Preferred Stock, Series E       Common Stock
                                                    -------------------------  -------------------------  ----------------------
                                                       Shares        Amount       Shares        Amount      Shares      Amount
                                                    ------------   ----------  ------------   ----------  ----------  ----------
BALANCE, December 31, 1997                                 --       $   --            --       $   --      8,772,189  $    8,772

  Net loss

  Proceeds from issuance of preferred
   stock, Series A with 1,977,500 warrants on
   various dates, net of offering costs of
   $214,593                                                --           --            --           --          --          --

  Common stock issued for acquired assets on
   August 20, 1998                                         --           --            --           --       50,000         50

  Common stock issued for services on June 12,
   1998, at fair value                                     --           --            --           --      653,997        654

  Common stock issued for services on
   September 23, 1998, at fair value                       --           --            --           --        55,000        55

  Preferred stock dividend                                 --           --            --           --          --          --

  Accretion of beneficial conversion feature
   of preferred stock                                      --           --            --           --          --          --
                                                    ------------   ----------  ------------   ----------  ----------  ----------

BALANCE, December 31, 1998                                 --           --            --           --      9,531,186       9,531
                                                    ------------   ----------  ------------   ----------  ----------  ----------
  Net loss                                                 --           --            --           --          --          --

  Proceeds from issuance of preferred stock,
   Series A with 141,682 warrants,
   net of offering costs of $185,365                       --           --            --           --          --          --


                                                          Additional
                                                           Paid-in        Retained
                                                           Capital        Deficit        Total
                                                         -----------    -----------    -----------
BALANCE, December 31, 1997                                $  981,918    $  (278,754)   $   711,936

  Net loss                                                      ----     (5,274,832)    (5,274,832)

  Proceeds from issuance of preferred stock,
   Series A with 1,977,500 warrants on various
   dates, net of offering costs of $214,593                1,207,367          --         3,740,407

  Common stock issued for acquired assets on
   August 20, 1998                                           206,200          --           206,250

  Common stock issued for services on June 12,
   1998, at fair value                                     1,559,369          --         1,560,023

  Common stock issued for services on
   September 23, 1998, at fair value                         329,290          --           329,345

  Preferred stock dividend                                   (39,759)          -           (39,759)

  Accretion of beneficial conversion feature
   of preferred stock                                        (73,029)         --             --
                                                         -----------    -----------    -----------

BALANCE, December 31, 1998                                 4,171,356     (5,553,586)     1,233,370
                                                         -----------    -----------    -----------

  Net loss                                                        --    (26,975,644)   (26,975,644)

  Proceeds from issuance of preferred stock,
   Series A with 141,682 warrants,
   net of offering costs of $185,365                          15,192                        97,979


                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------

                    FOR THE YEARS ENDED DECEMBER 31, 1999,
                    --------------------------------------

                                   AND 1998
                               -----------------
                                  (continued)

                                                  Preferred Stock,  Series A  Preferred Stock, Series B  Preferred Stock, Series C
                                                  --------------------------  -------------------------  -------------------------
                                                     Shares        Amount        Shares        Amount       Shares        Amount
                                                  ------------  ------------  ------------  -----------  ------------  -----------
Proceeds from issuance of preferred stock,
 Series B with 120,000 warrants and 15,000
 shares of common stock on January 19,
 1999, net of offering costs of $159,015                    --            --        600        141,563             --           --

Proceeds from issuance of preferred stock,                  --            --         --             --        721,419      423,716
 Series C, net of offering costs of $379,344

Proceeds from issuance of preferred stock,                  --            --         --             --             --           --
 Series D with 405,880 warrants, net of
 offering costs of $777,198

Proceeds from issuance of preferred stock,                  --            --         --             --             --           --
 Series E with 91,764 warrants, net of
 offering costs of $218,430

Exercise of options and warrants                            --            --         --             --             --           --

Warrants issued in connection with promissory
 notes                                                      --            --         --             --             --           --

Stock based compensation                                    --            --         --             --             --           --

Proceeds from issuance of common stock,
 with 526,316 warrants.                                     --            --         --             --             --           --

Common stock issued for acquired assets                     --            --         --             --             --           --

Common stock issued for services                            --            --         --             --             --           --

Common stock issued for litigation settlement               --            --         --             --             --           --

Conversion of Preferred Stock                         (679,650)   (1,893,260)      (600)      (291,050)       (25,000)     (89,076)

Preferred stock dividends                                   --            --         --             --             --           --

Accretion of beneficial conversion feature
  of preferred stock                                        --       262,782         --        149,487             --    1,479,379
                                                  ------------  ------------  ------------  -----------  ------------  -----------

BALANCE, December 31, 1999                             379,941     1,058,378          -     $        -        696,419  $ 1,814,019
                                                  ============  ============  ============  ===========  ============  ===========

                                                   Preferred Stock, Series D  Preferred Stock, Series E         Common Stock
                                                  --------------------------- -------------------------  -------------------------
                                                     Shares         Amount       Shares        Amount       Shares        Amount
                                                  ------------    ----------- ------------  -----------  ------------  -----------
Proceeds from issuance of preferred stock,
 Series B with 120,000 warrants and 15,000
 shares of common stock on January 19,
 1999, net of offering costs of $159,015                    --            --         --             --         15,000           15

Proceeds from issuance of preferred stock,
 Series C, net of offering costs
 of $379,344                                                --            --         --             --             --           --

Proceeds from issuance of preferred stock,              10,000            --         --             --             --           --
 Series D with 405,880 warrants, net of
 offering costs of $777,198

Proceeds from issuance of preferred stock,                  --            --      3,000            --              --           --
 Series E with 91,764 warrants, net of
 offering costs of $218,430

Exercise of options and warrants                            --            --         --             --        351,820          352

Warrants issued in connection with promissory
 notes                                                      --            --         --             --             --           --

Stock based compensation                                    --            --         --             --             --           --

Proceeds from issuance of common stock,
 with 526,316 warrants                                      --            --         --             --        263,158          263

Common stock issued for acquired assets                     --            --         --            --         479,405          479

Common stock issued for services                            --            --         --            --         850,274          850

Common stock issued for litigation settlement               --            --         --            --         115,000          115

Conversion of Preferred Stock                           (4,410)   (3,487,557)      (3,000)   (2,364,335)    3,497,514        3,498

Preferred stock dividends                                   --            --         --            --          90,898           91

Accretion of beneficial conversion feature
  of preferred stock                                       --      7,908,294         --     2,364,335              --           --
                                                  ------------   -----------  ---------    ----------      ----------   ----------
BALANCE, December 31, 1999                               5,590   $ 4,420,737         --            --      15,194,255       15,194
                                                  ============   ===========  =========    ==========      ==========   ==========

                                                     Additional
                                                      paid-in                 Retained
                                                      Capital                 Deficit          Total
                                                      -------                 -------          -----
Proceeds from issuance of preferred stock,
 Series B with 120,000 warrants and 15,000
 shares of common stock on January 19,
 1999, net of offering costs of $159,015                407,407                   --           548,985

Proceeds from issuance of preferred stock,
 Series C net of offering costs
  of $379,344                                         2,082,616                   --         2,506,332

Proceeds from issuance of preferred stock,
 Series D with 405,880 warrants, net of
 offering costs of $777,198                           9,222,802                   --         9,222,802

Proceeds from issuance of preferred stock,
 Series E with 91,764 warrants, net of
 offering costs of $218,430                           2,781,570                   --         2,781,570

Exercise of options and warrants                        755,404                   --           755,756

Warrants issued in connection with promissory
 notes                                                  892,025                   --           892,025

Stock based compensation                             13,077,278                   --        13,077,278

Proceeds from issuance of common stock,
 with 526,316 warrants                                  499,737                   --           500,000

Common stock issued for acquired assets               3,274,406                   --         3,274,885

Common stock issued for services                      2,216,971                   --         2,217,821

Common stock issued for litigation settlement           820,260                   --           820,375

Conversion of Preferred Stock                         8,121,780                   --                --

Preferred stock dividends                               386,308               (1,297,203)     (910,804)

Accretion of beneficial conversion featured-in
  of preferred stock                                         --              (12,164,277)           --
                                                   ------------             ------------      ---------
BALANCE, December 31, 1999                         $ 48,725,112             $(45,990,710)    $10,042,730
                                                   ============             ============     ===========

The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                ----------------------------------------------

                                                                                         1999                1998
                                                                                   ----------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                           (26,975,644)            $(5,274,832)
  Adjustments to reconcile net loss to net cash used in
  operating activities-
       Common stock issued for services                                                2,217,821                 1,771,618
       Depreciation and amortization                                                   2,998,146                 266,206
       Equipment reserve                                                                      --                  87,150
       Loss on disposal of fixed assets                                                  155,755                      --
       Imputed interest expense on convertible debt                                      446,013                      --
       Stock-based compensation expense                                               13,077,278                      --
       Litigation settlement expense paid in common stock                                820,375                      --
       Changes in operating assets and liabilities-
          Accounts receivable                                                           (710,878)                     --
          Prepaid expenses and other current assets                                     (714,434)                (20,135)
          Other assets                                                                   152,978                  91,772
          Accounts payable and accrued liabilities                                     1,999,721                 661,382
          Accounts payable, related party                                                     --                (391,299)
          Deferred revenue                                                               998,230                      --
          Other current liabilities                                                           --                  (1,375)
                                                                                   -------------          --------------
               Net cash used in operating activities                                  (5,534,639)             (2,809,513)
                                                                                   -------------          --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                    (892,763)             (1,357,239)
  Purchase of subsidiaries, net of cash acquired                                      (9,185,078)                     --
                                                                                   -------------          --------------
               Net cash used in investing activities                                 (10,077,841)             (1,357,239)
                                                                                   -------------          --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of notes payable and convertible debt                                       1,107,975                       -
  Principal repayments of notes payable and convertible debt                            (380,846)               (100,000)
  Proceeds from issuance of debt with warrants                                           892,025                      --
  Principal repayments of obligations under capital leases                              (343,400)                     --
  Proceeds from the issuance of common stock, warrants, and preferred stock,
   net of offering costs                                                               15,246,508               3,740,407
  Advances on unissued shares                                                                 --                 411,160
  Proceeds from the exercise of options and warrants                                     755,756                      --
  Dividends paid                                                                        (230,481)                     --
                                                                                   -------------          --------------
               Net cash provided by financing activities                              17,047,537               4,051,567
                                                                                   -------------          --------------

NET INCREASE IN CASH                                                                   1,435,057                (115,185)

CASH, beginning of period                                                                512,925                 628,110
                                                                                   -------------          --------------
CASH, end of period                                                                    1,947,982             $   512,925
                                                                                   =============          ==============

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                ----------------------------------------------
                                  (continued)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for-
       Interest                                                  88,279          4,043

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
     Issuance of common stock for property and equipment              -        117,750
     Common stock issued for acquired assets                  3,274,885        206,250
     Property and equipment acquired under capital leases       540,694              -

 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1999 AND 1998
                          --------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------------------------

Description of Business
-----------------------

SkyLynx Communications, Inc. ("the Company") provides dial-up and high-speed Internet connectivity and other advanced Internet services to both business and residential customers. The Company's primary service and product offerings include dial-up and high-speed Internet access, web site development and hosting services and Internet and network security consulting services and security related products. To date, the Company's primary geographical area of focus has been the western United States. The majority of the Company's customers are located in the states of California, Oregon, Washington, Nevada and Arizona.


Organization
------------

The Company is the surviving company of a reverse acquisition between Allied Wireless, Inc. (AWI) and SkyLynx Express Holdings, Inc. (SEHI) effective December 31, 1997.

AWI was incorporated in Colorado on September 23, 1996. SEHI was incorporated in Delaware on July 29, 1997. On December 16, 1997, AWI acquired all of the outstanding common stock of SEHI. For accounting purposes, the reverse acquisition has been treated as a recapitalization of SEHI with AWI the legal surviving entity. The accompanying consolidated financial statements have been prepared as if the recapitalization took place on December 31, 1997. Subsequent to the merger, AWI changed its name to SkyLynx Communications, Inc.

On December 14, 1999, SkyLynx Communications, Inc., a Colorado corporation, culminated a tax-free reorganization pursuant to which it completed a redomestication as a corporation formed and organized under the laws of the state of Delaware by way of a merger by and between SkyLynx Communications, Inc., a Colorado corporation and the Company, after which the Company emerged as the surviving entity.

Prior to June 30, 1999, the condensed consolidated financial statements were presented in the accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

1 for 13 Reverse Stock Split
----------------------------

On January 23, 1998, the stockholders of the Company approved a 1 for 13 reverse stock split. The accompanying consolidated financial statements have been retroactively restated to give effect to the reverse stock split.

Principles of Consolidation
---------------------------

The Company's consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------

The carrying value of financial instruments on the accompanying consolidated balance sheets approximates their fair value.

Reclassifications
-----------------

Certain prior balances have been reclassified to conform to the current year presentation.

Property and Equipment
----------------------

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Property and equipment under capital lease are depreciated using the straight-line method over the lesser of the estimated useful lives of the assets or the term of the related lease.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Goodwill and Intangible Assets
------------------------------

Goodwill and intangible assets are stated net of accumulated amortization. Amortization is provided using the straight-line method over three years. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of goodwill and intangible assets may warrant revision. Amortization of goodwill and intangibles for the years ended December 31, 1999 and 1998 was $2,160,990 and $6,938.

Management believes that there has been no impairment of the goodwill and intangible assets as reflected in the Company's consolidated financial statements as of December 31, 1999.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, composed primarily of billings for internet services, is recognized as the services are provided.

Any amounts collected in advance of the provision of service are reflected as deferred revenue until the service is rendered.

Income Taxes
------------

Provision for income taxes includes federal and state income taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

Research and Development
------------------------

Research and development costs are expensed as incurred.

Loss Per Share
--------------

Net loss per share-basic excludes dilution and is determined by dividing loss available to common stockholders by the weighted average number of common shares outstanding during the period. Net loss per share-diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock.

As of December 31, 1999, there were 6,473,870 stock options, preferred stock convertible into 2,939,693 shares of common stock, and 2,222,526 common stock purchase warrants outstanding which were not included in the calculation net loss per share - diluted because they were antidilutive. As of December 31, 1998, there were 3,579,736 stock options, preferred stock convertible into 988,750 shares of common stock, and 1,977,500 common stock purchase warrants outstanding which were not included in the calculation net loss per share - diluted because they were antidilutive.

2. LIQUIDITY:
   ----------

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company has incurred losses of $26,975,644 and $5,274,832 for the years ended December 31, 1999 and 1998, respectively. This factor among others raises substantial doubt about the Company's ability to continue as a going concern.

At April 10, 2000, the Company had cash on hand of approximately $8 million. Although the Company believes that its current cash on hand plus the cash flow generated by its Internet service providers will be sufficient to fund existing operations through the remainder of the fiscal year, if the Company chooses to pursue additional acquisitions, expand the range of Internet related services it offers, or otherwise change its strategy, it will likely be required to issue additional equity or debt. There can be no assurance that such equity or debt financing will be available to the Company, or that it will be available on terms acceptable to the Company. Further, any additional equity financing may be dilutive to existing shareholders, and any debt financing may involve pledging all or some of the Company's existing assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. As a result of these factors, substantial doubt exists about the Company's ability to continue as a going concern.

3. PURCHASE OF ASSETS:
   -------------------

In 1998, the Company purchased certain assets of Nadex West, Inc. The assets purchased included property and equipment, including leases covering two Multipoint Distribution Service channels granted under licenses issued by the Federal Communications Commission within the Fresno, California, geographical area. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction was 50,000 shares of common stock with a fair value of $206,250.

On February 2, 1999, the Company purchased certain assets of InterAccess Corporation, an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction was $390,770, consisting of $195,385 in cash and 35,164 shares of the Company's common stock with a fair value of $195,385. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On March 24, 1999, the Company purchased certain assets of ContiNet, LLC, an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction consisted of $343,379 in cash, a promissory note in the amount of $50,000, 10,173 shares of the Company's common stock with a fair value of $104,162 and an additional 8,937 shares that have been escrowed for one year from the purchase date to secure any obligations of the seller. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On April 28, 1999, the Company acquired substantially all of the assets of Simply Internet, Inc., an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction was $2,123,775 in cash. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On April 29, 1999, the Company acquired substantially all of the assets of Net Asset, LLC, an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction was $1,100,000 in cash and an additional $75,000 in escrow at December 31, 1999, to secure any obligations of the seller. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On May 7, 1999, the Company acquired substantially all of the assets of SeaTac.Net, Inc., an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction was $400,000, consisting of $200,000 in cash and 19,865 shares of the Company's common stock with a fair value of $200,000. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On July 16, 1999, the Company acquired substantially all of the assets of Network Training and Consulting d/b/a ISAT Network, an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction consisted of $450,000 in cash, 45,000 shares of the Company's common stock with a fair value of $360,000, and an additional 11,250 shares that have been escrowed for one year from the purchase date to secure any obligations of the seller. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On July 27, 1999, the Company acquired all of the capital stock of CalWeb Internet Services, Inc, an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid for this transaction consisted of $2.6 million in cash, 190,977 shares of the Company's common stock with a fair value of $1,270,000 and an additional 64,662 shares that have been escrowed for one year from the purchase date to secure any obligations of the seller. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

On July 29, 1999, the Company acquired substantially all of the assets of InfiCad Computing and Design, LLC, an Internet service provider. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid for this transaction consisted of approximately $1,125,000 in cash, 178,226 shares of the Company's common stock with a fair value of $1,193,000 and additional 38,394 shares that have been escrowed for one year from the purchase date to secure any obligations of the seller. Goodwill and intangible assets resulting from the asset purchase are stated net of accumulated amortization, and amortization is provided using the straight-line method over three years.

4.   PROPERTY AND EQUIPMENT:
     -----------------------

Property and equipment consisted of the following as of December 31, 1999 and 1998:

                                             Useful Lives
                                               in Years         1999           1998
                                             ------------   ------------   ------------
     Communications and computer equipment         5        $  3,712,541   $  1,637,719
     Furniture and fixtures                        5             240,503        110,253
     Leasehold improvements                        5             166,342        143,666
     Software                                      5             316,961              -
                                                            ------------   ------------
                                                               4,436,347      1,891,638
     Less- Accumulated depreciation
       and amortization                                         (870,302)      (259,268)
                                                            ------------   ------------

          Property and equipment, net                       $  3,566,045   $  1,632,370
                                                            ============   ============

5.   NOTES PAYABLE AND CONVERTIBLE DEBT

As part of the purchase agreement with Continet, LLC, the Company issued a promissory note for $50,000. Principal and interest is payable monthly through March 2001 with an annual interest rate of 9%. Principal payments to be made in 2000 and 2001 are $25,541 and $6,751, respectively.



In November 1999, in exchange for $1,950,000, the Company issued an aggregate principal amount of $1,950,000 convertible promissory notes and 749,665 warrants exercisable at $3.375 for four years to purchase shares of the Company's common stock. The $1,950,000 convertible promissory notes converted into 1,950 shares of the Company's Series F convertible preferred stock simultaneously with the first closing of the Company's Series F convertible preferred stock in February 2, 2000 and prior to February 14, 2000, the repayment date for the notes.


6.   INCOME TAXES:
     -------------

The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities are settled. At December 31, 1999 and 1998 the Company had net operating loss (NOL) carryforwards of $25,852,969 and $5,283,770, respectively, that can reduce future federal income taxes. Realization of the future tax benefits related to the deferred tax asset is dependent on many factors, including the Company's ability to generate taxable income within the NOL carryforward period. If not utilized, the NOL carryforwards will expire in 2018 and 2019.

Due to uncertainties regarding the Company's ability to realize the benefits of its deferred tax assets through future operations, a valuation allowance has been established.

The income tax effect of temporary differences comprising the deferred tax asset is a result of the following as of December 31, 1999 and 1998:

                                                                          1999             1998
                                                                      ------------     ------------
   Deferred tax assets:
      Allowance for doubtful accounts                                  $      -        $     14,010
      Accrued liabilities                                                     -              40,984
      Net operating loss carryforward                                    9,727,218        1,932,034
                                                                      ------------     ------------
      Valuation allowance                                               (9,727,218)      (1,987,028)
                                                                      ------------     ------------
             Net deferred tax asset                                         -          $       -
                                                                      ============     ============

The change in the valuation allowance for the years ended December 31, 1999 and 1998, was $7,740,190 and $5,206,532.

A reconciliation between the statutory federal income tax rate (34 percent) and the effective rate of income tax for the years ended December 31, 1999 and 1998, is as follows:

                                                             1999      1998
                                                            ------    ------

    Statutory income tax rate                                (34)%      (34)%
    Increase (decrease) in taxes resulting from:
       State taxes, net of U.S. Federal tax benefit          (3.6)       (3.6)
       Increase in valuation allowance                       28.7        35.6
       Tax effect of nondeductible stock compensation         8.9         --
       Other                                                   --         2.0
                                                             ----        ----
                                                               --          --
                                                             ----        ----

6.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

Litigation
----------

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability, which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

The Company has agreed to buy substantially all of the assets of Cable Corporation of America, which is in bankruptcy. 120,000 shares of the Company's common stock have been placed in escrow pending the resolution of certain complaints filed in the bankruptcy proceeding.

On July 29, 1999, the Company issued 115,000 shares of common stock to James Gordon to settle a claim brought by him against the Company.

Lease Commitments
-----------------

The Company leases certain property and other equipment under operating leases and capital leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments under noncancellable operating leases and capital leases as of December 31, 1999, are as follows:

           Year Ending                                            Capital       Operating
           December 31,                                            Leases         Leases
          --------------                                         ----------    ----------
               2000                                              $  628,527    $  740,388
               2001                                                 359,508       691,085
               2002                                                  46,913       400,684
               2003                                                      --       110,010
               2004                                                      --            --
                                                                 ----------    ----------
               Total minimum lease payments                       1,034,948     1,942,167
                                                                 ==========    ==========
               Less: Amount representing interest                   159,986
                                                                 ----------

               Present value of minimum capital lease payments      874,962

               Less: Current maturities of obligations
                     under capital leases                           584,186
                                                                 ----------

              Obligations under capital leases,
                  less current maturities                        $  290,776
                                                                 ==========

Rent expense under operating leases was $464,780 and $90,292 for the years ended December 31, 1999 and 1998, respectively.

Employment Agreements
---------------------

The Company has entered into employment agreements with certain Company officers and management. The remaining minimum commitment under the terms of these agreements as of December 31, 1999, is approximately $818,400, all of which is payable in 2000. These employment agreements expire on various dates through December 2000. In addition, under these employment contracts, 3,454,398 non-qualified stock options have been granted.

7.  COMMON STOCK:
    -------------

During 1998, the Board of Directors of the Company (Board) approved the issuance of 708,997 shares of common stock in exchange for services. The shares were issued without registration under the federal securities laws in reliance upon an exemption from registration requirements contained in the Securities Act of 1933, as amended.

During the year ended December 31, 1999, the Board approved the issuance of 850,274 shares of common stock to employees and others in exchange for services.

On January 31, 1999, the Company issued and sold 263,158 units to one investor at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of the Company's common stock, one warrant exercisable for three years to purchase one additional share of common stock at a price of $6.00 per share, and one warrant exercisable for three years to purchase an additional share of common stock at an exercise price of $8.00 per share. Both warrants associated with the unit purchase made by the investor in January 31, 1999 were subsequently cancelled in 2000 and re-issued by the Company as a warrant to purchase 526,316 shares of common stock of the Company at an exercise price of $4.00, which expires three years from the date of the initial purchase of the units described above.

The Company has issued from time to time during the fiscal year 1999 common stock in connection with its acquisitions of Internet-related businesses, as described in Note 3.

The Company has also issued common stock during the fiscal year 1999 in connection with exercise of option grants by its employees, consultants, or directors, as described in Note 9.

8.  PREFERRED STOCK:
    ----------------

Unit Offerings
--------------

Series A

During 1998, the Company, through a private placement offering, sold an additional 988,750 units to qualified investors for $4.00 per unit. Each unit consisted of one share of Series A convertible preferred stock, one Class A warrant, and one Class B warrant.

In January 1999, the Company, through a private placement offering, sold an additional 70,841 units to qualified investors for $4.00 per unit. Each unit consisted of one share of Series A convertible preferred stock, one Class A warrant and one Class B warrant.

The Company's Series A convertible preferred stock has a par value of $0.01 per share and a dividend rate of 10 percent, which is cumulative. Each share of preferred stock is convertible into one share of the Company's common stock at the option of the stockholder. The option may be exercised after one year from the date of issue, upon effective registration of the underlying common shares, or automatically upon the earlier of (1) the third anniversary of the date of issue, or (2) once the Company's common stock publicly trades above $6.00 per share for 10 consecutive trading days. The preferred stock has a liquidation preference of $4.00 per share.

Each Class A warrant entitles the holder to purchase one share of common stock at $7.50 per share beginning one year from the date of issuance or beginning on the effective date of registration of the underlying common shares, whichever comes first. Each Class B warrant entitles the holder to purchase one share of common stock at $10.00 per share, beginning one year from the date of issuance or beginning on the effective date of registration of the underlying common shares, whichever comes first. Both the Class A and Class B warrants expire three years from the date of issuance. The Company may, under certain circumstances, redeem all of the outstanding Class A and Class B warrants upon 30 days written notice at $.01 per warrant.

In February 1999, the Company offered to all investors who purchased units in the 1998 Private Offering, the opportunity to exercise all Class A warrants to purchase shares of the Company's common stock at a reduced exercise price of $2.00 per share upon the surrender to the Company for cancellation of all Class B warrants.

Series B

In January 1999, the Company completed the sale to one accredited investor of 600 shares of Series B convertible preferred stock, 15,000 shares of common stock and warrants exercisable to purchase 120,000 shares of common stock at an exercise price of $3.00 per share. The aggregate purchase price for the securities was $600,000.

The Company's Series B convertible preferred stock has a par value of $0.01 per share and a dividend rate of 8 percent, which is cumulative and payable in cash or common stock. Each share of preferred stock is convertible into shares of common stock at a rate of 80% of the market price of the common stock, as defined. Each warrant entitles the holder to purchase one share of common stock at $3.00 per share, beginning on the date of issuance and the warrants expire three years from the date of issuance. The preferred stock has a liquidation preference of $1,000 per share.

Series C

During 1999, the Company sold 721,419 Series C convertible preferred stock to qualified investors at a price of

$4.00 per share. The total proceeds of the Series C convertible preferred stock offering was $2,885,676.

The Company's Series C convertible preferred stock has a par value of $0.01 per share and a dividend rate of 10 percent, which is cumulative and payable in preferred stock. Series C investors are also entitled to participate, on a pro rata basis, in any dividends paid on the outstanding shares of common stock, after payment of dividends on the preferred stock. Each share of preferred stock is convertible into one share of the Company's common stock. The preferred stock may be converted, at the option of the Series C investor, after one year from the date of issue or upon effective registration of the underlying common shares, or it will automatically convert on the third anniversary of the date of issue. The preferred stock has a liquidation preference of $4.00 per share.

Series D

In April and May 1999, the Company sold 10,000 shares of its Series D convertible preferred stock to qualified investors at a price of $1,000 per share. The total proceeds of the Series D convertible preferred stock offering was $10,000,000. In connection with said offering, the Company issued warrants to acquire a total of 405,880 shares of the Company's common stock at $8.17 per share.

The Company's Series D convertible preferred stock has a par value of $0.01 per share and a dividend rate of 5 percent, which is cumulative and payable in cash or preferred stock at the option of the Series D investor. Each share of preferred stock is convertible into 333 shares of the Company's common stock. The preferred stock may be converted at the option of the Series D investor or it will automatically convert upon the third anniversary of the date of issue. If, after April 16, 2000, the Company's common stock is trading at less than $3.00 per share, the Company may redeem the preferred stock at $1,200 per share plus any unpaid dividends. The preferred stock has a liquidation preference of $1,000 per share.

Series E

In May 1999, the Company, through a private placement offering, sold 3,000 shares of the Company's Series E convertible preferred stock to qualified investors at a price of $1,000 per share. The total proceeds for the Series E convertible preferred stock offering was $3,000,000. In connection with said offering, the Company issued warrants to acquire a total of 91,764 shares of common stock at $8.17 per share.

The Company's Series E convertible preferred stock has a par value of $0.01 per share and a dividend rate of 5 percent per share, which is cumulative and payable in cash or preferred stock at the option of the Series E investor. Each share of preferred stock is convertible into

333 shares of the Company's common stock, subject to adjustments. The preferred stock may be converted at the option of the Series E investor or it will automatically convert upon the third anniversary of the date of issue. If, after May 6, 2000, the Company's common stock is trading at less than $3.00 per share, the Company may redeem the preferred stock at $1,200 per share plus any unpaid dividends. The preferred stock has a liquidation preference of $1,000 per share.

As of December 31, 1999, the Company had accrued unpaid dividends on preferred stock of $720,082.

Beneficial Conversion Feature
-----------------------------

Series A

The Company recorded a beneficial conversion feature of $337,488 related to its Series A convertible preferred stock, which was fully accreted as of December 31, 1999.

Series B

The Company recorded a beneficial conversion feature of $149,487 related to its Series B convertible preferred stock, which was fully accreted as of December 31, 1999.

Series C

The Company recorded a beneficial conversion feature of $2,082,616 related to its Series C convertible preferred stock, which is being accreted over one year.

Series D

The Company recorded a beneficial conversion feature of $7,908,294 related to its Series D convertible preferred stock, which was fully accreted as of December 31, 1999. The total excess of fair value over the conversion price at the date of grant was $24,849,998.

Series E

The Company recorded a beneficial conversion feature of $2,364,335 related to its Series E convertible preferred stock, which was fully accreted as of December 31, 1999. The total excess of fair value over the conversion price at the date of grant was $9,449,991.

9.   STOCK-BASED COMPENSATION:
     -------------------------

Effective January 23, 1998, the Company adopted the 1998 Equity Incentive Plan
(Plan) under which 1,750,000 shares of common stock of the Company were authorized and reserved for use in the Plan. Effective August 23, 1999, the Company's board of directors and stockholders adopted an amendment whereby the total shares subject to the plan was increased to 8,000,000 shares. The Plan allows the issuance of incentive stock options, nonqualified stock options, stock bonuses, rights to purchase restricted stock, and stock appreciation rights. Incentive stock options become exercisable over either three or 4 year vesting schedules, depending on the specific option grant, and expire five years from the date of grant.

In addition to the incentive stock options granted under the Plan, the Company also granted non-qualified stock options to certain officers, directors, and other employees. Of the non-qualified options granted, certain options are exercisable immediately and others become exercisable over 5 to 10 years or upon meeting performance criteria, and expire one to ten years from the date of grant.

                                  Options Outstanding                                              Options Exercisable
                                               Weighted Average
                           Outstanding as of       Remaining       Weighted Average       Exercisable as of    Weighted Average
                                                                   ----------------       -----------------    ----------------
Range of Exercise Price       31-Dec-99        Contractual Life     Exercise Price            31-Dec-99         Exercise Price
-----------------------       ---------        ----------------     --------------            ---------         --------------
       1.94-2.13              2,641,898                    4.13               1.98            1,083,844                   1.98
       2.30-2.75              3,601,972                    3.06               2.38            1,699,840                   2.33
            4.99                230,000                    5.00               4.99                -                         -


                           Grant Price
                           compared to                      Weighted average               Weighted average
                           fair value                       exercise price                 fair value
                           -----------                      ----------------               -----------------
                             Exceeds                            4.99                         2.46

                             Less than                          2.33                         4.26


Stock option activity for the years ended December 31, 1999 and 1998, was as follows:

                                                     1999                           1998
                                        -----------------------------  ------------------------------
                                          Number        Weighted         Number          Weighted
                                            Of           Average           of             Average
                                          Shares      Exercise Price     Shares       Exercise Price
                                        ----------   ----------------  ----------    ----------------
   Outstanding, beginning of period      3,579,736         2.12            ---              ---
      Granted                            3,628,000         2.43         3,579,736           2.12
      Exercised                            (97,420)        2.30            ---              ---
      Canceled or expired                 (636,446)        2.52            ---              ---
                                        ----------      ----------     ----------       ----------
   Outstanding, end of period            6,473,870         2.39         3,579,736           2.12
                                        ==========      ==========     ==========       ==========
   Options vested at year-end            2,753,684         2.15           670,720           2.43
                                        ==========      ==========     ==========       ==========

The Company accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25). Compensation expense of $13,077,278 and $2,001,618 was recognized for stock-based compensation under APB 25 for the years ended December 31, 1999 and 1998, respectively. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which allows companies to continue following the accounting guidance of APB 25, but requires disclosure of net income and earnings per share for the effects on compensation expense had the accounting guidance of SFAS 123 been adopted.

The Company has elected SFAS 123 for disclosure purposes. Under SFAS 123, the fair value of each option granted has been estimated as of the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: for 1999, risk-free interest rate of 4.43 to 6.32 percent, expected volatility of 80 percent, expected life of four to five years, and no expected dividends, for 1998, risk-free interest rate of 4.46 to 5.63 percent, expected volatility of 80 percent, expected life of four years, and no expected dividends. Had compensation expense been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                        1999        1998
                                                      --------    --------

          As reported:
            Net loss available to common
            stockholders                            (40,437,124) (5,274,832)
            Net loss per share - basic and diluted       $(3.44)     $(0.60)
          Pro Forma:

            Net loss available to common stockholders  (50,687,794)  (6,215,209)
            Net loss per share - basic and diluted           (4.31)        (.71)

10.  RELATED-PARTY TRANSACTIONS:
     ---------------------------

During 1998, despite suspension of agreement with Network System Technologies, Inc. (NST), (a related party) NST billed the Company $735,256 for the construction of wireless data transmission plants in Fresno, California, and in Tampa, Florida. Both transmission plants were completed and this amount was paid during the year ended December 31, 1998.

During 1998, the Company issued 708,997 shares of common stock to affiliates in exchange for services. The services were valued by management at the fair value of the common stock on the date of issuance.

11.  SUBSEQUENT EVENTS:
     ------------------

Effective March 1, 2000, the Company issued a warrant to purchase 1,000,000 shares of the Company's common stock at an exercise price of $.01 per share to one investor as consideration for such investor having participated as the lead investor in the Company Series F convertible preferred stock financing.

As of February 11, 2000, the Company completed an offering of 15,316 shares of Series F convertible preferred stock for an aggregate purchase price of $15,316,000, which includes, the issuance of 1,950 shares of Series F convertible preferred stock to associated with the conversion of an aggregate principal amount of $1,950,000 convertible promissory notes issued by the Company in November, 1999.

Effective February 11, 2000, the Company acquired substantially all of the assets of Alternate Access, Inc. for a total purchase price of $4,131,624, of which $1,950,000 in cash and 684,431 shares of the Company's common stock. In connection with said transaction, the Company also obtained has the right to acquire up to 30% equity ownership in PDGT.COM, Inc. The Company has currently acquired a 21.8% interest for a cash consideration of $750,000.

Effective February 11, 2000, the Company acquired substantially all of the assets of Planetlink Corporation, Inc. d/b/a Inforum Communications for $237,450 in cash and 74,494 shares of the Company's common stock.

Effective February 11, 2000, the Company issued two warrants to H. C. Wainwright, exercisable to purchase an aggregate of 500,000 shares of the Company's common stock at the following exercise prices: (i) with respect to 400,000 shares, an exercise price of $.01, in connection with their role as placement agent in the Series F convertible preferred stock financing; and (ii) with respect to 100,000 shares, an exercise price of $3.00 per share, in connection with their role as placement agent in the November 1999 convertible loan transaction.

Between March 7, 2000 and March 31, 2000, the Company effected a 1 to 1 exchange offer to its then Series D convertible preferred stockholders pursuant to which the Company issued a total of 4,440 shares of the Company's D-1 convertible preferred stock. The Company's Series D-1 convertible preferred stock has a par value of $0.01 per share and a dividend rate of 5 percent.

FINANCIAL RESULTS OF OPERATIONS (UNAUDITED):

The following unaudited pro forma information for the year ended December 31, 1999, include the results of the Company and Interaccess Corporation, Simply Internet, Inc., Net Asset, LLC, Calweb Internet Services, Inc. and InfiCad Computing and Design, LLC as if the acquisitions had occurred as of January 1, 1999. The pro forma condensed consolidated statements of operations may not be comparable to, and may not be indicative of, the Company's post-acquisition results of operations.

                                                          Amount
                                                        (unaudited)

Revenues                                               $   7,721,148
                                                       =============

Net loss                                               $ (29,392,196)
                                                       =============

Net loss applicable to common stockholders             $ (42,968,968)
                                                       =============

Per share net loss applicable to common
  stockholders-basic and diluted                               (3.59)
                                                       =============

Shares used in computing per share net

  loss applicable to common stockholders-basic
  and diluted                                             11,976,695
                                                       =============

To the Board of Directors and Shareholders
Interaccess Corp.


                         INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Interaccess Corp. as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interaccess Corp., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Cordovano and Harvey, P.C.
Denver, Colorado
April 16, 1999

                               INTERACCESS CORP.
                               -----------------

                                 Balance Sheet

                               December 31, 1998

                                    ASSETS



CURRENT ASSETS
 Cash                                                      $     344
 Accounts receivable, net of allowance for
    uncollectible accounts totaling $50,100                   19,321
                                                           ---------
          TOTAL CURRENT ASSETS                                19,665

PROPERTY AND EQUIPMENT, less accumulated depreciation
 of $50,800 (Note C)                                          15,629
                                                           ---------
                                                           $  35,294


LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES
 Accounts payable                                          $  10,547
 Current maturities on advances payable,
    related parties (Note B)                                  21,340
 Accrued interest expense, related party
    (Note B)                                                   1,750
 Unearned revenue                                              5,795
 Other accrued expenses                                        2,506
          TOTAL CURRENT LIABILITIES                           41,938

SHAREHOLDERS' DEFICIT
 Common stock, no par value; 7,500 shares authorized;
  500 shares issued and outstanding                              100
 Retained deficit                                             (6,744)
          TOTAL SHAREHOLDER'S DEFICIT                         (6,644)
                                                           $  35,294



  See accompanying summary of significant accounting policies and notes to the financial statements.

                               INTERACCESS CORP.
                               -----------------

                            Statement of Operations

                     For The Year Ended December 31, 1998






REVENUES
 Sales and                                             $ 273,516
 Less: discounts                                         (11,225)
                                                       -----------
            NET REVENUES                                 262,291
                                                       -----------

OPERATING COSTS AND EXPENSES
 Cost of sales and services                              139,773
 Salaries and payroll taxes                               69,847
 Consulting fees                                          15,901
 Rent, related party (Note B)                              6,425
 Professional fees                                         2,155
 Telephone                                                 3,318
 Travel                                                      686
 Insurance                                                 5,068
 Office and supplies                                       4,068
 Depreciation                                             18,486
 Other                                                     3,393
PROVISION FOR UNCOLLECTIBLE ACCOUNTS                      50,100
                                                       ----------
      TOTAL OPERATING COSTS AND EXPENSES                 319,220
      LOSS FROM OPERATIONS                               (56,929)


NON-OPERATING (EXPENSE) INCOME
    Interest expense (Note B)                             (1,813)
    Interest income                                           41
                                                       -----------
 LOSS BEFORE INCOME TAXES                                (58,701)

INCOME TAXES (Note D)                                          -
                                                        ----------
                    NET LOSS                            $(58,701)

Basic weighted average common shares outstanding             500
Basic loss per common share                             $(117.40)


        See accompanying summary of significant accounting policies and notes to the financial statements.

                               INTERACCESS CORP.
                               ----------------

                      Statement of Shareholder's Deficit

                   January 1, 1998 through December 31, 1998




               Additional          Total                    Total
               Common Stock        Paid-in        Retained  Shareholders'
               Shares    Par Value Capital        Deficit   Equity

Balance,
January 1,
1998            500      $  100    $    -         $ 51,957  $ 52,057

Net loss for
the year
ended
December 31,
1998 -           -            -         -         (58,701)   (58,701)

BALANCE,
DECEMBER 31,
1998            500      $ 100      $   -         $(6,744)  $ (6,644)




   See accompanying summary of significant accounting policies and notes to the financial statements.

                               INTERACCESS CORP.
                              ------------------

                            Statement of Cash Flows

                     For The Year Ended December 31, 1998







OPERATING ACTIVITIES
 Net loss                                                     $ (58,701)

 Transactions not requiring cash:
  Depreciation                                                   18,486
  Provision for uncollectible accounts                           44,100

 Changes in current assets and current liabilities:
  Increase in receivables and other current assets              (11,408)
  Increase in accounts payable and other
    current liabilities                                          22,017
                                                             ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                    14,494

INVESTING ACTIVITIES
 Purchases of equipment                                          (6,039)
                                                             ----------
    NET CASH (USED IN) INVESTING ACTIVITIES                      (6,039)

FINANCING ACTIVITIES
 Principal debt payments                                        (13,248)
                                                             ----------
    NET CASH (USED IN) FINANCING ACTIVITIES                     (13,248)

             NET INCREASE IN CASH                                (4,793)
Cash, beginning of period                                         5,137
                                                             ----------
             CASH, END OF PERIOD                                $   344

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
--------------------------------------------------
Cash paid during the period for:
    Interest                                                    $    -
    Income taxes                                                $    -


        See accompanying summary of significant accounting policies and notes to the financial statements.

                               INTERACCESS CORP.
                              ------------------

                  Summary of Significant Accounting Policies

                               December 31, 1998

Use of estimates
----------------

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash equivalents
----------------

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property, equipment and depreciation
------------------------------------

Property and equipment is stated at cost and depreciated using the straight-line
method over the estimated useful lives of the assets.   Maintenance and repair
costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income.

Revenues
--------

Revenues consist of monthly charged fees to members for Internet access, Internet access consulting and for certain customers, hardware and other computer equipment. Internet service revenues are recognized in the period services are provided. Sales of products, such as computers and related equipment are recognized when the products are delivered. From time to time, Internet customers may prepay for Internet service. Deferred revenue of $5,795 consists of payment received for services to be performed in future periods.

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Fair value of financial instruments
-----------------------------------

The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, receivables, payables and other current liabilities approximate fair value.

                               INTERACCESS CORP.
                              ------------------

                  Summary of Significant Accounting Policies

                               December 31, 1998

Earnings per common share
-------------------------

Effective December 31, 1997, SFAS 128 "Earnings per Share" requires a dual presentation of earnings per share-basic and diluted. Basic earnings per common share has been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted earnings per share.

Recently issued accounting pronouncements
-----------------------------------------

The Company has adopted the following new accounting pronouncements for the year ended December 31, 1998. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general- purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                               INTERACCESS CORP.
                               ----------------

                         Notes to Financial Statements

December 31, 1998

Note A:   Nature of Organization
------    ----------------------
 Interaccess Corp. (the "Company") was incorporated in Florida on March 29, 1995. The Company is an Internet service provider that was formed to help members derive meaningful benefits from the extensive resources of the Internet.




Note B:   Related party transactions
------    --------------------------
 During the year ended December 31, 1998, the Company paid an affiliate
 $550 per month for office space on a month-to-month basis. Rent expense for the year ended December 31, 1998 totaled $6,425. The affiliate also charged the Company $2,973 for services provided during the year ended December 31, 1998. The $2,973 is included in indebtedness to related parties in the accompanying financial statements.
 At January 1, 1998, the Company owed an officer $31,615 for working capital advances. The advances bear interest at seven percent and are due on demand. The Company repaid $13,248 during the year ended
 December 31, 1998.  The remaining balance of $18,367 at December 31,
 1998 is included in indebtedness to related parties in the accompanying balance sheet. Accrued interest on the advances totaled $1,750 at December 31, 1998 and is included as accrued interest expense, related party in the accompanying financial statements.

Note C:   Property and equipment
------    ----------------------
 Property and equipment consisted of the following at December 31, 1998:
    Furniture                                  401
    Computer hardware                       62,640
    Computer software                        3,388
                                         ---------
                                            66,429
    Less accumulated depreciation          (50,800)
                                         ----------
                                           $15,629

                               INTERACCESS CORP.
                              -------------------

                         Notes to Financial Statements

                               December 31, 1998

Note D:   Income taxes
------    ------------
 A reconciliation of the U.S. statutory federal income tax rate to the effective rate follows for the year ended December 31, 1998:

          U.S. statutory federal rate                   16.48%
          State income tax rate, net of federal
               benefit                                   0.00%
          Net operating loss for which no tax
      benefit is currently available                   -16.48%
                                                     ---------
                                                         0.00%

 Deferred taxes consisted of the following at December 31, 1998:

          Deferred tax asset, net operating
          loss
               carryforward                            $9,675
          Valuation allowance                         ( 9,675)
                                                      --------
               Net deferred taxes                      $    -

 The valuation allowance offsets the deferred tax assets for which there is no assurance of recovery. The change in the valuation allowance for the year ended December 31, 1998 totaled $9,675. The net operating loss carryforward expires through the year 2018.

 The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

                               INTERACCESS CORP.

Notes to Financial Statements

December 31, 1998

Note E:   Year 2000 compliance
------    --------------------
 The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities.

 The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

Note F:   Subsequent  event
------    -----------------
   Asset Purchase Agreement
   ------------------------
   Effective February 2, 1999, the Company consummated an Asset Purchase Agreement pursuant to which substantially all of its assets were sold to SkyLynx Communications, Inc. ("SkyLynx"), an Internet service provider operating in Florida, California and Oregon and serving approximately 1,400 customers. The purchase price of this acquisition was $390,770, consisting of $195,385 in cash and 25,607 shares of SkyLynx common stock.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Simply Internet, Inc.:

We have audited the accompanying balance sheet of Simply Internet, Inc. (a California corporation) as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simply Internet, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------
Tampa, Florida,
  June 18, 1999

                             SIMPLY INTERNET, INC.
                             ---------------------

                      BALANCE SHEET -- DECEMBER 31, 1998
                      ----------------------------------

                                    ASSETS
                                  ----------
CURRENT ASSETS:

  Cash                                                                                          $  45,892
  Prepaid expenses and other current assets                                                         4,308
                                                                                                ----------
            Total current assets                                                                   50,200

PROPERTY AND EQUIPMENT, net                                                                       148,846
                                                                                                ----------
            Total assets                                                                        $ 199,046
                                                                                                ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                              $ 114,914
  Accrued liabilities                                                                              11,490
  Deferred revenue                                                                                225,156
  Line of credit                                                                                   14,876
  Note payable to related party                                                                    28,637
  Current maturities of capital lease obligations                                                  40,445
                                                                                                ----------
            Total current liabilities                                                             435,518

CAPITAL LEASE OBLIGATIONS, net of current maturities                                               48,502
                                                                                                ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 1,000,000 shares authorized,
  52,632 shares issued and outstanding                                                             52,632
  Additional paid in capital                                                                       66,117
  Accumulated deficit                                                                            (403,723)
                                                                                                ----------
            Total stockholders' deficit                                                          (284,974)
                                                                                                ----------
            Total liabilities and stockholders' deficit                                         $ 199,046
                                                                                                ==========

       The accompanying notes are an integral part of this balance sheet.

                             SIMPLY INTERNET, INC.
                             ---------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------

                                                                                  1998             1997
                                                                               ----------       ----------
REVENUES                                                                       $1,353,746       $1,074,407
                                                                               ----------       ----------
COSTS AND EXPENSES:
  Cost of revenues                                                                255,861          181,266
  Selling, general and administrative                                           1,175,364          837,329
                                                                               ----------       ----------
            Total costs and expenses                                            1,431,225        1,018,595
                                                                               ----------       ----------
(LOSS) INCOME FROM OPERATIONS                                                     (77,479)          55,812
                                                                               ----------       ----------
OTHER EXPENSE:
  Interest                                                                        (20,664)          (3,325)
  Other                                                                           (58,309)         (25,724)
                                                                               ----------       ----------
            Total other expense                                                   (78,973)         (29,049)
                                                                               ----------       ----------
NET (LOSS) INCOME                                                              $ (156,452)      $   26,763
                                                                               ==========       ==========
NET (LOSS) INCOME PER SHARE - BASIC AND DILUTED                                $    (2.97)      $      .51
                                                                               ==========       ==========
SHARES USED IN COMPUTING NET (LOSS) INCOME
  PER SHARE - BASIC AND DILUTED                                                    52,632           52,632
                                                                               ==========       ==========

       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                             ---------------------


                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                      -----------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------



                                           Common Stock         Additional
                                       ---------------------     Paid-in       Accumulated
                                       Shares       Amount       Capital         Deficit         Total
                                       ------       --------    ----------     -----------     ----------
BALANCE, December 31, 1996             50,000       $50,000     $16,361        $(180,605)      $(114,244)

  Net income                                -             -           -           26,763          26,763

  Capital contributions                 2,632         2,632      14,368                -          17,000

  Distributions to stockholders             -             -           -          (92,231)        (92,231)
                                       ------       --------    ---------      -----------     ----------

BALANCE, December 31, 1997             52,632        52,632      30,729         (246,073)       (162,712)

  Net loss                                  -             -           -         (156,452)       (156,452)

  Capital contributions                     -             -      35,388                -          35,388

  Distributions to stockholders             -             -           -           (1,198)         (1,198)
                                       ------       --------    ---------      -----------     ----------
BALANCE, December 31, 1998             52,632       $52,632     $66,117        $(403,723)      $(284,974)
                                       ======       ========    =========      ===========     ==========

       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                             ---------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------

                                                                                   1998             1997
                                                                               ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                            $(156,452)       $  26,763
  Adjustments to reconcile net (loss) income to net cash
  provided by operating activities-
       Depreciation                                                               83,780           40,204
       Changes in operating assets and liabilities-
          Prepaid expenses and other current assets                                3,150           (5,343)
          Accounts payable                                                        44,918           41,304
          Accrued liabilities                                                      1,479            6,753
          Deferred revenue                                                        37,900          106,411
                                                                               ---------        ---------
              Net cash provided by operating activities                           14,775          216,092
                                                                               ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment                            (20,498)        (161,977)
  Proceeds from disposal of property and equipment                                45,525                -
                                                                               ---------        ---------
               Net cash provided by (used in)
                 investing activities                                             25,027         (161,977)
                                                                               ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit                                                    10,064           24,602
  Payments on line of credit                                                     (45,188)               -
  Proceeds from note payable to stockholder                                       30,000                -
  Payments on note payable to stockholder                                         (1,363)          (6,614)
  Payments on capital lease obligations                                          (26,658)               -
  Capital contributions                                                           35,388           17,000
  Distributions to stockholders                                                   (1,198)         (92,231)
                                                                               ---------        ---------
               Net cash provided by (used in)
                 financing activities                                              1,045          (57,243)
                                                                               ---------        ---------

NET INCREASE (DECREASE) IN CASH                                                   40,847           (3,128)

CASH, beginning of year                                                            5,045            8,173
                                                                               ---------        ---------
CASH, end of year                                                              $  45,892        $   5,045
                                                                               =========        =========

                             SIMPLY INTERNET, INC.
                             ---------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------
                                  (continued)




                                                     1998         1997
                                                   ---------    --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                        $  20,724    $ 3,325

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES:
     Equipment acquired under capital leases       $ 115,605    $     -


       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET,INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1998
                               -----------------



1. ORGANIZATION AND BUSINESS:
   --------------------------

Simply Internet, Inc. (the Company), was formed to provide high-speed Internet connectivity and enhanced Internet services through the use of wireline technologies. The Company was formed in 1996 through the investment of two individuals who made an initial contribution of $50,000 in exchange for 50,000 shares of the Company's stock. The Company sells primarily to business customers in the San Diego, California area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of depreciable assets.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services.

Income Taxes
------------

The Company has elected to report its earnings under Subchapter S of the Internal Revenue Code. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the stockholders could be changed accordingly.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

Income (Loss) per Share
-----------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share" (SFAS 128). The Company adopted SFAS 128 for the year ended December 31, 1997. Under SFAS 128, net income (loss) per share-basic is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share-diluted is determined by dividing the net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares during the period.

3. LIQUIDITY:
   ----------

The Company incurred a loss from operations for the year ended December 31, 1998. As further discussed in Note 7 to the financial statements, the Company's management sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx), in exchange for cash during the second quarter of 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.


4. PROPERTY AND EQUIPMENT:
   -----------------------

Property and equipment consisted of the following as of December 31, 1998:

                                                           Useful Lives
                                                             in Years         Amount
                                                           ------------     ---------
   Communications and computer equipment                        3           $ 248,256
   Furniture and fixtures                                       3              27,322
   Less- Accumulated depreciation and amortization                           (126,732)
                                                                            ---------
              Property and equipment, net                                   $ 148,846
                                                                            =========

5.  NOTE PAYABLE TO RELATED PARTY:
    ------------------------------

The Company has an unsecured note payable (the Note) to a previous stockholder, which bears interest at a rate of 10 percent and is due upon demand. Amounts outstanding under the Note at December 31, 1998, are classified as current liabilities in the accompanying balance sheet.

6.  LINE OF CREDIT:
    ---------------

On November 17, 1997, the Company entered into a $50,000 line of credit agreement (the Line) with a bank. The Line bears interest at 10.5 percent, which is payable monthly. The outstanding principal balance was due on November 17, 1998. The Line is secured by certain assets of the Company. At December 31, 1998, there was $14,876 of outstanding borrowings on the Line, and there were no borrowings available under the Line. The outstanding balance on the Line was paid during the first quarter of 1999.

7.  CAPITAL LEASE OBLIGATIONS:
    --------------------------

The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates appropriated at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases and accumulated amortization as of December 31, 1998, was $115,605 and $28,914, respectively.

Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:

                             Year Ending December 31,                                   Amount
                             -----------------------                                    ------
      1999                                                                              $ 50,466
      2000                                                                                47,114
      2001                                                                                 5,868
                                                                                        --------
      Net minimum lease payments under capital leases                                    103,448
      Less- Portion representing interest                                                (14,501)
                                                                                        --------
      Present value of net minimum lease payments                                         88,947
      Less- Current maturities                                                           (40,445)
                                                                                        --------
      Capital lease obligations, less current maturities                                $ 48,502
                                                                                        ========

     The lease agreements required payments of principal and interest under capital leases of $37,892 for 1998.

6.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Operating Leases
----------------

The Company leases office space and equipment under operating leases. These leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:

      Year Ending
      December 31,                                     Amount
      ------------                                     ------

        1999                                           $34,978
        2000                                             8,085
        2001                                             8,085
                                                       -------
                                                       $51,148
                                                       =======

Rent expense under operating leases for the year ended December 31, 1998 and 1997, totaled $31,067 and $18,610, respectively.

7.   SUBSEQUENT EVENT:
     ----------------

Effective April 26, 1999, the Company sold substantially all of its assets to SkyLynx for $2,123,775 in cash.

                             SIMPLY INTERNET, INC.
                             ---------------------


                        BALANCE SHEET -- MARCH 31, 1999
                        -------------------------------
                                  (Unaudited)



                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash                                                                                          $  19,323
  Prepaid expenses and other current assets                                                         4,353
                                                                                                ----------
            Total current assets                                                                   23,676

PROPERTY AND EQUIPMENT, net                                                                       138,194
                                                                                                ----------
            Total assets                                                                        $ 161,870
                                                                                                ==========
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                              $ 103,127
  Accrued liabilities                                                                              11,490
  Deferred revenue                                                                                257,870
  Note payable to stockholder                                                                      28,136
  Current maturities of capital lease obligations                                                  43,387
                                                                                                ----------
            Total current liabilities                                                             444,010

CAPITAL LEASE OBLIGATIONS, net of current maturities                                               38,109
                                                                                                ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 1,000,000 shares authorized,
    52,632 shares issued and outstanding                                                           52,632
  Additional paid in capital                                                                       96,117
  Accumulated deficit                                                                            (468,998)
                                                                                                ----------
            Total stockholders' deficit                                                          (320,249)
                                                                                                ----------
            Total liabilities and stockholders' deficit                                         $ 161,870
                                                                                                ==========


       The accompanying notes are an integral part of this balance sheet.

                             SIMPLY INTERNET, INC.
                             ---------------------

                           STATEMENTS OF OPERATIONS
                           ------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)



                                                                                       Three-month
                                                                                       Period Ended
                                                                                        March 31,
                                                                               -----------------------------
                                                                                  1999               1998
                                                                               ----------         ----------
REVENUES                                                                         $348,097          $315,442
                                                                               ----------         ----------
COSTS AND EXPENSES:
  Cost of revenues                                                                 93,698            64,807
  Selling, general and administrative                                             313,637           275,434
                                                                               ----------         ----------
            Total costs and expenses                                              407,335           340,241
                                                                               ----------         ----------
LOSS FROM OPERATIONS                                                              (59,238)          (24,799)

INTEREST EXPENSE                                                                   (4,894)           (2,693)
                                                                               ----------         ----------
NET LOSS                                                                         $(64,132)         $(27,492)
                                                                               ==========         ==========
NET LOSS PER SHARE - BASIC AND DILUTED                                           $  (1.22)         $   (.52)
                                                                               ==========         ==========
SHARES USED IN COMPUTING NET LOSS PER SHARE -
  BASIC AND DILUTED                                                              $ 52,632          $ 52,632
                                                                               ==========         ==========


        The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                             ---------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

          FOR THE THREE-MONTH PERIODS ENDED MARCH  31, 1999 AND 1998
          ----------------------------------------------------------
                                  (Unaudited)


                                                                                        Three-month
                                                                                        Period Ended
                                                                                          March 31,
                                                                                  ----------------------
                                                                                   1999            1998
                                                                                  ------          ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                         $(64,132)       $(27,492)
  Adjustments to reconcile net loss to net cash used in
     operating activities-
        Depreciation                                                                 26,631          20,945
        Changes in operating assets and liabilities-
           Prepaid expenses and other current assets                                    (45)         (4,416)
           Accounts payable                                                         (11,787)         (7,153)
           Deferred revenue                                                          32,714               -
                                                                                   ---------       ---------
              Net cash used in operating activities                                 (16,619)        (18,116)
                                                                                   ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment                                (8,079)         (9,747)
                                                                                   ---------       ---------
              Net cash used in investing activities                                  (8,079)         (9,747)
                                                                                   ---------       ---------
CASH FLOWS FINANCING ACTIVITIES:
  Proceeds from line of credit                                                            -          10,064
  Payments on line of credit                                                        (14,876)        (16,077)
  Proceeds from note payable                                                              -          30,000
  Payments on note payable                                                             (501)              -
  Payments on capital lease obligations                                             (15,351)              -
  Capital contributions                                                              30,000           6,000
  Distributions to stockholders                                                      (1,143)              -
                                                                                   ---------       ---------
              Net cash (used in) provided by
                 financing activities                                                (1,871)         29,987
                                                                                   ---------       ---------
NET (DECREASE) INCREASE IN CASH                                                     (26,569)          2,124

CASH, beginning of period                                                            45,892           5,045
                                                                                   ---------       ---------
CASH, end of period                                                                $ 19,323        $  7,169
                                                                                   =========       =========

                             SIMPLY INTERNET, INC.
                             ---------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

          FOR THE THREE-MONTH PERIODS ENDED MARCH  31, 1999 AND 1998
          ----------------------------------------------------------
                                  (Unaudited)
                                  (continued)



                                                                                       Three-month
                                                                                      Period Ended
                                                                                        March 31,
                                                                                   ------------------
                                                                                   1999          1998
                                                                                   ----          ----
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                           $4,894        $2,693

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
     Equipment acquired under capital leases                                       $7,900        $    -


       The accompanying notes are an integral part of these statements.

                               SIMPLY INTERNET,INC.
                               --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                MARCH 31, 1999
                                --------------
                                  (Unaudited)


1.  INTERIM FINANCIAL INFORMATION:
    ------------------------------

The interim financial statements as of March 31, 1999, and for the three-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Simply Internet, Inc.'s management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Members of
Net Asset, LLC:

We have audited the accompanying balance sheet of Net Asset, LLC (a California limited liability company) as of December 31, 1998, and the related statements of operations, members' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net Asset, LLC as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



Tampa, Florida,
  June 11, 1999

                                NET ASSET, LLC
                                --------------


                      BALANCE SHEET -- DECEMBER 31, 1998
                      ----------------------------------


                                    ASSETS
                                   ---------

CURRENT ASSETS:
  Cash                                                              $  15,980
  Accounts receivable, net of allowance for doubtful accounts
  of $2,945                                                            63,247
  Prepaid expenses and other current assets                             2,208
                                                                    ----------
            Total current assets                                       81,435

PROPERTY AND EQUIPMENT, net                                           338,657
            Total assets                                            $ 420,092
                                                                    ==========

                       LIABILITIES AND MEMBERS' DEFICIT
                       --------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                  $ 216,072
  Accrued liabilities                                                  32,433
  Deferred revenue                                                    115,864
  Current maturities of notes payable to members                      165,492
  Current maturities of capital lease obligations                      28,559
                                                                    ----------
            Total current liabilities                                 558,420

NOTES PAYABLE TO MEMBERS, net of current maturities                    15,400

CAPITAL LEASE OBLIGATIONS, net of current maturities                   58,752
                                                                    ----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Contributed capital                                                 482,992
  Accumulated deficit                                                (695,472)
                                                                    ----------
            Total members' deficit                                   (212,480)
                                                                    ----------
            Total liabilities and members' deficit                  $ 420,092
                                                                    ==========

      The accompanying notes are an integral part of this balance sheet.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------

                                                     1998          1997
                                                  -----------   ----------
REVENUES                                          $  819,307    $ 705,871
                                                  -----------   ----------

COSTS AND EXPENSES:
   Cost of revenues                                  467,934      434,237
   Selling, general and administrative               637,015      411,917
                                                  -----------   ----------
                  Total costs and expenses         1,104,949      846,154
                                                  -----------   ----------

LOSS FROM OPERATIONS                                (285,642)    (140,283)

OTHER INCOME                                          14,133            -

INTEREST EXPENSE                                     (19,435)     (12,602)
                                                  -----------   ----------

NET LOSS                                          $ (290,944)   $(152,885)
                                                  -----------   ----------


       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                        STATEMENTS OF MEMBERS' DEFICIT
                        ------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------


                                    Members'        Accumulated
                                     Capital          Deficit          Total
                                    ---------       -----------      ----------
BALANCE, December 31, 1996          $402,992        $(251,643)       $ 151,349

  Net loss                                 -         (152,885)        (152,885)
                                    ---------       -----------      ----------

BALANCE, December 31, 1997           402,992         (404,528)          (1,536)

  Capital contributions               80,000                -           80,000

  Net loss                                 -         (290,944)        (290,944)
                                    ---------       -----------      ----------

BALANCE, December 31, 1998          $482,992        $(695,472)       $(212,480)
                                    =========       ===========      ==========

       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------


                                                            1998         1997
                                                         ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                               $(290,944)  $(152,885)
  Adjustments to reconcile net loss to net cash used
     in operating activities-
        Depreciation                                        80,695      54,893
        Changes in operating assets and liabilities-
           Accounts receivable                              30,911     (92,192)
           Prepaid expenses and other current assets         1,728      (2,341)
           Accounts payable                                125,189      13,089
           Accrued liabilities                              16,742      13,263
           Deferred revenue                                 29,238      86,626
                                                         ----------  ----------
              Net cash used in operating activities         (6,441)    (79,547)
                                                         ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment      (45,734)   (110,067)
                                                         ----------  ----------
              Net cash used in investing activities        (45,734)   (110,067)
                                                         ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments) borrowings on notes payable, net              (13,108)    186,998
  Payments on capital lease obligations                     (8,746)          -
  Capital contributions                                     80,000           -
                                                         ----------  ----------
              Net cash provided by financing activities     58,146     186,998
                                                         ----------  ----------

NET INCREASE (DECREASE) IN CASH                              5,971      (2,616)
                                                         ----------  ----------
CASH, beginning of year                                     10,009      12,625
                                                         ----------  ----------

CASH, end of year                                        $  15,980   $  10,009
                                                         ==========  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Cash paid for interest                             $  19,436   $  12,634

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   FINANCING ACTIVITY:
      Equipment acquired under capital leases            $  96,057   $       -

       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1998
                               -----------------


1.   ORGANIZATION AND BUSINESS:
     --------------------------

Net Asset, LLC (the Company), is a California limited liability company formed in December 1996 pursuant to the terms of the Operating Agreement for Net Asset, LLC. The Company was formed through the investments of several individuals and a corporation, RhinoTrax, Inc. (RhinoTrax), collectively the Members. In connection with the Company's formation, RhinoTrax contributed cash and equipment of approximately $300,000 for a 73 percent interest in the Company. The Company was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. The Company sells primarily to business customers in the Fresno, California area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of depreciable assets.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

Income Taxes
------------

The Company has elected to report its earnings as a limited liability company under the Internal Revenue Code. All income or loss is reported through the Members' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the Members could be changed accordingly.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

3.   LIQUIDITY:
     ----------

The Company incurred operating losses from operations for the years ended December 31, 1998 and 1997. As further discussed in Note 9 to the financial statements, the Company's management sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx), in exchange for cash in April 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

4.   PROPERTY AND EQUIPMENT:
     -----------------------

Property and Equipment consisted of the following as of December 31, 1998:

                                                      Useful Lives
                                                       in Years     Amount
                                                      ------------  -------

     Communications equipment                              5        $ 221,876
     Computer equipment                                    5          224,851
     Furniture and fixtures                                5           31,271
     Less- Accumulated depreciation and amortization                 (139,341)
                                                                    ----------
            Property and equipment, net                             $ 338,657
                                                                    ==========

5.   NOTES PAYABLE TO MEMBERS:
     -------------------------

The Company has notes payable to various members. These members have loaned monies to the Company to fund operations. The notes payable bear interest at rates ranging from zero percent to 21.5 percent and mature at various dates through the year ending December 31, 2000.

Maturities of notes payable to members at December 31, 1998, are as follows:


                      Year Ending December 31,                      Amount
          ----------------------------------------                ----------
          1999                                                    $ 165,492
          2000                                                       15,400
                                                                  ----------
                                                                    180,892
     Less- Current maturities                                      (165,492)
                                                                  ----------
     Notes payable to members, net of current maturities          $  15,400
                                                                  ==========

6.   CAPITAL LEASE OBLIGATIONS:
     --------------------------

The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates appropriated at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases and accumulated amortization as of December 31, 1998, was $96,057 and $8,167, respectively.

Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:

                      Year Ending December 31,                      Amount
          ------------------------------------------              ---------

          1999                                                    $ 41,227
          2000                                                      43,356
          2001                                                      28,357
                                                                  ---------
          Net minimum lease payments under capital leases          112,940
          Less- Portion representing interest                      (25,629)
                                                                  ---------
          Present value of net minimum lease payments               87,311
          Less- Current maturities                                 (28,559)
                                                                  ---------
          Capital lease obligations, less current maturities      $ 58,752
                                                                  =========

The lease agreements required payments of principal and interest under capital leases of $14,999 for 1998.

7.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Operating Leases
----------------

The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:


     Year Ending
     December 31,                            Amount
     ------------                           --------

        1999                                $ 17,256
        2000                                  17,256
        2001                                  17,256
        2002                                  17,256
        2003                                  18,300
        Thereafter                            87,048
                                            --------
                                            $174,372
                                            ========

Rent expense under operating leases for the years ended December 31, 1998 and 1997, totaled $18,682 and $12,850, respectively.

8.   RELATED-PARTY TRANSACTIONS:
     ---------------------------

The Company obtained financing from various members to fund operations during 1998 and 1997. These obligations are payable according to the terms discussed in Note 5.

9.   SUBSEQUENT EVENT:
     -----------------

Effective April 29, 1999, the Company sold substantially all of its assets to SkyLynx for $1,175,000 in cash.

                                NET ASSET, LLC
                                --------------


                        BALANCE SHEET -- MARCH 31, 1999
                        -------------------------------
                                  (Unaudited)


                                  ASSETS
                                  ------
CURRENT ASSETS:

  Cash                                                                $  21,113
  Accounts receivable, net of allowance for doubtful accounts
     of $2,215 at March 31, 1999                                         44,031
  Prepaid expenses and other current assets                               1,486
                                                                      ---------
            Total current assets                                         66,630

PROPERTY AND EQUIPMENT, net                                             319,253
                                                                      ---------
            Total assets                                              $ 385,883
                                                                      =========

             LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                    $ 308,090
  Accrued liabilities                                                    34,254
  Deferred revenue                                                       89,671
  Current maturities of notes payable to members                        144,281
  Current maturities of capital lease obligations                        29,958
                                                                      ---------
            Total current liabilities                                   606,254

NOTES PAYABLE TO MEMBERS, net of current maturities                      10,950

CAPITAL LEASE OBLIGATIONS, net of current maturities                     48,654
                                                                      ---------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Contributed capital                                                   482,992
  Accumulated deficit                                                  (762,967)
                                                                      ---------
            Total members' deficit                                     (279,975)
                                                                      ---------
            Total liabilities and members' deficit                    $ 385,883
                                                                      =========


      The accompanying notes are an integral part of this balance sheet.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)



                                                     Three-month
                                                     Period Ended
                                                       March 31,
                                                -----------------------
                                                   1999        1998
                                                ---------     ---------

REVENUES                                         $221,482     $180,311
                                                ---------     ---------
COSTS AND EXPENSES:
  Cost of revenues                               125,906       115,278
  Selling, general and administrative            155,407       152,617
                                                ---------     ---------
            Total costs and expenses             281,313       267,895
                                                ---------     ---------
LOSS FROM OPERATIONS                             (59,831)      (87,584)

INTEREST EXPENSE                                  (7,664)       (4,093)
                                                ---------     ---------

NET LOSS                                        $(67,495)     $(91,677)
                                                =========     =========


       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)



                                                             Three-month
                                                             Period Ended
                                                               March 31,
                                                          ---------------------

                                                            1999       1998
                                                          ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                $(67,495)   $(91,677)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities-
         Depreciation                                       23,987      17,228
         Changes in operating assets and liabilities-
            Accounts receivable                             19,216      19,367
            Prepaid expenses and other current assets          722      (4,395)
            Accounts payable                                92,018      22,331
            Accrued liabilities                              1,821          (9)
            Deferred revenue                               (26,193)     10,767
                                                          ---------   ---------
               Net cash provided by (used in)
                   operating activities                     44,076     (26,388)
                                                          ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment       (4,583)    (14,835)
                                                          ---------   ---------
               Net cash used in investing activities        (4,583)    (14,835)
                                                          ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments) borrowings on notes payable, net              (25,661)    (14,271)
  Payments on capital lease obligations                     (8,699)          -
  Capital contributions                                          -      55,000
                                                          ---------   ---------
               Net cash (used in) provided by
                   financing activities                    (34,360)     40,729
                                                          ---------   ---------

NET INCREASE (DECREASE) IN CASH                              5,133        (494)

CASH, beginning of period                                   15,980      10,009
                                                          ---------   ---------

CASH, end of period                                       $ 21,113    $  9,515
                                                          =========   =========

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------


           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)
                                  (Continued)


                                                          Three-month
                                                          Period Ended
                                                            March 31,
                                                         ------------------
                                                          1999       1998
                                                         -------    -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for interest                                 $ 6,074    $ 4,131

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITY:
  Equipment acquired under capital leases                $     -    $48,762


        The accompanying notes are an integral part of these statements.

                                 NET ASSET, LLC
                                 --------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                 MARCH 31, 1999
                                 --------------
                                  (Unaudited)



1.  INTERIM FINANCIAL INFORMATION:
    ------------------------------

The interim financial statements as of March 31, 1999, and for the three-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Net Asset, LLC's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders of
CalWeb Internet Services, Inc.:

We have audited the accompanying balance sheet of CalWeb Internet Services, Inc. (a California corporation) as of June 30, 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CalWeb Internet Services, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the years ended June 30, 1998 and 1997, in conformity with generally accepted accounting principles.

                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------

Tampa, Florida,
  July 19, 1999

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                        BALANCE SHEET -- JUNE 30, 1998
                        ------------------------------



                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                                                                 $146,880
  Accounts receivable, net of allowance for doubtful
    accounts of $5,363                                                                       173,712
  Prepaid expenses and other current assets                                                   21,151
  Deferred tax assets                                                                         26,710
                                                                                            --------
            Total current assets                                                             368,453

PROPERTY AND EQUIPMENT, net                                                                  235,610
                                                                                            --------
            Total assets                                                                    $604,063
                                                                                            ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                          $ 17,860
  Accrued liabilities                                                                        123,304
  Deferred revenue                                                                            58,292
  Income taxes payable                                                                        23,697
  Current maturities of long-term debt                                                        34,312
                                                                                            --------
            Total current liabilities                                                        257,465

LONG-TERM DEBT, net of current maturities                                                     82,048

DEFERRED TAX LIABILITIES                                                                      27,536
                                                                                            --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; 100,000 shares authorized,
    100 shares issued and outstanding                                                         10,000
  Retained earnings                                                                          227,014
                                                                                            --------
            Total stockholders' equity                                                       237,014
                                                                                            --------
            Total liabilities and stockholders' equity                                      $604,063
                                                                                            ========


      The accompanying notes are an integral part of this balance sheet.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                  ------------------------------------------



                                                                               1998            1997
                                                                               ----            ----
REVENUES                                                                       $1,350,361      $1,081,633
                                                                               ----------      ----------
COSTS AND EXPENSES:
  Cost of revenues                                                                358,182         303,125
  Selling, general and administrative                                             760,016         632,418
                                                                               ----------      ----------
            Total costs and expenses                                            1,118,198         935,543
                                                                               ----------      ----------

INCOME FROM OPERATIONS                                                            232,163         146,090
                                                                               ----------      ----------
OTHER INCOME (EXPENSE):
  Interest                                                                          1,792             889
  Other                                                                             2,191          (1,176)
                                                                               ----------      ----------
            Total other income (expense)                                            3,983            (287)
                                                                               ----------      ----------

NET INCOME BEFORE PROVISION FOR INCOME TAXES                                      236,146         145,803

PROVISION FOR INCOME TAXES                                                         94,071          58,803
                                                                               ----------      ----------
NET INCOME                                                                     $  142,075      $   87,000
                                                                               ==========      ==========
NET INCOME PER SHARE - BASIC AND DILUTED                                       $    1,421      $      870
                                                                               ==========      ==========
SHARES USED IN COMPUTING NET INCOME PER SHARE -
  BASIC AND DILUTED                                                                   100             100
                                                                               ==========      ==========


       The accompanying notes are an integral part of these statements.

                         CALWEB INTERNET SERVICES, INC.
                         ------------------------------


                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                   ------------------------------------------




                                                    Common Stock          Retained
                                              ----------------------
                                                Shares       Amount       Earnings      Total
                                              ----------    --------     ----------    ---------
BALANCE, June 30, 1996                           100        $10,000      $  (2,061)    $  7,939

     Net income                                    -              -         87,000       87,000
                                              ----------    --------     ----------    ---------

BALANCE, June 30, 1997                           100         10,000         84,939       94,939

     Net income                                    -             -         142,075      142,075
                                              ----------    --------     ----------    ---------

BALANCE, June 30, 1998                           100        $10,000      $ 227,014     $237,014
                                              ==========    ========     ==========    =========


        The accompanying notes are an integral part of these statements.

                         CALWEB INTERNET SERVICES, INC.
                         ------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                   ------------------------------------------



                                                                                     1998           1997
                                                                                  ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                   $ 142,075       $  87,000
     Adjustments to reconcile net income to net cash provided by operating activities-
               Depreciation and amortization                                         48,682          22,402
               Loss on disposition of property and equipment                              -           1,466
               Changes in operating assets and liabilities-
                    Accounts receivable                                             (74,568)        (27,990)
                    Prepaid expenses and other current assets                       (17,155)        (18,499)
                    Deferred tax assets                                              26,796          (2,473)
                    Accounts payable                                                (34,672)         38,510
                    Accrued liabilities                                              96,283          10,162
                    Deferred revenue                                                (33,163)         26,029
                    Income taxes payable                                              8,226          12,303
                                                                                  ----------      ----------
                         Net cash provided by operating activities                  162,504         148,910
                                                                                  ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition of property and equipment                           (183,556)        (66,834)
     Proceeds from disposition of property and equipment                                  -           2,900
                                                                                  ----------      ----------
                         Net cash used in investing activities                     (183,556)        (63,934)
                                                                                  ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of debt                                                  92,073               -
     Principal debt payments                                                        (12,517)        (22,360)
                                                                                  ----------      ----------
                         Net cash provided by (used in) financing activities         79,556         (22,360)
                                                                                  ----------      ----------

NET INCREASE IN CASH                                                                 58,504          62,616

CASH, beginning of year                                                              88,376          25,760
                                                                                  ----------      ----------

CASH, end of year                                                                 $ 146,880       $  88,376
                                                                                  ==========      ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for-
          Interest                                                                $   3,997       $   9,791
          Taxes                                                                   $  73,750       $  67,425


        The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                 JUNE 30, 1998
                                 -------------



1.  ORGANIZATION AND BUSINESS:
    --------------------------

CalWeb Internet Services, Inc., a California corporation (the Company), was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. Since its incorporation in 1995, the Company has grown to provide Internet access to approximately 7,000 residential and commercial customers in the Sacramento metropolitan area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of depreciable assets. Amortization of leasehold improvements is determined using the straight-line method over the shorter of the estimated useful life of the improvements or the term of the lease.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, comprised primarily of Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

Income Taxes
------------

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
128). The Company adopted SFAS 128 for the year ended June 30, 1997. Under SFAS 128, net income (loss) per share-basic is determined by dividing net income
(loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share-diluted is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares during the period.

3.   PROPERTY AND EQUIPMENT:
     -----------------------

Property and equipment consisted of the following as of June 30, 1998:

                                                                     Useful Lives
                                                                       in Years          Amount
                                                                    ---------------    ----------
   Computer equipment                                                     5              $309,081
   Office equipment                                                       5                 6,101
   Leasehold improvements                                                 3                 4,102
                                                                                       ----------
                                                                                          319,284
   Less- Accumulated depreciation and amortization                                        (83,674)
                                                                                       ----------
            Property and equipment, net                                                  $235,610
                                                                                       ==========

4.   LONG-TERM DEBT:
     ---------------

Long-term debt consisted of the following at June 30, 1998:

                                                                                       Amount
                                                                                    --------------
   Note payable to a bank, maturing 2002                                                $ 92,073
   Notes payable to stockholders, maturities from 2000 to 2001                            14,837
   Note payable to an employee, maturing 2001                                              9,450
                                                                                    ------------
                                                                                         116,360
   Less- Current maturities                                                              (34,312)
                                                                                    ------------
   Long-term debt, net of current maturities                                            $ 82,048
                                                                                    ============

For the fiscal years ending June 30, 1998 and 1997, the Company recorded $3,997 and $9,791 in interest expense, respectively.

The note payable to a bank is secured by all of the Company's assets. Principal and interest are payable in monthly installments of $2,675 at the prime lending rate plus 2.75 percent (11.25 percent at June 30, 1998). The Company has restrictive and various financial covenants with which the Company was in compliance at June 30, 1998.

Notes payable to stockholders consists of three notes payable to certain officers of the Company. These notes are payable in equal quarterly principal installments of $1,100, $500 and $63, respectively, plus accrued interest. Each of the notes bears interest at a face rate of 5.75 percent. On December 31, 1998, the Company paid the remaining principal on two of the notes; the Company paid the outstanding principal on the third note on February 28, 1999.

The note payable to an employee is payable in equal monthly principal installments of $350 plus accrued interest and bears interest at a face rate of 8 percent. On August 31, 1998, the Company repaid the entire remaining principal balance outstanding on this note.

At June 30, 1998, maturities of long-term debt were as follows:

            Year Ending
              June 30,                               Amount
           ----------------                     ---------------
                 1999                                $ 34,312
                 2000                                  36,960
                 2001                                  31,706
                 2002                                  13,382
                                                   ----------
                                                     $116,360
                                                   ==========

5.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Operating Leases
----------------

The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at June 30, 1998, are as follows:

       Year Ending
         June 30,                               Amount
      --------------                         ------------
           1999                                 $15,278
           2000                                   6,250
           2001                                   4,451
           2002                                   1,155
                                               --------
                                                $27,134
                                               ========

Rent expense under operating leases for the years ended June 30, 1998, and 1997, totaled $53,158 and $49,827, respectively.

6.   INCOME TAXES:
     -------------

Provision for income taxes consisted of the following as of June 30, 1998 and 1997:

                                                                              1998             1997
                                                                         -------------     -----------
     Current
          Federal                                                           $52,349          $47,844
          State                                                              14,926           13,431
                                                                          ---------        ---------
               Total current                                                 67,275           61,275
                                                                          ---------        ---------

     Deferred:
          Federal                                                            20,847           (1,930)
          State                                                               5,949             (542)
                                                                          ---------        ---------
               Total deferred                                                26,796           (2,472)
                                                                          ---------        ---------
               Provision for income taxes                                   $94,071          $58,803
                                                                          =========        =========

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. The components of the Company's deferred income tax assets and liability consisted of the following as of June 30, 1998:

                                                                                        Amount
                                                                                      ----------
     Deferred tax assets:
          Deferred revenue                                                            $  23,218
          Accrued vacation                                                                1,156
          Allowance for doubtful accounts                                                 1,856
          Other                                                                             480
                                                                                      ---------
               Total deferred tax assets                                                 26,710

     Deferred tax liability:
          Property and equipment                                                        (27,536)
                                                                                      ---------
               Net deferred tax liability                                             $    (826)
                                                                                      =========

The differences between the Company's effective income tax rate and the federal statutory rate are reconciled as of June 30, 1998 and 1997, and are as follows :

                                                                             1998             1997
                                                                         ------------      ----------
     Federal statutory rate                                                     34.0%          34.0%
     State income taxes, net of federal taxes                                    5.8            5.8
     Other                                                                         -            0.5
                                                                            --------       --------
               Effective income tax rate                                        39.8%          40.3%
                                                                            ========       ========

7.   RELATED-PARTY TRANSACTIONS:
     --------------------------

As discussed in Note 4, the Company has several notes payable outstanding to its officers and an employee.

During the first three months of the year ended June 30, 1997, the Company leased its primary office facility from the officers of the Company. Of the $49,827 charged to rental expense in fiscal 1997, $10,500 represents rental payments made to the officers of the Company.

In early fiscal 1997, the Company paid approximately $18,000 to an individual with whom the Company had entered into a revenue sharing agreement. This payment was made in consideration for early termination of the agreement and was roughly equivalent to the economic benefit that this individual would have received had the agreement remained in force for its full term. Based on the terms of the release agreement, the Company bears no further liability for amounts under the revenue sharing agreement; thus, no further amounts have been reflected in the accompanying financial statements. The payment was expensed in the year ended June 30, 1997.

8.   SUBSEQUENT EVENTS:
     -----------------

On April 20, 1999, the Company entered into an agreement with SkyLynx Communications, Inc. (SkyLynx), pursuant to which SkyLynx will acquire the Company for $2.6 million in cash and $1.7 million in SkyLynx common stock. The SkyLynx common stock issued upon consummation of the transaction will be classified as restricted shares under the Securities Act of 1933. Additionally, SkyLynx will hold back shares having a market value equivalent to 10 percent of the total purchase price for a period of one year following the transaction. Such shares will be used as collateral to secure any obligation of the Company to indemnify SkyLynx after the purchase has been closed.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                        BALANCE SHEET -- MARCH 31, 1999
                        -------------------------------
                                  (Unaudited)



                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                                                                 $314,772
  Accounts receivable, net of allowance for doubtful accounts of $4,659                      155,994
  Prepaid expenses and other current assets                                                   66,766
  Deferred tax assets                                                                         32,962
                                                                                            --------
            Total current assets                                                             570,494

PROPERTY AND EQUIPMENT, net                                                                  281,872
                                                                                            --------
            Total assets                                                                    $852,366
                                                                                            ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                          $ 36,468
  Accrued liabilities                                                                         38,552
  Deferred revenue                                                                           151,817
  Income taxes payable                                                                       159,794
  Current maturities of long-term debt                                                        49,478
                                                                                            --------
            Total current liabilities                                                        436,109

LONG-TERM DEBT, net of current maturities                                                     24,791
                                                                                            --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; 100,000 shares authorized,
  100 shares issued and outstanding                                                           10,000
  Retained earnings                                                                          381,466
                                                                                            --------
            Total stockholders' equity                                                       391,466
                                                                                            --------
            Total liabilities and stockholders' equity                                      $852,366
                                                                                            ========

       The accompanying notes are an integral part of this balance sheet.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           --------------------------------------------------------
                                  (Unaudited)


                                                                                        Nine-month
                                                                                       Period Ended
                                                                                         March 31,
                                                                            ----------------------------
                                                                                 1999            1998
                                                                            ----------        ----------
REVENUES                                                                    $1,302,722        $1,016,696
                                                                            ----------        ----------

COSTS AND EXPENSES:
  Cost of revenues                                                             328,727           264,761
  Selling, general and administrative                                          725,807           546,496
                                                                            ----------        ----------
            Total costs and expenses                                         1,054,534           811,257
                                                                            ----------        ----------

OPERATING INCOME                                                               248,188           205,439
                                                                            ----------        ----------

OTHER INCOME:
  Interest                                                                       3,283             1,193
  Other                                                                          5,290             1,404
                                                                            ----------        ----------
            Total other income                                                   8,573             2,597
                                                                            ----------        ----------

NET INCOME BEFORE PROVISION FOR INCOME TAXES                                   256,761           208,036

PROVISION FOR INCOME TAXES                                                     102,309            70,553
                                                                            ----------        ----------

NET INCOME                                                                  $  154,452        $  137,483
                                                                            ==========        ==========

NET INCOME PER SHARE - BASIC AND DILUTED                                    $    1,545        $    1,375
                                                                            ==========        ==========

SHARES USED IN COMPUTING NET INCOME PER SHARE - BASIC AND DILUTED                  100               100
                                                                            ==========        ==========



        The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           --------------------------------------------------------
                                  (Unaudited)


                                                                                                     Nine-month
                                                                                                    Period Ended
                                                                                                      March 31,
                                                                                              ------------------------
                                                                                                1999             1998
                                                                                              ----------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                  $ 154,452      $ 137,483
  Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                                             54,017         35,035
       Changes in operating assets and liabilities-
          Accounts receivable                                                                    17,718        (46,422)
          Prepaid expenses and other current assets                                             (45,615)       (38,750)
          Deferred tax assets                                                                   (33,788)        25,970
          Accounts payable                                                                       18,608        (22,322)
          Accrued liabilities                                                                   (84,752)        (3,765)
          Deferred revenue                                                                       93,525        (24,872)
          Income taxes payable                                                                  136,097         44,583
                                                                                              ----------     ---------
            Net cash provided by operating activities                                           310,262        106,940
                                                                                              ----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment                                          (100,279)      (117,425)
                                                                                              ---------      ---------
            Net cash used in investing activities                                              (100,279)      (117,425)
                                                                                              ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                                                 21,027         71,908
  Principal debt payments                                                                       (63,118)        (9,804)
                                                                                              ---------      ---------
            Net cash (used in) provided by financing activities                                 (42,091)        62,104
                                                                                              ---------      ---------

NET INCREASE IN CASH                                                                            167,892         51,619

CASH, beginning of period                                                                       146,880         88,376
                                                                                              ---------      ---------
CASH, end of period                                                                           $ 314,772      $ 139,995
                                                                                              =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for-
     Interest                                                                                 $   7,739      $   2,998
     Taxes                                                                                    $  46,765      $  38,750


        The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                MARCH 31, 1999
                                --------------
                                 (Unaudited)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Interim Financial Information
-----------------------------

The interim financial statements as of March 31, 1999, and for the nine-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Calweb Internet Services, Inc.'s management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
InfiCad Computing and Design, LLC:


We have audited the accompanying balance sheet of InfiCad Computing and Design, LLC (an Arizona limited liability company) as of December 31, 1998, and the related statements of operations, members' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InfiCad Computing and Design, LLC as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Phoenix, Arizona,
September 29, 1999

                       INFICAD COMPUTING AND DESIGN, LLC
                       ---------------------------------

                      BALANCE SHEET -- DECEMBER 31, 1998
                      ----------------------------------

                                    ASSETS



CURRENT ASSETS:
  Cash                                                    $     4,012
  Accounts receivable, net of
    allowance for doubtful
    accounts of $11,285                                       180,616
  Prepaid expenses and other current
    assets                                                     13,003
                                                          -----------
  Total current assets                                        197,631

PROPERTY AND EQUIPMENT, net                                   470,220
                                                          -----------
    Total assets                                          $   667,851
                                                          ===========


                        LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                        $   318,719
  Accrued liabilities                                          96,890
  Deferred revenue                                            224,256
Current maturities of capital lease
  obligations                                                 139,877
  Line of credit                                               97,958
Notes payable to members                                      736,630
                                                          -----------
    Total current liabilities                               1,614,330

CAPITAL LEASE OBLIGATIONS, net of current
  maturities                                                  193,111
                                                          -----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Contributed capital                                           1,500
  Accumulated deficit                                      (1,141,090)
                                                          -----------
      Total members' deficit                               (1,139,590)
                                                          -----------
      Total liabilities and
      members' deficit                                    $   667,851
                                                          ===========




       The accompanying notes are an integral part of this balance sheet.

                        INFICAD COMPUTING AND DESIGN, LLC
                        ---------------------------------

                            STATEMENTS OF OPERATIONS
                            -------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------


                                                          1998         1997


REVENUES                                              $1,410,340   $  798,264
                                                      ----------   ----------

COST AND EXPENSES:
     Cost of revenues                                    353,087      229,728
     Selling, general and administrative               1,415,805      794,188
          Total cost and expenses                      1,768,892    1,023,916
                                                      ----------   ----------

LOSS FROM OPERATIONS                                    (358,552)    (225,652)

INTEREST EXPENSE                                        (101,872)     (75,196)
                                                      ----------   ----------

NET LOSS                                              $ (460,424)  $ (300,848)
                                                      ==========   ==========




        The accompanying notes are an integral part of these statements.

                        INFICAD COMPUTING AND DESIGN, LLC
                        ---------------------------------

                         STATEMENTS OF MEMBERS' DEFICIT
                         -------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 -----------------------------------------------





                                       Members'     Accumulated
                                        Capital       Deficit          Total
                                     -----------    -----------     -----------


BALANCE, December 31, 1996           $     1,500    $  (379,818)    $  (378,318)

 Net loss                                   --         (300,848)       (300,848)
                                     -----------    -----------     -----------
BALANCE, December 31, 1997                 1,500       (680,666)       (679,166)

 Net loss                                   --         (460,424)       (460,424)
                                                    -----------     -----------

BALANCE, December 31, 1998           $     1,500    $(1,141,090)    $(1,139,590)







        The accompanying notes are an integral part of these statements.

                        INFICAD COMPUTING AND DESIGN, LLC
                        ---------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 -----------------------------------------------

                                               1998         1997
                                               ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                $(460,424)  $(300,848)
     Adjustments to reconcile net loss
          to net cash provided by
          (used in) operating activities-
          Depreciation and amortization        181,935     169,638
          Changes in operating assets
               and liabilities-
               Accounts receivable             (95,121)    (48,161)
               Prepaid expenses and
                  other current assets          (5,493)     (1,781)
               Accounts payable                235,274      26,397
               Accrued liabilities              36,319      40,451
               Deferred revenue                117,739      84,517
               Net cash provided
                 by (used in)
                 operating activities           10,229     (29,787)
                                             ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition of
          property and equipment               (57,143)   (176,986)
                                             ---------   ---------
     Net cash used in investing
          activities                           (57,143)   (176,986)
                                             ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on notes payable, net          368,000     121,050
     Payments on capital lease
          obligations                          (72,348)    (29,897)
     (Payments) borrowings on line of
          credit, net                         (262,042)    111,999
                                             ---------   ---------
          Net cash provided by
          financing activities                  33,610     203,152
                                             ---------   ---------

NET DECREASE IN CASH                           (13,304)     (3,621)

CASH, beginning of year                         17,316      20,937
                                             ---------   ---------

CASH, end of year                            $   4,012   $  17,316
                                             =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION:
          Cash paid for interest             $  73,392   $  47,465

SUPPLEMENTAL DISCLOSURE OF NON-CASH
     FINANCING ACTIVITY:
          Equipment acquired under
          capital leases                     $ 122,394   $ 303,279



The accompanying notes are an integral part of these statements.

                        INFICAD COMPUTING AND DESIGN, LLC
                        ---------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                         ------------------------------

                           DECEMBER 31, 1998 AND 1997
                          ----------------------------

1.   ORGANIZATION AND BUSINESS:
     -------------------------

     InfiCad Computing and Design, LLC (the Company) is an Arizona limited liability company, formed in February 1996 pursuant to the terms of the Operating Agreement for InfiCad Computing and Design, LLC. The Company was formed through the investments of three individuals (the Members) to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. The Company sells primarily to businesses in the Phoenix, Arizona area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

     Property and equipment are stated at cost. Depreciation and amortization are provided using the double-declining balance method over the estimated useful lives of depreciable assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

     Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided.

Income Taxes
------------

     The Company has elected to report its earnings as a limited liability company under the Internal Revenue Code. All income or loss is reported through the Members' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the Members could be changed accordingly.

Fair Value of Financial Instruments
-----------------------------------

     The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

Newly Issued Accounting Standard
--------------------------------

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance for capitalizing and expensing the costs of computer software developed or obtained for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company has not yet determined the effect of the adoption of SOP-98-1 on its financial reporting.

3.   LIQUIDITY:
     ---------

     The Company incurred operating losses for the years ended December 31, 1998 and 1997. As further discussed in Note 9 to the financial statements, the Company sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx) in exchange for cash and SkyLynx common stock in July 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

4.   PROPERTY AND EQUIPMENT:
     ----------------------

     Property and equipment consist of the following as of December 31, 1998:





                                           Useful
                                          Lives in
                                            Years       Amount
                                          --------      -------
   Communications equipment                    5        $ 782,653
   Computer equipment                          5           16,358
   Furniture and fixtures                      5           60,461
   Leasehold improvements                    3-5            6,010
                                                        ---------
                                                          865,482
   Less- Accumulated depreciation
        and amortization                                 (395,262)
                                                        ---------
Property and equipment, net                             $ 470,220



5.   NOTES PAYABLE TO MEMBERS:
     ------------------------

     The Company has notes payable to various members. These members have loaned monies to the Company to fund operations. The notes payable bear interest at 8.75 percent and are due on demand.

6.   CAPITAL LEASE OBLIGATIONS:
     -------------------------

     The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates inherent at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases, net of accumulated amortization, as of December 31, 1998, was $218,764.

     Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:






  Year Ending
  December 31,                           Amount
  ------------                         --------

  1999                                 $186,766
  2000                                  147,695
  2001                                   70,982
                                       --------
  Net minimum lease payments
  under capital leases                  405,443
  Less- Portion representing
  interest                              (72,455)
                                       --------
  Present value of net minimum
  lease payments                        332,988
  Less- Current maturities             (139,877)
                                       --------
  Capital lease obligations,
    less current maturities            $193,111



The lease agreements required payments of principal and interest under capital leases of $97,603 for 1998.

7.   LINE OF CREDIT:
     --------------

     The Company maintains a line of credit (the Line) with a financial institution, under which it may borrow up to $100,000. The Line bears interest at the prime rate (7.75 percent at December 31, 1998) plus one and a half and is due on June 18, 1999. The Company had $97,958 in borrowings under the Line as of December 31, 1998, and borrowings available under the Line were $2,042 at that date.

     The Line is secured by marketable securities owned by certain members of the Company.

8.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

Operating Leases
----------------

     The Company leases real estate and equipment under operating leases. Certain real estate and equipment leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

     Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:






  Year Ending
  December 31,                           Amount
  ------------                          -------

  1999                                 $146,295
  2000                                  102,634
  2001                                   13,655
                                      ---------

                                       $262,584
                                      =========



Rent expense under operating leases for the years ended December 31, 1998 and 1997, totaled $153,978 and $66,107, respectively.

9.   SUBSEQUENT EVENT:
     ----------------

     Effective July 29, 1999, the Company sold substantially all of its assets to SkyLynx for $1,125,000 in cash and $1,450,000 in SkyLynx common stock. The cash portion of the purchase price was paid as follows: (i) $125,388 was retained by SkyLynx in repayment of a loan, (ii) $520,553 was paid to certain creditors of the Company, and (iii) the remaining $479,059 was paid to the Company. The common stock issued upon consummation of the transaction is classified as restricted shares under the Securities Act of 1933. Additionally, SkyLynx will hold back shares having a market value equivalent to $257,500 for a period of one year following the transaction. Such shares will be used as collateral to secure any obligation of the Company to indemnify SkyLynx after the purchase has been closed.

                        INFICAD COMPUTING AND DESIGN, LLC
                        ---------------------------------

                         BALANCE SHEET -- JUNE 30, 1999
                         ------------------------------
                                   (Unaudited)

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                       $      --
  Accounts receivable, net of
    allowance for doubtful accounts
    of $7,484 at June 30, 1999                   227,971
  Prepaid expenses and other
    current assets                                11,712
                                             -----------
    Total current assets                         239,683

PROPERTY AND EQUIPMENT, net                      406,682
    Total assets                             $   646,365
                                             ===========

                        LIABILITIES AND MEMBERS' DEFICIT
                        --------------------------------

CURRENT LIABILITIES:
  Accounts payable                           $   610,638
  Accrued liabilities                            124,115
  Deferred revenue                               119,816
  Current maturities of capital
    lease obligations                             77,801
  Line of credit                                 175,000
  Notes payable to members and
    related parties                              879,630
                                             -----------
    Total current liabilities                  1,987,000

CAPITAL LEASE OBLIGATIONS, net of current
  maturities                                     193,111
                                             -----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Contributed capital                              1,500
  Accumulated deficit                         (1,535,246)
                                             -----------
    Total members' deficit                    (1,533,746)
                                             -----------
    Total liabilities and
    members' deficit                         $   646,365
                                             ===========




       The accompanying notes are an integral part of this balance sheet.

                        INFICAD COMPUTING AND DESIGN, LLC
                        ---------------------------------

                            STATEMENTS OF OPERATIONS
                            -------------------------

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998
             -------------------------------------------------------
                                   (Unaudited)

                                            Six-month
                                          Period Ended
                                            June 30,
                                     ----------------------
                                         1999         1998
                                       -------      -------
REVENUES                             $1,092,382   $ 653,200
                                     ----------   ---------

COST AND EXPENSES:
     Cost of revenues                   631,594     135,685
     Selling, general and
          administrative                796,996     737,832
                                     ----------   ---------
          Total cost and expenses     1,428,590     873,517
                                     ----------   ---------

LOSS FROM OPERATIONS                   (336,208)   (220,317)

INTEREST EXPENSE                        (57,948)    (50,360)
                                     ----------   ---------

NET LOSS                             $ (394,156)  $(270,677)
                                     ==========   =========



The accompanying notes are an integral part of these statements.

                        INFICAD COMPUTING AND DESIGN, LLC
                       ----------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998
             -------------------------------------------------------
                                   (Unaudited)

                                                 Six-month
                                               Period Ended
                                                 June 30,
                                       -----------------------------
                                            1999         1998
                                         ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                $(394,156)  $(270,677)
 Adjustments to reconcile net
  loss to net cash (used in)
  provided by operating
  activities-
  Depreciation                             105,994      57,656
  Changes in operating assets
  and liabilities-
  Accounts receivable                      (47,355)    (48,775)
  Prepaid expenses and other
  current assets                             1,291         290
  Accounts payable                         291,919      235274
  Accrued liabilities                       27,225      31,540
  Deferred revenue                        (104,440)     58,870
                                         ---------   ---------
  Net cash (used in) provided
  by operating activities                 (119,522)     64,178
                                         ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash paid for acquisition of
 property and equipment                    (42,456)    (49,710)
                                         ---------   ---------
 Net cash used in investing
 activities                                (42,456)    (49,710)
                                         ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings on notes payable, net          143,000     100,000
 Payments on capital lease
 obligations                               (62,076)    (42,429)
 Borrowings (payments) on line
 of credit, net                             77,042     (36,000)
                                         ---------   ---------
 Net cash provided by financing
 activities                                157,966      21,571

NET (DECREASE) INCREASE IN CASH             (4,012)     36,039

CASH, beginning of period                    4,012      17,316
                                         ---------   ---------

CASH, end of period                      $      -    $  53,355
                                         =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for interest                  $  32,194   $  31,100

SUPPLEMENTAL DISCLOSURE OF NON-CASH
 FINANCING ACTIVITY:
 Equipment acquired under
 capital leases                          $      -    $ 106,691



The accompanying notes are an integral part of these statements.

                        INFICAD COMPUTING AND DESIGN, LLC
                       ----------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                         ------------------------------

                                  JUNE 30, 1999
                                  -------------
                                   (Unaudited)


1.   INTERIM FINANCIAL INFORMATION:

     The interim financial statements as of June 30, 1999, and for the six-month periods ended June 30, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of InfiCad Computing and Design, LLC's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

================================================================================

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.





                         SkyLynx Communications, Inc.

                                 Common Stock

                               18,455,139 Shares





                                April   , 2000

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers


     As permitted of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability;

     . for any breach of the director's duty of loyalty to us or our stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchase; or

     . for any transaction from which the director derived an improper personal benefit.

     In addition, our Amended and Restated Certificate of Incorporation and Amended Bylaws provide that:

     . we are required to indemnify our directors, officers employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

     . we are required to advance expenses, as incurred, to our directors, officers, employees and agents in connection with a legal proceeding.

     In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Amended Bylaws, we have entered into indemnification agreements with our senior executive officers. These agreements provide for the indemnification of those officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

     The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Company in connection with the sale of common stock being registered hereby.

                                 Item                     Amount
                                 ----                     ------

SEC registration fee                                      $  8,222

Legal fees and expenses                                   $ 15,000*

Accounting fees and expenses                              $ 10,000*

Miscellaneous expenses                                    $  6,778

     Total                                                $ 40,000

   *Estimated

Item 26.  Recent Sales of Unregistered Securities

     1. In September 1996, we issued an aggregate of 653,846 shares of our common stock to our initial officers and directors for services provided to us by these persons. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     2. In October 1997, we issued an aggregate of 492,307 shares of our common stock to six consultants in consideration of services rendered. The shares were valued at $.013 per share. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     3. Between April and December 1997, we sold an aggregate of 781,805 shares of our common stock for gross proceeds of $999,501. The shares were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and to a limited number of other investors who satisfied certain investor suitability requirements including, without limitation, that they possessed a level of knowledge and experience in financial and business matters enabling them to evaluate the merits and risks of an investment in our common stock. The shares were issued without registration under the Securities Act in reliance upon the exemption provided in Rule 504 of Regulation D under the Securities Act.

     4. In December 1997, we issued an aggregate of 6,875,000 shares of our common stock in exchange for all of the issued and outstanding capital stock of SkyLynx Express Holdings, Inc. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     5. In May 1998, we issued 50,000 shares of our common stock to Nadex West, Inc. in consideration of the assignment of a lease covering two wireless communication channels in the Fresno, California area. The shares were issued exclusively to an entity that qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     6. From May to October 1998, we sold an aggregate of 988,750 units, each unit consisting of one share of series A convertible preferred stock and warrants to purchase two shares of our common stock, for aggregate consideration of $3,955,000, or $4.00 per unit. The shares were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and to a limited number of other investors who satisfied certain investor suitability requirements including, without limitation, that they possessed a level of knowledge and experience in financial and business matters enabling them to evaluate the merits and risks of an investment in our securities. The securities, which were acquired for investment purposes and subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon Section 4(2) thereof and Rule 506 of Regulation D thereunder.

     7. In June 1998, we issued an aggregate of 653,997 shares of our common stock in consideration of services rendered by consultants and other persons between April and June 1998. The shares were issued to non-affiliated persons, all of whom were "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     8. In October 1998, we issued an aggregate of 55,000 shares of our common stock in consideration of services rendered by consultants. The shares were issued to four non-affiliated persons, all of whom were "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     9. On January 1, 1999, we issued an aggregate of 450,000 shares of our common stock as signing bonuses for three of our executive officers, and 125,000 shares of our common stock to a non-affiliated person in exchange for services rendered. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     10. On January 7, 1999, we issued an aggregate of 121,355 shares of our common stock to a current employee and his consulting company as a signing bonus and for services rendered while this executive officer was a consultant to us. The securities were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     11. On January 21, 1999, we issued 3,919 shares of our common stock to a non-affiliated person in exchange for services rendered. The securities were issued exclusively to a person who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to
evaluate the merits and risks of an investment in our common stock.   The
securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     12. In January 1999, we issued and sold to one investor 263,158 units at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of our common stock, and warrants to purchase two additional shares of our common stock. The securities were sold exclusively to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     13. In January 1999, we issued an aggregate of 79,591 shares of our series A convertible preferred stock and warrants to purchase an aggregate of 159,182 shares of our common stock to broker-dealers as commissions for services rendered to us. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D
under the Securities Act.   The securities, which were taken for investment and
were subject to appropriate transfer restrictions, were issued without registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     14. In January 1999, we issued to one investor 600 shares of our series B convertible preferred stock, 15,000 shares of our common stock and warrants exercisable to purchase, in the aggregate, 120,000 shares of our common stock. The aggregate purchase price for these securities was $600,000. The securities were sold exclusively to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     15. On February 2, 1999, we issued an aggregate of 25,607 shares of our common stock in connection with our acquisition of substantially all of the assets of InterAccess Corp. The securities were issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and to one other investor who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     16. On March 23, 1999, we issued an aggregate of 19,110 shares of our common stock in connection with our acquisition of substantially all of the assets of ContiNet, LLC. The securities were issued to one investor who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

     17. In April 1999, we issued to private investors an aggregate of 721,419 shares of our series C convertible preferred stock, at a price of $4.00 per share. The aggregate purchase price for these securities was $2,885,676. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     18. On May 7, 1999, we issued an aggregate of 19,865 shares of our common stock in connection with our acquisition of substantially all of the assets of SeaTac.Net, Inc. The securities were sold to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and to one other investor who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     19. In May 1999, we issued to private investors an aggregate of 10,000 shares of our series D convertible preferred stock, at a price of $1,000 per share, and warrants to purchase an aggregate of 405,880 shares of our common stock. The aggregate purchase price for these securities was $10,000,000. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     20. In May 1999, we issued to private investors an aggregate of 3,000 shares of our series E convertible preferred stock, at a price of $1,000 per share, and warrants to purchase an aggregate of 91,674 shares of our common stock. The aggregate purchase price for these securities was $3,000,000. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     21. Between March 9, 1999 and July 9, 1999, we issued an aggregate of 581,300 shares of our common stock to holders of our series A convertible preferred stock upon their conversion of 323,900 shares of series A convertible preferred stock and the exercise of 257,400 warrants they held. The exercise price for each of the warrants was $2.00 per share, and we received an aggregate of $514,800 upon the exercise of the warrants by these preferred stockholders. The shares of common stock were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     22. On July 16, 1999, we issued an aggregate of 56,250 shares of our common stock in connection with our acquisition of substantially all the assets of Network Training and Consulting d/b/a ISAT Network. The securities were issued to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     23. On July 27, 1999, we issued an aggregate of 255,639 shares of our common stock in connection with our acquisition of all of the capital stock of CalWeb Internet Services, Inc. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     24. On July 29, 1999, we issued an aggregate of 216,620 shares of our common stock in connection with our acquisition of substantially all of the assets of Inficad Computing and Design, L.L.C. The securities were issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and to two other persons who each satisfied certain investor suitability requirements including, without limitation, that they possessed a level of knowledge and experience in financial and business matters enabling them to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

     25. In December 1999 we issued an aggregate of 345,406 shares of our common stock to the holder of our series B convertible preferred stock upon its conversion of 600 shares of series B convertible stock. The shares of common stock were issued exclusively to an entity who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     26. Between August 24, 1999 and January 6, 2000, we issued an aggregate of 1,908,299 shares of our common stock to holders of our series D convertible preferred stock upon their conversion of an aggregate of 5,560 shares of our series D convertible preferred stock. The shares of common stock were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     27. Between September 1999 and December 1999, we issued an aggregate of 1,000,000 shares of our common stock to holders of our series E convertible preferred stock upon their conversion of an aggregate of 3,000 shares of our series E convertible preferred stock. The shares of common stock were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     28. In November 1999 we issued $1,950,000 aggregate principal amount of convertible promissory notes and warrants exercisable to purchase certain shares of our common stock, determined based upon a formula which takes into account, among other things, the date of the closing of our Series F convertible preferred stock. The securities were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act and Rule 506 thereunder.

     29. On February 2, 2000, we issued 1,950 shares of our series F convertible preferred stock to 18 investors upon their conversion of $1,950,000 aggregate principal amount of our convertible promissory notes. The investors also acquired the right to purchase 749,665 shares of our common stock under the warrants issued in November 1999. The securities were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

     30. On February 2, 2000, we issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $.01 per share to one investor in connection with our offering of series F convertible preferred stock. The security was issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The security, which was taken for investment and was subject to appropriate transfer restrictions, was issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

     31. Effective February 2 and February 11, 2000, we issued an aggregate of 13,366 shares of our series F convertible preferred stock to 65 investors for an aggregate purchase price of $13,366,000. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

     32. On February 11, 2000, we issued an aggregate of 684,431 shares of our common stock in connection with our acquisition of Alternate Access, Inc. The securities were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

     33. On February 11, 2000, we issued an aggregate of 74,494 shares of our common stock in connection with our acquisition of Planetlink Communications, Inc. d/b/a Inforum Communications. The securities were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

     34. On February 11, 2000, we issued two warrants exercisable to purchase an aggregate of 500,000 shares of our common stock to one investor in exchange for services rendered to us in connection with our series F preferred stock offering. The first warrant is exercisable to acquire 400,000 shares of our common stock at an exercise price of $0.01 per share and the second warrant is exercisable to acquire 100,000 shares of our common stock at $3.00 per share. The securities were issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities
Act.

     35. Between March 7, 2000 and March 31, 2000, we issued an aggregate of 4,400 shares of our series D-1 convertible preferred stock to holders of our series D convertible preferred stock upon their exchange of an aggregate of 4,400 shares of our series D convertible preferred stock. The securities which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act.

     36. Between March 7, 2000 and March 31, 2000, we issued an aggregate of 3,000,000 shares of our common stock to holders to two holders of our series D-1 convertible preferred stock upon their conversion of an aggregate of 3,000 shares of our series D-1 convertible preferred stock. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     37. On March 10, 2000, we issued a warrant to purchase 526,316 shares of our common stock to one investor in consideration of such investor having participated in a private equity transaction in January 1999. The security was issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The security, which was taken for investment and was subject to appropriate transfer restrictions, was issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder.

Item 27.  Exhibits

Exhibit No.    Title
-----------    -----


   2.1 Agreement and Plan of Reorganization, dated as of August 5, 1997, by and among SkyLynx Express Holdings, Inc., Network System Technologies, Inc. and Allied Wireless, Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   2.2 Amendment No. 1, dated as of December 16, 1997, to Agreement and Plan of Reorganization by and among SkyLynx Express Holdings, Inc., Network System Technologies, Inc. and Allied Wireless, Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   2.3 Agreement and Plan of Merger, dated as of December 13, 1999, by and between SkyLynx Communications, Inc., a Colorado corporation, and SkyLynx Communications, Inc., a Delaware corporation (incorporated by reference to Exhibit 1.2 to the Company's Current Report on Form 8-K dated December 14, 1999 and filed with the SEC on December 20, 1999).

   3.1         [Reserved]

   3.2         [Reserved]

   3.3         [Reserved]

   3.4         [Reserved]

   3.5 Amended Bylaws of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

   3.6         [Reserved]

   3.7         [Reserved]

   3.8 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 1.3 to the Company's Current Report on Form 8-K dated December 14, 1999 and filed with the SEC on December 20, 1999).

   4.1 Certificate of Designation of Rights and Preferences of the Company's Series A Convertible Preferred Stock (included in
               Exhibit 3.8).

   4.2 Specimen Common Stock Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   4.3 Specimen Series A Convertible Preferred Stock Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.4 Specimen Class A Warrant Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.5 Specimen Class B Warrant Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.6 Certificate of Designation and Rights and Preferences of the Company's Series B Convertible Preferred Stock (included in
               Exhibit 3.8).

   4.7 Certificate of Designation and Rights and Preferences of the Company's Series C Convertible Preferred Stock (included in
               Exhibit 3.8).

   4.8 Certificate of Designation and Rights and Preferences of the Company's Series D Convertible Preferred Stock (included in
               Exhibit 3.8).

   4.9 Certificate of Designation and Rights and Preferences of the Company's Series E Convertible Preferred Stock (included in
               Exhibit 3.8).

   4.10 Form of Warrant issued to the holder of the Company's Series B Convertible Preferred Stock (incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   4.11 Form of Warrant issued to the holders of the Company's Series D Convertible Preferred Stock (incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).


   4.12 Form of Warrant issued to the holders of the Company's Series E Convertible Preferred Stock (incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form SB-2 Registration No. 333-83705)).


   4.13 Form of Warrant issued to the holders of the Company's Series F Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   4.14 Warrant, dated as of February 11, 2000, issued by the Company to the Wainwright & Co., Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   4.15 Form of Warrant, dated as of February 7, 2000, issued by the Company to Continental Capital & Equity Corporation (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   4.16 Form of Warrant, dated as of February 2, 2000, issued by the Company to Bulk Trade Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   4.17 Form of Warrant, dated as of March 10, 2000, issued by the Company to Eugene S. Tuma (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   4.18 Amended Certificate of Designation and rights and preferences of the Company's Series F Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   5.1         Opinion of Gibson, Dunn & Crutcher  (filed herewith).

   10.1 SkyLynx Communications, Inc. 1998 Equity Incentive Plan, as amended (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-8, Post-Effective Amendment No. 1 to (Registration No. 333-92065)).


   10.2 Asset Purchase and Sale Agreement, dated as of May 11, 1998, between the Company and Nadex West, Inc. (incorporated by reference to the same-numbered Exhibit to Amendment No. 1 to the Company's Registration Statement on Form 10-SB, filed with the SEC on September 18, 1998).

   10.3 License Agreement, dated as of December 16, 1997, between SkyLynx Express Holdings, Inc. and Network System Technologies, Inc. (incorporated by reference to the same numbered Exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10-SB, filed with the SEC on October 26, 1998).

   10.4        [Reserved]

   10.5        [Reserved]

   10.6 Asset Purchase Agreement, dated as of February 2, 1999, by and among the Company, InterAccess Corporation and Allen Cohen and Mark Dranoff (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated February 2, 1999 and filed with the SEC on February 16, 1999).

   10.7 Asset Purchase Agreement, dated as of March 24, 1999, between the Company, ContiNet, LLC and the members thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated March 24, 1999 and filed with the SEC on April 7,
               1999).

   10.8        [Reserved]

   10.9 Asset Purchase Agreement, dated as of April 26, 1999, by and among the Company, Simply Internet, Inc. and Jay P. and Sherilynne Lacny (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated April 28, 1999 and filed with the SEC on May 12, 1999).

   10.10 Asset Purchase Agreement, dated as of April 23, 1999, by and among the Company, SkyLynx Communications of California, Inc., Net Asset, LLC and the members thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated April 29, 1999 and filed with the SEC on May 14, 1999).

   10.11 Asset Purchase Agreement, dated as of May 6, 1999, by and among the Company, SkyLynx Communications of Pacific Northwest, Inc., SeaTac.Net, Inc. and the stockholders thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated May 7, 1999 and filed with the SEC on May 21, 1999).

   10.12 Purchase Agreement, dated as of January 18, 1999, by and between the Company and the holder of the Company's Series B Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   10.13 Registration Rights Agreement, dated as of January 18, 1999, by and between the Company and the holder of the Company's Series B Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   10.14 Form of Purchase Agreement by and between the Company and the holders of the Company's Series D Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   10.15 Form of Registration Rights Agreement by and between the Company and the holders of the Company's Series D Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   10.16 Purchase Agreement, dated as of May 6, 1999, by and between the Company and the holders of the Company's Series E Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   10.17 Form of Registration Rights Agreement by and between the Company and the holders of the Company's Series E Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-83705)).

   10.18       [Reserved]

   10.19 Stock Purchase Agreement, dated as of July 27, 1999, by and among the Company, SkyLynx Communications of California, Inc., CalWeb Internet Services, Inc., Robert DuGaue and Gloria DuGaue (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated July 27, 1999 and filed with the SEC on July 28, 1999).

   10.20 Asset Purchase Agreement, dated as of July 29, 1999, by and among the Company, Skylynx Communications MST Inc., Inficad Computing and Design, L.L.C. and the members of Inficad (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K, dated July 29, 1999 and filed with the SEC on August 10,
               1999).

   10.21 Form of Convertible Loan and Warrant Agreement, by and among the Company and certain investors (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   10.22 Agreement and Plan of Merger, dated as of December 10, 1999, by and among the Company, Alternate Access, Inc., Skylynx Communications of Pacific Northwest, Inc., Joseph Portman III and Sammie L. Portman (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K, dated February 11, 2000 and filed March 2, 2000).

   10.23 Amendment, dated as of February 11, 2000, to Agreement and Plan of Merger by and among the Company, Alternate Access, Inc., Skylynx Communications of Pacific Northwest, Inc., Joseph Portman III and Sammie L. Portman (incorporated by reference to
               Exhibit 1.2 to the Company's Current Report on Form 8-K, dated February 11, 2000 and filed March 2, 2000).

   10.24 Form of Series F Preferred Stock Purchase Agreement, dated as of February 2, 2000, by and between the Company and the holders of the Company's Series F Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   10.25 Form of Registration Rights Agreement, dated as of February 2, 2000, by and between the Company and the holders of the Company's Series F Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   10.26 Amendment No. 2 to Financial Services Agreement, dated as of December 22, 1999, between the Company and H.C. Wainwright & Co., Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   10.27 Amended and Restated Employment Agreement, dated as of August 23, 1999, between the Company and Jeffery A. Mathias (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-30152)).

   10.28 Amended and Restated Employment Agreement, dated as of August 23, 1999, between the Company and James E. Maurer (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-30152)).

   10.29 Amended and Restated Employment Agreement, dated as of August 23, 1999, between the Company and David H. Roberts (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-30152)).

   10.30 Employment Agreement, dated as of December 1, 1998, between the Company and Ned Abell (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-30152)).

   10.31 Employment Agreement, effective as of July 15, 1999, between the Company and Jenny J. Kim (incorporated by reference to Exhibit
               10.5 to the Company's Registration Statement on Form S-8 (Registration No. 333-30152)).

   10.32 Employment Agreement, as of July 9, 1998, between the Company and Steven R. Jesson (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   10.33 Modification Agreement, dated as of August 26, 1998, between the Company and Steven R. Jesson incorporated by reference to the same numbered Exhibit to the Company Annual Report in Form 10-KSB.

   16.1 Letter of Cordovano and Harvey, P.C. (incorporated by reference to Exhibit 18.0 to the Company's Current Report on Form 8-K dated December 31, 1998 and filed with the SEC on January 6, 1999).

   21.1 Subsidiaries of the Registrant (incorporated by reference to the same-numbered Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999).

   23.1        Consent of Arthur Andersen LLP (filed herewith).

   23.2        Consent of Cordovano and Harvey, P.C. (filed herewith).

   23.3        Consent of Gibson, Dunn & Crutcher (included in Exhibit
               5.1).

   24.1        Power of Attorney (included on signature page).


Item 28.  Undertakings

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on April 24, 2000.

                                     SKYLYNX COMMUNICATIONS, INC.



                                      /s/ Jeffery A. Mathias
                                     -------------------------------------
                                     Jeffery A. Mathias
                                     President and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each of Messrs. Ragano, Ridley and Smith, whose signature appears below, constitutes and appoints Jeffery A. Mathias and James E. Maurer and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                TITLE                           DATE

/s/ Jeffery A. Mathias         President, Chief Executive Officer
-------------------------      (Principal Executive Officer) and      April 24, 2000
Jeffery A. Mathias             Director

/s/ Francis P. Ragano          Chairman of the Board                  April 24, 2000
-------------------------
Francis P. Ragano

/s/ J. Samuel Ridley           Director and Vice Chairman of the      April 24, 2000
-------------------------      Board
J. Samuel Ridley

/s/ Robert J. Smith            Director                               April 24, 2000
-------------------------
Robert J. Smith

/s/ James E. Maurer            Chief Financial Officer (Principal     April 24, 2000
-------------------------      Financial and Accounting Officer)
James E. Maurer                and Director


                               INDEX OF EXHIBITS
                                FILED HEREWITH*

Number                   Description of Document
------                   -----------------------
5.1                      Opinion of Gibson, Dunn & Crutcher

23.1                     Consent of Arthur Andersen LLP

23.2                     Consent of Cordovano and Harvey, P.C.

23.3                     Consent of Gibson, Dunn & Crutcher (included in
                         Exhibit 5.1)

*  For a complete list of Exhibits to this Registration Statement, see Part II,
   Item 27.